================================================================================



                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,


                         CAPSTONE REALTY ADVISORS, LLC,
                                Master Servicer,


                           FIRST UNION NATIONAL BANK,
                            Back-up Master Servicer,


                           FIRST UNION NATIONAL BANK,
                                Special Servicer,


                                       and


                        WELLS FARGO BANK MINNESOTA, N.A.,
                        Trustee and REMIC Administrator,





                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 11, 2001

                        ---------------------------------

                                 $1,136,731,161

    Bank of America, N.A.-First Union National Bank Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates

                                  Series 2001-3



================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES

SECTION 1.01   Defined Terms...................................................
SECTION 1.02   Certain Calculations in Respect of the Mortgage Pool............
SECTION 1.03   Incorporation of Preliminary Statement..........................


                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01   Conveyance of Mortgage Loans and ED Loan REMIC Interests........
SECTION 2.02   Execution, Authentication and Delivery of Class V
               Certificates; Creation of CML Loan REMIC Regular
               Interests and CML Loan REMIC Residual Interest..................
SECTION 2.03   Acceptance of the CML Loan REMIC, ED Loan REMIC and
               REMIC I by Trustee..............................................
SECTION 2.04   Mortgage Loan Sellers' Repurchase or Substitution of
               Mortgage Loans for Material Document Defects and
               Material Breaches...............................................
SECTION 2.05   Representations and Warranties of the Depositor.................
SECTION 2.06   Representations and Warranties of the Master Servicer
               and the Back-up Master Servicer.................................
SECTION 2.07   Representations and Warranties of the Special Servicer..........
SECTION 2.08   Representations and Warranties of the Trustee and the
               REMIC Administrator.............................................
SECTION 2.09   Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests.......................................
SECTION 2.10   Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee.........................................
SECTION 2.11   Issuance of the REMIC II Certificates and the Class A-2F
               Regular Interest................................................
SECTION 2.12   Conveyance of the Class A-2F Regular Interest and the
               Excess Interest.................................................
SECTION 2.13   Issuance of Class A-2F Certificates.............................


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01   Administration of the Mortgage Loans............................
SECTION 3.02   Collection of Mortgage Loan Payments............................
SECTION 3.03   Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Servicing Advances; Reserve Accounts........
SECTION 3.04   Certificate Account, the Distribution Account, the
               Companion Distribution Account and the REMIC II
               Distribution Account............................................
SECTION 3.05   Permitted Withdrawals From the Certificate Account and
               the Distribution Account........................................
SECTION 3.06   Investment of Funds in the Certificate Account, the
               Interest Reserve Account, the Companion Distribution
               Account, the Excess Interest Distribution Account and
               the REO Account.................................................
SECTION 3.07   Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage...........................................
SECTION 3.08   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Subordinate Financing...............................
SECTION 3.09   Realization Upon Defaulted Mortgage Loans.......................
SECTION 3.10   Trustee to Cooperate; Release of Mortgage Files.................
SECTION 3.11   Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances............................
SECTION 3.12   Inspections; Collection of Financial Statements.................
SECTION 3.13   Annual Statement as to Compliance...............................
SECTION 3.14   Reports by Independent Public Accountants.......................
SECTION 3.15   Access to Certain Information...................................
SECTION 3.16   Title to REO Property; REO Account..............................
SECTION 3.17   Management of REO Property......................................
SECTION 3.18   Resolution of Defaulted Mortgage Loans and REO
               Properties......................................................
SECTION 3.19   Additional Obligations of the Master Servicer and the
               Special Servicer................................................
SECTION 3.20   Modifications, Waivers, Amendments and Consents.................
SECTION 3.21   Transfer of Servicing Between Master Servicer and
               Special Servicer; Record Keeping; Asset Status Report;
               Directing Certificateholder; CML Representative.................
SECTION 3.22   Sub-Servicing Agreements........................................
SECTION 3.23   Designation of Special Servicer by the Majority
               Certificateholder of the Controlling Class......................
SECTION 3.24   Confidentiality.................................................
SECTION 3.25   No Solicitation of Prepayments..................................
SECTION 3.26   Certain Matters with Respect to Loans Permitting
               Defeasance, Franchise Loans and Certain Loans Permitting
               Additional Debt.................................................
SECTION 3.27   Application of Default Charges..................................
SECTION 3.28   Swap Documents..................................................
SECTION 3.29   Servicing and Administration of the AB Mortgage Loans
               and the Companion Loans.........................................
SECTION 3.30   Performance of Borrower Credit Lease Obligations................


                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

SECTION 4.01   Distributions...................................................
SECTION 4.02   Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer........................
SECTION 4.03   P&I Advances....................................................
SECTION 4.04   Allocation of Realized Losses and Additional Trust Fund
               Expenses........................................................
SECTION 4.05   Interest Reserve Account........................................
SECTION 4.06   Excess Interest Distribution Account............................


                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01   The Certificates................................................
SECTION 5.02   Registration of Transfer and Exchange of Certificates...........
SECTION 5.03   Book-Entry Certificates.........................................
SECTION 5.04   Mutilated, Destroyed, Lost or Stolen Certificates...............
SECTION 5.05   Persons Deemed Owners...........................................
SECTION 5.06   Certification by Certificate Owners.............................
SECTION 5.07   Regarding the Identification of Certain
               Certificateholders..............................................


                                   ARTICLE VI

       THE DEPOSITOR, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE
                  SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

SECTION 6.01   Liability of the Depositor, the Master Servicer, the
               Special Servicer and the REMIC Administrator....................
SECTION 6.02   Merger, Consolidation or Conversion of the Depositor,
               the Master Servicer, the Special Servicer or the REMIC
               Administrator...................................................
SECTION 6.03   Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others......................................................
SECTION 6.04   Master Servicer, Special Servicer and REMIC
               Administrator Not to Resign.....................................
SECTION 6.05   Rights of the Depositor and the Trustee in Respect of
               the Master Servicer, the Special Servicer and the REMIC
               Administrator...................................................


                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01   Events of Default...............................................
SECTION 7.02   Trustee to Act; Appointment of Successor........................
SECTION 7.03   Notification to Certificateholders..............................
SECTION 7.04   Waiver of Events of Default.....................................
SECTION 7.05   Additional Remedies of Trustee Upon Event of Default............


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01   Duties of Trustee...............................................
SECTION 8.02   Certain Matters Affecting the Trustee...........................
SECTION 8.03   Trustee Not Liable for Validity or Sufficiency of
               Certificates or Mortgage Loans..................................
SECTION 8.04   Trustee May Own Certificates....................................
SECTION 8.05   Fees of Trustee; Indemnification of Trustee.....................
SECTION 8.06   Eligibility Requirements for Trustee............................
SECTION 8.07   Resignation and Removal of the Trustee..........................
SECTION 8.08   Successor Trustee...............................................
SECTION 8.09   Merger or Consolidation of Trustee..............................
SECTION 8.10   Appointment of Co-Trustee or Separate Trustee...................
SECTION 8.11   Appointment of Custodians.......................................
SECTION 8.12   Access to Certain Information...................................
SECTION 8.13   Filings with the Securities and Exchange Commission.............
SECTION 8.14   Companion Paying Agent..........................................
SECTION 8.15   Companion Register..............................................
SECTION 8.16   Co-Lender Agreement.............................................


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01   Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..................................................
SECTION 9.02   Additional Termination Requirements.............................


                                    ARTICLE X

                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

SECTION 10.01  REMIC Administration............................................
SECTION 10.02  Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator...........................
SECTION 10.03  Fees of the REMIC Administrator.................................
SECTION 10.04  Use of Agents...................................................
SECTION 10.05  Grantor Trust Administration....................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01  Amendment.......................................................
SECTION 11.02  Recordation of Agreement; Counterparts..........................
SECTION 11.03  Limitation on Rights of Certificateholders......................
SECTION 11.04  Governing Law...................................................
SECTION 11.05  Notices.........................................................
SECTION 11.06  Severability of Provisions......................................
SECTION 11.07  Successors and Assigns; Beneficiaries...........................
SECTION 11.08  Article and Section Headings....................................
SECTION 11.09  Notices to and from Rating Agencies and the Swap
               Counterparty....................................................
SECTION 11.10  Requests for Information; Standing Requests.....................

LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A-1       Form of Class A-1 Certificate
EXHIBIT A-2       Form of Class A-2 Certificate
EXHIBIT A-3       Form of Class A-2F Certificate
EXHIBIT A-4       Form of Class XC Certificate
EXHIBIT A-5       Form of Class XP Certificate
EXHIBIT A-6       Form of Class B Certificate
EXHIBIT A-7       Form of Class C Certificate
EXHIBIT A-8       Form of Class D Certificate
EXHIBIT A-9       Form of Class E Certificate
EXHIBIT A-10      Form of Class F Certificate
EXHIBIT A-11      Form of Class G Certificate
EXHIBIT A-12      Form of Class H Certificate
EXHIBIT A-13      Form of Class J Certificate
EXHIBIT A-14      Form of Class K Certificate
EXHIBIT A-15      Form of Class L Certificate
EXHIBIT A-16      Form of Class M Certificate
EXHIBIT A-17      Form of Class N Certificate
EXHIBIT A-18      Form of Class O Certificate
EXHIBIT A-19      Form of Class P Certificate
EXHIBIT A-20      Form of Class Q Certificate
EXHIBIT A-21      Form of Class R-I Certificate
EXHIBIT A-22      Form of Class R-II Certificate
EXHIBIT A-23      Form of Class [V-1] [V-2] [V-3] [V-4] [V-5] Certificate
EXHIBIT B         Form of Investment Representation Letter
EXHIBIT C-1       Form of Transfer Affidavit and Agreement Pursuant to
                  Section 5.02(d)(i)(B)
EXHIBIT C-2       Form of Transferor Certificate Pursuant to
                  Section 5.02(d)(i)(D)
EXHIBIT D         Request for Release
EXHIBIT E         Form of REO Status Report
EXHIBIT F         Form of ERISA Representation Letter
EXHIBIT G         [RESERVED]
EXHIBIT H         Form of Custodial Certification
EXHIBIT I         Form of Operating Statement Analysis Report
EXHIBIT J         Form of CMSA Servicer Watch List Criteria
EXHIBIT K         Form of NOI Adjustment Worksheet
EXHIBIT L         Request for Review
EXHIBIT M         Purchase Option Notice
EXHIBIT N         Companion Holder Notice Information
EXHIBIT O         S&P Defeasance Certificate
EXHIBIT P         Directing Certificateholder Reports Checklist

SCHEDULE I        Mortgage Loan Schedule
SCHEDULE II       Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III      Schedule of Exceptions under Section 2.04(a)
SCHEDULE IV       Class XP Reference Rate Schedule
SCHEDULE V        Primary Servicing Fee Rates

            This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of November 11, 2001, among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, CAPSTONE REALTY ADVISORS, LLC, as Master Servicer, FIRST UNION NATIONAL BANK, as Back-up Master Servicer, FIRST UNION NATIONAL BANK, as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee and as REMIC Administrator.


                            PRELIMINARY STATEMENT:

            The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

            As provided herein, the Trustee will elect that the Trust Fund, exclusive of the Class A-2F Regular Interest, the Swap Documents, the Floating Rate Account, the Excess Interest and the Excess Interest Distribution Account, be treated for federal income tax purposes as three separate real estate mortgage investment conduits described herein (the "CML Loan REMIC", "REMIC I" and "REMIC II" described herein respectively). The Trustee will elect to treat the segregated pool of assets consisting of the CMLs and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "CML Loan REMIC". The CML Loan REMIC Residual Interest will represent the sole class of "residual interests" in the CML Loan REMIC for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates. The CML Loan REMIC Senior Regular Interests will not be certificated and will be held by REMIC I. Each CML Loan REMIC Subordinate Regular Interest will be represented by a Class of Class V Certificates. The following table sets forth the initial CML Senior Balances and the Corresponding CML Loan REMIC Senior Regular Interests for each CML:

     Component         Initial CML          Corresponding CML Loan REMIC
   Mortgage Loan      Senior Balance          Senior Regular Interest
   -------------      --------------        ----------------------------

Loan No. 825999802      $2,068,836     CML-1 Loan REMIC Senior Regular Interest

Loan No. 835300003      $1,994,570     CML-2 Loan REMIC Senior Regular Interest

Loan No. 825114191      $2,159,589     CML-3 Loan REMIC Senior Regular Interest

Loan No. 835300002      $1,881,629     CML-4 Loan REMIC Senior Regular Interest

Loan No. 825999655      $1,479,221     CML-5 Loan REMIC Senior Regular Interest

            The following table sets forth the initial CML Subordinate Balances and the Corresponding CML Loan REMIC Subordinate Regular Interests for each CML:

     Component          Initial CML          Corresponding CML Loan REMIC
   Mortgage Loan    Subordinate Balance      Subordinate Regular Interest
   -------------    -------------------      ----------------------------

Loan No. 825999802        $467,358              Class V-1 Certificates

Loan No. 835300003        $443,761              Class V-2 Certificates

Loan No. 825114191        $455,569              Class V-3 Certificates

Loan No. 835300002        $450,113              Class V-4 Certificates

Loan No. 825999655        $312,166              Class V-5 Certificates

            In addition, the Depositor intends that the ED Loan be held as an asset of a REMIC (the "ED Loan REMIC") created pursuant to that certain Loan REMIC Declaration dated July 27, 2001, that the ED Loan REMIC Regular Interests be held as assets of REMIC I, and that the ED Loan REMIC Residual Interest be represented by the Class R-I Certificates.

            As provided herein, the Trustee will elect that the portion of the Trust Fund consisting of the Majority Mortgage Loans, the ED Loan REMIC Regular Interest and the CML Loan REMIC Senior Regular Interests shall be treated for federal income tax purposes as REMIC I. The Class A-1, Class A-2, Class XC, Class XP, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-2F Regular Interest constitute "regular interests" in REMIC II, and the Class R-II Certificates constitute the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions. The REMIC I Regular Interests listed in this Preliminary Statement under the heading "Corresponding REMIC I Regular Interests" constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I created hereunder for purposes of the REMIC Provisions.

            The portion of the Trust Fund consisting of the (i) the Class A-2F Regular Interest and the Swap Documents, and all payments thereunder, (ii) the Floating Rate Account and all amounts held from time to time in the Floating Rate Account, (iii) Excess Interest, (iv) the ED Loan REMIC Residual Interest and (v) the Excess Interest Distribution Account shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. The Class Q Certificates will represent beneficial interests in the portion of the Grantor Trust representing Excess Interest and the Excess Interest Distribution Account for federal income tax purposes. The Class A-2F Certificates will represent beneficial interests in the portion of the Grantor Trust representing the Class A-2F Regular Interest, the Swap Documents and the Floating Rate Account for federal income tax purposes. The Class R-I Certificates will represent beneficial interests in the portion of the Grantor Trust representing the ED Loan REMIC Residual Interest.

            The following table sets forth the designation, the Pass-Through Rate, and the Initial Class Principal Balance for each of the Classes of REMIC II Regular Certificates, the Class A-2F Certificates and the Class V
Certificates:


                            Initial                   Initial Class
Designation            Pass-Through Rate            Principal Balance
-----------            -----------------            -----------------

Class A-1              4.89000% per annum              $223,827,950
Class A-2             5.464000% per annum              $608,559,613
Class A-2F              LIBOR + 0.43%(1)                $50,000,000
Class B                5.66200% per annum               $42,627,419
Class C                5.76100% per annum               $17,050,967
Class D                5.85900% per annum               $17,050,968
Class E                5.92800% per annum               $14,209,139
Class F                6.04600% per annum               $17,050,968
Class G                6.45900% per annum               $17,050,967
Class H                6.56200% per annum               $14,209,139
Class J                6.90700% per annum               $14,209,140
Class K                6.25000% per annum               $29,839,193
Class L                6.25000% per annum                $8,525,484
Class M                6.25000% per annum                $8,525,483
Class N                6.25000% per annum               $14,209,140
Class O                6.25000% per annum                $5,683,656
Class P                6.25000% per annum                $5,683,655
Class Q                6.25000% per annum               $28,418,280
Class XC                  Variable(2)                $1,136,731,161(3)
Class XP                  Variable(2)                  $678,040,428(3)
Class V-1              6.87500% per annum               $467,358
Class V-2              7.37500% per annum               $443,761
Class V-3              7.50140% per annum               $455,569
Class V-4              6.87500% per annum               $450,113
Class V-5              7.00000% per annum               $312,166

---------------------------

(1) The Pass-Through Rate for the Class A-2F Regular Interest represented by the Class A-2F Certificates is 5.46400%.

(2) The Pass-Through Rates for each of the Class XC and Class XP Certificates will be calculated in accordance with the related definitions of "Class XC Pass-Through Rate" and "Class XP Pass-Through Rate", as applicable.

(3) The Class XC and Class XP Certificates will not have a Class Principal Balance; rather, each such Class of Certificates will accrue interest as provided herein on the related Class XC Notional Amount and Class XP Notional Amount, as applicable.


            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding Components of the Class X Certificates for each Class of the REMIC II Certificates (the "Corresponding Certificates").


                          Corresponding
     Corresponding       REMIC I Regular     Corresponding Components of Class X
   Certificates (1)       Interests (2)              Certificates (2)
   ----------------       -------------      -----------------------------------
     Class A-1                LA-1                        XA-1
                              LA-2C                       XA-2C
     Class A-2                LA-2P                       XA-2P

     Class A-2F               LA-2FC                      XA-2FC
                              LA-2FP                      XA-2FP

     Class B                  LB                          XB

     Class C                  LC                          XC

     Class D                  LD                          XD

     Class E                  LE                          XE

     Class F                  LF                          XF

     Class G                  LG                          XG

     Class H                  LH                          XH

     Class J                  LJ                          XJ

     Class K                  LK                          XK

     Class L                  LL                          XL

     Class M                  LM                          XM

     Class N                  LN                          XN

     Class O                  LO                          XO

     Class P                  LP                          XP

     Class Q                  LQ                          XQ

---------------------------

(1)   With respect to the Class A-2F Certificates, the Class A-2F Regular
      Interest.

(2) The REMIC I Regular Interest or Interests and the Component or Components of the Class X Certificates that correspond to any particular Class of Sequential Pay Certificates (or the Class A-2F Regular Interest in the case of the Class A-2F Certificates) also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interest" and (ii) "Corresponding Components", respectively, with respect to each other.


            The Class R-I and Class R-II Certificates will be Residual Certificates bearing no Pass-Through Rate and having no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount (i) remaining in the ED Loan REMIC after distributing all amounts distributable in respect of the ED Loan REMIC Regular Interests, (ii) remaining in the CML Loan REMIC after distributing all amounts distributable in respect of the CML Loan REMIC Senior Regular Interests and the Class V Certificates and (iii) remaining in the REMIC I Distribution Account after distributing the REMIC I Distribution Amount shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the ED Loan REMIC, the CML Loan REMIC or in the REMIC I Distribution Account, as applicable).

            Three mortgage loans (the "Companion Loans") with an aggregate initial principal amount of $4,948,450 are not part of the Trust Fund but are secured by corresponding Mortgages that secure related Mortgage Loans (each an "AB Mortgage Loan" and collectively, the "AB Mortgage Loans") that are part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be owned by the Companion Holder of the related Companion Loan.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:


                                    ARTICLE I

        DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL
                              AND THE CERTIFICATES

            SECTION 1.01 Defined Terms

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "AB Mortgage Loan": Each Mortgage Loan identified on the Mortgage Loan Schedule as loan numbers 825999525, 825999527 and 825999528.

            "Accrued Certificate Interest": With respect to any Class V Certificates, Class of REMIC II Regular Certificates and the Class A-2F Regular Interest, for any Distribution Date, one (1) month's interest (calculated on the basis of a 360-day year consisting of twelve thirty (30) day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Class V Certificates or Class of REMIC II Regular Certificates or Class A-2F Regular Interest outstanding immediately prior to such Distribution Date and, with respect to the Class XC and Class XP Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of Class V Certificates or Class of REMIC II Regular Certificates or the Class A-2F Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Accrued CML Senior Component Interest": With respect to each CML Senior Component for any Distribution Date, one (1) month's interest at the CML Remittance Rate applicable to such CML Senior Component for such Distribution Date, accrued on the related CML Senior Balance of such CML Senior Component outstanding immediately prior to such Distribution Date. For the avoidance of doubt, the Accrued CML Senior Component Interest in respect of any CML Senior Component for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Accrued Component Interest": With respect to each Component of the Class XC and Class XP Certificates for any Distribution Date, one month's interest at the Class XC Strip Rate or Class XP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated as described in the definitions of Class XC Strip Rate or Class XP Strip Rate, with respect to any Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": As defined in clause (iii) of the definition of "Mortgage Loan Schedule".

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Regular
Certificateholders receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan or related REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month in order to produce the actual amount of interest accrued (or, if such Mortgage Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Mortgage Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Mortgage Loan or REO Loan during such calendar month (or, in the case of an ARD Loan after its Anticipated Repayment Date, if such rate is less, the related Net Mortgage Rate in effect for such Mortgage Loan immediately prior to its Anticipated Repayment
Date). Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by
(ii) the actual number of days of accrued interest for the related period for such Mortgage Loan, divided by 30; provided however, that with respect to such Mortgage Loan or REO Loan, the Mortgage Rate for the one (1) month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one (1) day of interest retained for the one (1) month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. In the case of the ED Loan and each CML, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest and CML Loan REMIC Senior Regular Interests, respectively, for purposes of this definition and not the related Mortgage Loan or REO Loan.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(d), as applicable.

            "Adverse REMIC Event": With respect to each of the ED Loan REMIC, the CML Loan REMIC, REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in
Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer, in the case of a limited appraisal and summary report or internal valuation with respect to a Mortgage Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated by the Special Servicer as of (i) the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan was obtained by the Master Servicer or the Special Servicer, as the case may be, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of
Section 3.19(b) hereof, and (ii) as of each Determination Date following each anniversary of such Required Appraisal Loan's becoming a Required Appraisal Loan thereafter) until such loan is no longer a Required Appraisal Loan equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been received within the time period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

            "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

            "ARD Application Priority": Interest received in respect of an ARD Loan shall be applied as follows: first, to the payment of all interest due but not yet paid at the interest rate in effect immediately prior to the Anticipated Repayment Date; second, to the payment of interest due but not yet paid at the Excess Interest Rate, third; to the payment of Default Interest, if any, due in respect of the amount described in priority first; and fourth to the payment of Default Interest, if any, due in respect of the amount described in priority second.

            "ARD Loan": Any Mortgage Loan identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Mortgage Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date, the sum of (I) with respect to all of the Majority Mortgage Loans and the ED Loan, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Distribution Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) Prepayment Premiums, (iv) Excess Interest, (v) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited in the Distribution Account in error, (vii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of
Section 3.05(a), and (viii) with respect to each Majority Mortgage Loan and the ED Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one (1) month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(viii) of this definition; and (II) with respect to the CMLs, all amounts distributable pursuant to Section 4.01(k)(i), (ii) and (iii).

            "BACM": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Back-up Master Servicer": First Union National Bank, or its successor in interest.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bank": As defined in Section 2.08.

            "Bank of America": Bank of America, N.A., or its successor in interest.

            "Bank of America ARD Loan": Each ARD Loan transferred by Bank of America pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement.

            "Bank of America Mortgage Loan": Any of the Mortgage Loans acquired by BACM pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement. The Bank of America Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Mortgage Loan Seller".

            "Bank of America/BACM Mortgage Loan Purchase and Sale Agreement":
The Mortgage Loan Purchase and Sale Agreement, dated as of November 11, 2001, between Bank of America, and the Depositor.

            "Bank of America Sub-Servicer": Any one of those Sub-Servicers listed on Schedule II attached hereto.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction" As defined in Section 4.01(c).

            "Base Prospectus": That certain prospectus dated October 31, 2001 relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(e), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower Credit Lease Obligation": With respect to any Mortgage Loan, all covenants, conditions and agreements in a related Credit Lease required to be paid, performed or observed by the related Mortgagor, as landlord under such Credit Lease, including, without limitation, (a) maintenance, repair and replacement obligations with respect to the Mortgaged Property, (b) obligations to maintain insurance, (c) payments and/or contributions required to be made by landlord with respect to the Mortgaged Property or pursuant to any reciprocal easement, operating or similar agreement, (d) the enforcement of restrictions with respect to the use of any property adjacent to or within a specified area of the Mortgaged Property, and (e) the enforcement of the provisions of any reciprocal easement, operating or similar agreement, in each case, the failure to perform or observe which would constitute a Credit Lease Termination Condition.

            "Borrower Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

            "Breach": With respect to any Mortgage Loan, any breach of a representation and warranty relating to such Mortgage Loan set forth in Section 4(b) of the related Mortgage Loan Purchase and Sale Agreement.

            "Business Day": Except with respect to the computation of LIBOR, any day other than a Saturday, a Sunday or a day on which banking institutions in Maryland, Minnesota, and New York and the jurisdictions in which the Primary Servicing Offices of the Master Servicer, the Back-up Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed. With respect to the computation of LIBOR, any day other than a day on which banking institutions in London, England and New York, New York are authorized by law to remain closed.

            "Capstone": Capstone Realty Advisors, LLC, or its successor in interest.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Capstone Realty Advisors, LLC, as Master Servicer, in trust for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Certificate Account".

            "Certificate Factor": With respect to any Class of Regular Certificates or Class V Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to any Class XC or Class XP Certificate, as of any date of determination, the hypothetical or notional principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of such Class XC or Class XP Certificate, as applicable.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate or Class V Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation, and each CML Loan REMIC Senior Regular Interest, REMIC I Regular Interest and the Class A-2F Regular Interest.

            "Class A Certificate": Any one of the Class A-1, Class A-2 or Class A-2F Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": A per annum rate equal to 4.89000%.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": A per annum rate equal to 5.46400%.

            "Class A-2F Available Funds": In respect of each Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the Swap Counterparty under the Swap Documents) on or in respect of the Class A-2F Regular Interest received by the Trustee after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Documents, but excluding the following: (a) all amounts of Prepayment Premiums (to the extent the Swap Counterparty is entitled to such amounts pursuant to Section 4.01(c)(iv)), and (b) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Documents.

            "Class A-2F Certificate": Any one of the Certificates with a "Class A-2F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing an interest in the Grantor Trust as described in
Section 4.01(j).

            "Class A-2F Interest Distribution Amount": In respect of any Distribution Date, the sum of (i) the aggregate amount of interest received by the Trustee from the Swap Counterparty pursuant to the terms of the Swap Documents and (ii) amounts in respect of interest received on the Class A-2F Regular Interest not required to be paid to the Swap Counterparty. With respect to any Distribution Date, if the Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs, the Class A-2F Interest Distribution Amount for such Distribution Date will equal the applicable Fixed Interest Distribution.

            "Class A-2F Principal Distribution Amount": In respect of any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-2F Regular Interest on such Payment Date.

            "Class A-2F Regular Interest": The uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Class Principal Balance equal to the Class Principal Balance of the Class A-2F Certificates, and which has a Pass-Through Rate equal to the per annum rate of 5.46400% in respect of each Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to 5.66200%.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to 5.76100%.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to 5.85900%.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": A per annum rate equal to 5.92800%.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": A per annum rate equal to 6.04600%.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to 6.45900%.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to 6.56200%.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": A per annum rate equal to 6.90700%.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": A per annum rate equal to 6.25000%.

             "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class Notional Amount": The Class XC Notional Amount or the Class XP Notional Amount, as the context requires.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates or Class V Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates or Class V Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b) or, with respect to the Class V Certificates, Section 4.01(k), and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in
Section 4.04. The Class Principal Balance of the Class A-2F Regular Interest shall be equal to the Class Principal Balance of the Class A-2F Certificates.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing (i) a "regular interest" in REMIC II for purposes of the REMIC Provisions in respect of its Class Principal Balance and Pass-Through Rate and (ii) a beneficial interest in the portion of the Grantor Trust consisting of the Excess Interest and the Excess Interest Distribution Account.

            "Class Q Pass-Through Rate": A per annum rate equal to 6.25000%.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole Class of "residual interest" in REMIC I and in each of the ED Loan REMIC Residual Interest and the CML Loan REMIC Residual Interest for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class V Certificates": Any of the Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates.

            "Class V-1 Certificate": Any one of the Certificates with a "Class V-1" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in the CML Loan REMIC for purposes of the REMIC Provisions.

            "Class V-2 Certificate": Any one of the Certificates with a "Class V-2" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in the CML Loan REMIC for purposes of the REMIC Provisions.

            "Class V-3 Certificate": Any one of the Certificates with a "Class V-3" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in the CML Loan REMIC for purposes of the REMIC Provisions.

            "Class V-4 Certificate": Any one of the Certificates with a "Class V-4" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in the CML Loan REMIC for purposes of the REMIC Provisions.

            "Class V-5 Certificate": Any one of the Certificates with a "Class V-5" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in the CML Loan REMIC for purposes of the REMIC Provisions.

            "Class V Pass-Through Rate": With respect to any Distribution Date and any Class of Class V Certificates, the rate per annum set forth in the Preliminary Statement hereto.

            "Class X Certificates": The Class XC Certificates and the Class XP Certificates.

            "Class XC Certificate": Any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XC Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Pass-Through Rate": With respect to the initial Distribution Date, 0.79449% per annum, and for any subsequent Distribution Date, the weighted average of the Class XC Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date);

            "Class XC Strip Rate": With respect to any Class of Components (other than Components XA-2P, XA-2FP, XB, XC, XD, XE, XF and XG for any Distribution Date), a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (or in the case of Component XA-2FC, the Class A-2F Regular Interest) and in the case of Components X-A2P, X-A2FP, XB, XC, XD, XE, XF and XG (i) for any Distribution Date occurring on or before the Class XP Termination Date (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates (or in the case of Component XA-2F, the Class A-2F Regular Interest) and the Class XP Strip Rate for such Component for such Distribution Date and (ii) for any Distribution Date occurring after the Class XP Termination Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (or in the case of Component XA-2FC, the Class A-2F Regular Interest), provided that in no event shall any Class XC Strip Rate be less than zero.

            "Class XP Certificate": Any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XP Components": Each of Component XA-2P, Component XA-2FP, Component XB, Component XC, Component XD, Component XE, Component XF and Component XG.

            "Class XP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components.

            "Class XP Pass-Through Rate": With respect to the initial Distribution Date, 1.76217% per annum, and for any subsequent Distribution Date, the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date);

            "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV.

            "Class XP Strip Rate": With respect to the Class XP Components for any Distribution Date, the product of a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP Termination Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates, or in the case of Component XA-2FP, the Class A-2F Regular Interest (provided that in no event shall any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Class XP Termination Date, 0% per annum.

            "Class XP Termination Date": The Distribution Date in November 2008.

            "Closing Date": November 16, 2001.

            "CML": Each Mortgage Loan identified on the Mortgage Loan Schedule as loan numbers 825999802, 835300003, 825114191, 835300002 and 825999655.

            "CML Available Distribution Amount": With respect to each CML and any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates) relating to such CML, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period with respect to such CML, and any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period with respect to such CML, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments with respect to such CML that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period with respect to such CML, (iii) Prepayment Premiums,
(iv) Excess Interest, (v) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited in the Distribution Account in error, and
(vii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a); and (c) provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(vii) of this definition.

            "CML Loan REMIC": A segregated pool of assets subject hereto constituting a portion of the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and consisting of: (i) the CMLs as from time to time subject to this Agreement and all payments under and proceeds of such CMLs received after the Closing Date, together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of the CMLs; (iii) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 15, 16, 17, 18, 19, 20 and 21 of the First
Union/BACM Mortgage Loan Purchase Agreement with respect to the CMLs; and (iv) the rights of the mortgagee under all Insurance Policies with respect to the CMLs.

            "CML Loan REMIC Regular Interest": Any of the CML Loan REMIC Senior Regular Interests or the CML Loan REMIC Subordinate Regular Interests.

            "CML Loan REMIC Residual Interest": The sole class of "residual interests" in the CML Loan REMIC for purposes of the REMIC Provisions and evidenced by the Class R-I Certificates.

            "CML Loan REMIC Senior Regular Interest": Each of the CML-1 Loan REMIC Senior Regular Interest, the CML-2 Loan REMIC Senior Regular Interest, CML-3 Loan REMIC Senior Regular Interest, the CML-4 Loan REMIC Senior Regular Interest and CML-5 Loan REMIC Senior Regular Interest.

            "CML Loan REMIC Subordinate Regular Interest": Each separate beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as described in the Preliminary Statement hereto and evidenced by a Class of Class V Certificates.

            "CML Remittance Rate": With respect to each CML for any Distribution Date, a rate per annum equal to (a) a fraction (expressed as a percentage and rounded to the sixth decimal place), the numerator of which is the product of 12 times the aggregate amount of interest that would accrue during the calendar month preceding the month in which such Distribution Date occurs on the Stated Principal Balance of such CML outstanding immediately prior to such Distribution Date if such interest were calculated at the Mortgage Rate in effect for such CML as of the Closing Date, and the denominator of which is the Stated Principal Balance of such CML immediately prior to such Distribution Date, minus (b) the sum of (i) the Master Servicing Fee Rate for such CML; and (ii) the Trustee Fee Rate; provided that, if the Mortgage Rate of such CML has been modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the CML Remittance Rate for such CML shall be calculated without regard to such event.

            "CML Representative": As defined in Section 3.21.

            "CML Senior Balance": With respect to each CML Senior Component, the principal balance of such CML Senior Component outstanding from time to time which, as of the Closing Date is equal to the amount set forth in the Preliminary Statement. On each Distribution Date, each CML Senior Balance shall be reduced by the amount of any distributions of principal allocated to the CML Loan REMIC Senior Regular Interest related to such CML Senior Component on such Distribution Date pursuant to Section 4.01(k)(ii) or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the Corresponding CML allocated to any Class of Sequential Pay Certificates on such Distribution Date pursuant to
Section 4.04. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses in respect of any Corresponding CML previously allocated to any Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the CML Senior Balance.

            "CML Senior Component": Any of the undivided senior ownership interests in the CML Loan REMIC represented by each of the CML-1, CML-2, CML-3, CML-4 and CML-5 Loan REMIC Senior Regular Interests.

            "CML Senior Component Principal Distribution Amount": As defined in
Section 4.01(k)(ii).

            "CML Subordinate Balance": With respect to each CML Subordinate Component, the aggregate principal amount of such CML Subordinate Component outstanding from time to time which, on any date, shall equal the Class Principal Balance of the Corresponding Class V Certificates on such date. On each Distribution Date, such CML Subordinate Balance shall be reduced by the amount of any distributions of principal allocated to the Corresponding Class V Certificates on such Distribution Date pursuant to Section 4.01(k)(v) or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses incurred with respect to the Corresponding CML allocated to the Corresponding Class V Certificates on such Distribution Date pursuant to Section 4.04(a). The CML Subordinate Balance of each CML Subordinate Component will be increased on any Distribution Date by the Subordinate Component Capitalized Amount for such CML Subordinate Component for such Distribution Date.

            "CML Subordinate Component": Any of the undivided subordinate ownership interests in the CML Loan REMIC represented by each of the Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates.

            "CML Subordinate Component Capitalized Amount": As defined in
Section 4.01(k)(iv).

            "CML-1 Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as set forth in the Preliminary Statement hereto.

            "CML-2 Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as set forth in the Preliminary Statement hereto.

            "CML-3 Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as set forth in the Preliminary Statement hereto.

            "CML-4 Loan REMIC Senior Regular Interest": A separate non-certificated beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as set forth in the Preliminary Statement hereto.

            "CML-5 Loan REMIC Senior Interest": A separate non-certificated beneficial ownership interest in the CML Loan REMIC issued hereunder and designated as a "regular interest" in the CML Loan REMIC, as set forth in the Preliminary Statement hereto.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.


            "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Historical Loan Modification Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Servicer Watch List Criteria": The "servicer watch list" criteria called for in Exhibit J; provided that upon the CMSA's adoption of "Servicer Watch List" criteria, a report in the form of and containing the information in the downloadable form of the "Servicer Watch List" then available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as such report requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available on the CMSA Website, a report which is reasonably acceptable to the Master Servicer or Special Servicer, as applicable.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Co-Lender Agreement": With respect to each Loan Pair, the Co-Lender and Servicing Agreement, dated as of November 20, 2001, between the Trustee, as lead lender, and First Union National Bank, as co-lender, regarding the administration of such Loan Pair and the allocation of all amounts received by the holders of the notes constituting any portion thereof.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Companion Distribution Account": With respect to the Companion Loans, the segregated account or accounts created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Companion Paying Agent for the Companion Holders of the Companion Loans." The Companion Distribution Accounts shall not be assets of the Trust Fund, but instead each Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account shall be an Eligible Account.

            "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holder of each Companion Loan is identified on Exhibit N hereto.

            "Companion Loan": As defined in the Preliminary Statement.

            "Companion Loan Remittance Amount": As defined in Section 3.04(b).

            "Companion Paying Agent": The paying agent appointed pursuant to
Section 8.14.

            "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 8.15.

            "Compensating Interest Payment": As defined in Section 3.19(e).

            "Component": Each of Component XA-1, Component XA-2C, Component XA-2P, Component XA-2FC, Component XA-2FP, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG, Component XH, Component XJ, Component XK, Component XL, Component XM, Component XN, Component XO, Component XP and Component XQ.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Component XA-1": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1 as of any date of determination.

            "Component XA-2C": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2C as of any date of determination.

            "Component XA-2P": One of the twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2P as of any date of determination.

            "Component XA-2FC": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2FC as of any date of determination.

            "Component XA-2FP": One of the twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2FP as of any date of determination.

            "Component XB": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

            "Component XC": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

            "Component XD": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

            "Component XE": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

            "Component XF": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

            "Component XG": One of twenty components of the Class XC Certificates and one of the eight components of the Class XP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG as of any date of determination.

            "Component XH": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

            "Component XJ": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

            "Component XK": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

            "Component XL": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

            "Component XM": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

            "Component XN": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

            "Component XO": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

            "Component XP": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

            "Component XQ": One of twenty components of the Class XC Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ as of any date of determination.

            "Confidential Information": As defined in Section 3.24.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Optionholder": The Purchase Option held by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(c).

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, and (ii) for all other purposes, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn:
Corporate Trust Services (CMBS) -- Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

            "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any Companion Loan, that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Companion Loan or a related Mortgaged Property becoming an REO Property).

            "Corresponding CML", "Corresponding CML Senior Component", "Corresponding CML Subordinate Component": The related CMLs, CML Senior Components and CML Subordinate Components set forth below:


                                                        Corresponding Class of
                                                         Class V Certificates
                             Corresponding               and/or Corresponding
Corresponding CML         CML Senior Component         CML Subordinate Component
-----------------         --------------------         -------------------------

Loan No. 825999802    CML-1 Loan REMIC Senior Regular   Class V-1 Certificates
                      Interest

Loan No. 835300003    CML-2 Loan REMIC Senior Regular   Class V-2 Certificates
                      Interest

Loan No. 825114191    CML-3 Loan REMIC Senior Regular   Class V-3 Certificates
                      Interest

Loan No. 835300002    CML-4 Loan REMIC Senior Regular   Class V-4 Certificates
                      Interest

Loan No. 825999655    CML-5 Loan REMIC Senior Regular   Class V-5 Certificates
                       Interest


            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "CPR": As defined in the Base Prospectus.

            "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

            "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

            "Credit Lease Loan Report": As defined in Section 3.19(h).

            "Credit Lease Termination Condition": As defined in Section 3.30.

            "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

            "Cross-Collateralized Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for any remaining related Cross-Collateralized Mortgage Loan (A) is no less than the Debt Service Coverage Ratio immediately prior to the repurchase of the initially affected Mortgage Loan and (B) for the four calendar quarters immediately preceding the repurchase, is not less than 1.25x and (ii) the loan to value ratio for any remaining related Cross-Collateralized Mortgage Loan (A) is no less than the loan to value ratio immediately prior to the repurchase of the initially affected Mortgage Loan and
(B) in any event is not greater than 75% for the affected Cross-Collateralized Mortgage Loans set forth in Annex A to the Prospectus Supplement at the time of repurchase.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication (excluding, except with respect to clause (f) below, any amounts received in respect of a CML):

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

            (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (f) the CML Senior Component Principal Distribution Amount for such Distribution Date.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of either.

            "Cut-off Date": For any Mortgage Loan, the Due Date for such Mortgage Loan in November 2001.

            "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than twelve (12) months or less than three (3) months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to
(y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Mortgage Loans are secured by multiple Mortgaged Properties; provided, however, that for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Mortgage Loan level.

            "Default Charges": Any late payment charges or Default Interest paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan other than Prepayment Premiums or Excess Interest.

            "Default Interest": With respect to any Mortgage Loan (or related REO Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest (exclusive, if applicable, of Excess Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty (60) days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within sixty (60) days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defective Mortgage Loan": Any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Deleted Mortgage Loan": A Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.04.

            "Delivery Date": November 19, 2001.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the fifth (5th) Business Day before such Distribution Date.

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder shall be ARCap REIT, Inc.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I, the CML Loan REMIC or the ED Loan REMIC other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Disqualified Non-U.S. Persons: With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": For any Distribution Date (i) with respect to any Class of REMIC II Regular Certificates and the Class A-2F Regular Interest, the Accrued Certificate Interest in respect of such Class of REMIC II Regular Certificates or Class A-2F Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of REMIC II Regular Certificates and the Class A-2F Regular Interest as set forth below. Except with respect to Net Aggregate Prepayment Interest Shortfalls allocated to any Class of Class V Certificates as described in clause (ii) below, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, first, to the Class Q, Class, P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of REMIC II Regular Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, pro rata among the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class XC Certificates and Class XP Certificates, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Certificates or the Class A-2F Regular Interest for such Distribution Date, and (ii) with respect to any Class of Class V Certificates, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Class V Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall for any CML, if any, for each Distribution Date shall be allocated, first, to the Corresponding Class V Certificates, up to an amount equal to the lesser of any such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Class V Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the REMIC II Regular Certificates as described in clause (i) above.

            "Distributable CML Senior Component Interest": For any Distribution Date and CML Senior Component, the Accrued CML Senior Component Interest for such CML Senior Component for such Distribution Date, reduced by the amount of any Prepayment Interest Shortfalls allocated to the REMIC II Regular Certificates in respect of the Corresponding CML for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Distribution Account".

            "Distribution Date": The 11th day of any month, or if such 11th day is not a Business Day, the Business Day immediately following, commencing in December 2001.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(e).

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Companion Loan had been scheduled to be first due.

            "ED Loan REMIC": The REMIC constituted by the Mortgage Loan identified on the Mortgage Loan Schedule as loan number 51976.

            "ED Loan REMIC Declaration": The REMIC Declaration, dated July 27, 2001 with respect to the ED Loan.

            "ED Loan REMIC Interest": Collectively, the ED Loan REMIC Residual Interest and the ED Loan REMIC Regular Interest.

            "ED Loan": The Mortgage Loan referenced under the definition of ED Loan REMIC.

            "ED Loan REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the ED Loan REMIC issued pursuant to the ED Loan REMIC Declaration. The principal balance of the ED Loan REMIC Regular Interest shall equal the Stated Principal Balance of the ED Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Loan) outstanding from time to time. Payments and other collections of amounts received on or in respect of the ED Loan (or any related REO Property) and allocable (in accordance with Section 1.02) to interest (at the Net Mortgage
Rate) on, principal of and/or Prepayment Premiums in respect of such Mortgage Loan (or any successor REO Loan) shall be deemed distributable on the ED Loan REMIC Regular Interest.

            "ED Loan REMIC Residual Interest": The uncertificated "residual interest", within the meaning of Code Section 860G(a)(2), in the ED Loan REMIC issued pursuant to the ED Loan REMIC Declaration. The ED Loan REMIC Residual Interest shall be represented by the Class R-I Certificates.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "A" by Fitch, and "AA" by S&P (or "A" by S&P if the short-term unsecured debt obligations of the applicable depository institution or trust company are rated no less than "A-1" by S&P) (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "F-1" by Fitch and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b), (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b), or (iv) any other account which would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency). With respect to clauses (i) through (iii) above, the applicable depository institution or trust company shall be required to have a combined capital and surplus of at least $50,000,000 unless the use of an account with such depository institution or trust company, as the case may be, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to make or to request the Master Servicer to make, that must be made within 5 Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions in effect with respect to such Mortgaged Property or REO Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class V Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and
(b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either
(i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to any Bank of America ARD Loan all amounts received in respect of interest on an ARD Loan applied in accordance with priorities second and fourth in the definition of ARD Application Priority. With respect to any First Union ARD Loan, after the related Anticipated Repayment Date, all interest accrued thereon at the Excess Interest Rate, the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until all interest accrued at the Mortgage Rate (net of the Excess Interest Rate) and outstanding principal has been paid, together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Excess Interest Distribution Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 4.06, which shall be entitled "Wells Fargo Bank Minnesota, N.A., in trust for the registered Holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Excess Interest Distribution Account", and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II formed hereunder.

            "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exemption": Prohibited Transaction Exemption ("PTE") 93-31 (issued to NationsBank Corporation (predecessor in interest to Bank of America Corporation)), PTE 96-22 (issued to First Union Securities, Inc.), and Final Authorization Number 97-03E (issued to Deutsche Banc Alex. Brown Inc.), each as amended by PTE 97-34 and PTE 2000-58.

            "Exemption-Favored Party": Any of (i) Bank of America Corporation (successor in interest to NationsBank Corporation), First Union Securities, Inc. or Deutsche Banc Alex. Brown Inc. (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation, First Union Securities, Inc. or Deutsche Banc Alex. Brown Inc. and (iii) any member of a syndicate or selling group of which Bank of America Corporation, First Union Securities, Inc. or Deutsche Banc Alex. Brown Inc. or a person described in clause (ii) is a manager or co-manager with respect to a Class of Certificates.

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination by the Special Servicer in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), with respect to any defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by a Mortgage Loan Seller or an Affiliate thereof pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the First Union/BACM Mortgage Loan Purchase and Sale Agreement, by a Class V Certificateholder pursuant to Section 3.18, by the Companion Holder pursuant to Section 3.18, by a purchaser of a Defaulted Mortgage Loan pursuant to Section 3.18 or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18) will be ultimately recoverable.

            "First Union ARD Loan": Each ARD Loan transferred by First Union pursuant to the First Union/BACM Mortgage Loan Purchase and Sale Agreement.

            "First Union": First Union National Bank or its successor in interest.

            "First Union/BACM Mortgage Loan Purchase and Sale Agreement": That certain mortgage loan purchase and sale agreement, dated as of November 11, 2001, between the Depositor and First Union and relating to the transfer of the First Union Mortgage Loans to the Depositor.

            "First Union Mortgage Loan": Any of the Mortgage Loans acquired by BACM pursuant to the First Union/BACM Mortgage Loan Purchase and Sale Agreement. The First Union Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Mortgage Loan Seller".

            "First Union Sub-Servicer Repurchase Amount": With respect to First Union National Bank as a Sub-Servicer and each Mortgage Loan sub-serviced by it, an amount equal to the amount which would otherwise be payable to such Sub-Servicer pursuant to Section 4 of that certain Memorandum of Understanding, dated as of November 11, 2001, between First Union Commercial Real Estate Finance Group and First Union National Bank Structured Products Servicing Group, as if such Mortgage Loans had been repurchased by a Mortgage Loan Seller in accordance with Section 2.04 of this Agreement

            "Fitch": Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Fixed Interest Distribution": With respect to the Class A-2F Regular Interest and any Distribution Date, the payments of interest required to be made on such Distribution Date by the Trustee to the Swap Counterparty pursuant to the Swap Documents at a fixed interest rate equal to the Pass-Through Rate of the Class A-2F Regular Interest on the Floating Rate Certificate Notional Amount.

            "Floating Rate Account": The Eligible Account established and maintained by the Trustee (or the paying agent on behalf of the Trustee) pursuant to Section 3.04(g) with respect to the Class A-2F Certificates, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Floating Rate Account, Class A-2F"; provided, that the Floating Rate Account may be a subaccount of the Distribution Account. The Floating Rate Account shall be an asset of the Grantor Trust.

            "Floating Rate Certificate Notional Amount": A notional amount equal to the Certificate Principal Balance of the Class A-2F Regular Interest.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Class A-2F Regular Interest and the Swap Documents and all payments under the Class A-2F Regular Interest and the Swap Documents, (ii) the Floating Rate Account and all funds and assets from time to time on deposit in the Floating Rate Account, (iii) the ED Loan REMIC Residual Interest, (iv) the Excess Interest and (v) the Excess Interest Distribution Account and all funds and assets held from time to time on deposit in the Excess Interest Distribution Account.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group": A group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

            "Guaranty": With respect to a Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Highest Bid": As defined in Section 7.01(e).

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to the CML Loan REMIC, the ED Loan REMIC or REMIC I within the meaning of Section 856(d)(3) of the Code if the CML Loan REMIC, the ED Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as the CML Loan REMIC, the ED Loan REMIC or REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and the CML Loan REMIC, the ED Loan REMIC or REMIC I is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": With respect to the Class XC Certificates, the initial Class XC Notional Amount thereof as of the Closing Date equal to $1,136,731,161, and with respect to the Class XP Certificates, the initial Class XP Notional Amount thereof as of the Closing Date equal to $678,040,428.

            "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates or Class V Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

            "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

            "Initial Purchaser": Each of Banc of America Securities LLC and First Union Securities, Inc.

            "Initial Resolution Period": As defined in Section 2.04.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related Mortgage Loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

            "Insured Balloon Loan": Each Balloon Mortgage Loan that is insured by an RVI Policy.

            "Insured Event": With respect to a Lease Enhancement Policy or an RVI Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy or RVI Policy.

            "Interest Accrual Period": With respect to each CML Loan REMIC Regular Interest, the ED Loan REMIC Regular Interest and each REMIC I Regular Interest, and each Class of Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-2F Certificates and any Distribution Date, the period commencing on the Distribution Date (or the Delivery Date in the case of the initial Interest Accrual Period) in the month immediately prior to the relevant Distribution Date to but excluding the relevant Distribution Date.

            "Interest Reserve Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to
Section 4.05 in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee in trust for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Interest Reserve Account".

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, any Holder of a Certificate, any Companion Holder or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan or Companion Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges.

            "Lease Enhancement Policy": With respect to a Credit Lease Loan, any non-cancelable credit lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

            "Lease Enhancement Policy Insurer": With respect to any Lease Enhancement Policy, in the case of loan numbers 825999802, 835300003, 825999525, 825999655, 825114191, 825999527, 825999528 and 835300002, Chubb Custom Insurance
Co., together with any assignee, successor or subsequent insurer thereunder.

            "LIBOR": With respect to the Class A-2F Certificates and each Interest Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one (1) month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Business Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one (1) month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two (2) Business Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one (1) month in an amount that is representative for a single transaction in the relevant market at the relevant time.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller or any Affiliate thereof pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable; (iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class, a Companion Holder, a Class V Certificateholder or the Special Servicer pursuant to Section 3.18, or by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO
Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; (y) such REO Property is purchased by the Majority Certificateholder of the Controlling Class, a Companion Holder, a Class V Certificateholder or the Special Servicer pursuant to Section 3.18, or by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01, or (z) the related REO Loan is repurchased by a Mortgage Loan Seller or any Affiliate thereof pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable.

            "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by a Mortgage Loan Seller or any Affiliate thereof pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, within the time period provided for such repurchase set forth in
Section 2.04 of this Agreement and Section 4 of the related Mortgage Loan Purchase and Sale Agreement), (y) by the Majority Certificateholder of the Controlling Class, the Special Servicer, a Companion Holder or a Class V Certificateholder pursuant to Section 3.18 or (z) by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds": All cash amounts, after deducting related expenses, (other than Insurance Proceeds, condemnation proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iii) the purchase of a Defaulted Mortgage Loan or any other sale thereof pursuant to Section 3.18; (iv) the repurchase of a Mortgage Loan by a Mortgage Loan Seller or any Affiliate thereof pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable; or (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

            "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Majority Mortgage Loans": All of the Mortgage Loans other than CMLs and the ED Loan.

            "Master Servicer": Capstone Realty Advisors, LLC, its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest (including, without limitation, Excess Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), (v) the Companion Loan Remittance Amount for such Master Servicer Remittance Date, and
(vi) any amounts deposited in the Certificate Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicer Reporting Date": As defined in Section 4.02(b).

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable.

            "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule less 0.2 basis points (0.002% per annum).

            "Material Breach" shall mean any Breach that materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan or the value of the affected Mortgage Loan.

            "Material Document Defect" shall mean any Document Defect that materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan or the value of the affected Mortgage Loan.

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

            (b) except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment exclusive of any Excess Interest) of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20) and applicable law; provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

            "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01(d), collectively the following documents:

            (i) the original Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) by all intervening assignees to which such Mortgage Note had been endorsed prior to the Trustee or, if none, either by (A) the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, without recourse" or (B) the originator, without recourse, representation or warranty, expressed or implied, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, without recourse" or, alternatively, in either case, if the original Mortgage Note has been lost, a lost Note affidavit and indemnity from the applicable Mortgage Loan Seller with a copy of such Mortgage Note (the "Note");

            (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case (unless the particular item has not been returned from the applicable recorder) with evidence of recording indicated thereon or certified as to the recording by the applicable recording office (the "Mortgage Instrument");

            (iii) an original assignment of the Mortgage, in recordable form (except for any missing recordation information with respect to such Mortgage), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity) or in blank;

            (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence (unless the particular item has not been returned from the applicable recorder) of recording thereon or certified by the applicable recording office;

            (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form (except for any missing recordation information with respect to such Assignment of Leases), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity) or in blank, which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above (the documents described in clause (iii) and clause (v) are referred to herein as "Transfer Documents");

            (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

            (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity) or in blank, which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

            (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if the instrument being modified or assumed is a recordable document (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

            (ix) a title insurance policy (or certificate of title insurance policy) or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, or if the policy has not yet been issued or located, an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy (the "Title Policy");

            (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the related Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee;

            (xi) (A) copies of any filed UCC Financing Statements and continuation statements in favor of the originator of the Mortgage Loan (or any assignee prior to the Trustee and which were in the possession of the related Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee) and (B) if any such UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller at such time, an original UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, or in blank, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

            (xii) the original or a copy of any power of attorney (with evidence of recording thereon, if applicable) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

            (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

            (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

            (xv) the original or copy of any operating lease relating to the related Mortgaged Property;

            (xvi) the original or a copy of any loan agreement relating to such Mortgage Loan;

            (xvii) the original or a copy of any management agreement relating to such Mortgage Loan; provided that, if such agreement is sent directly to the Master Servicer, and the Master Servicer so notifies the Depositor, then the Depositor shall have no duty to provide a copy of such report to the Trustee and the Master Servicer shall provide such report to the Trustee;

            (xviii) the original or a copy of any lock-box or cash management agreement relating to such Mortgage Loan;

            (xix) the original or a copy of any environmental report and/or engineering report relating to such Mortgage Loan; provided that, if such report is sent directly to the Master Servicer, and the Master Servicer so notifies the Depositor, then the Depositor shall have no duty to provide a copy of such report to the Trustee and the Master Servicer shall provide such report to the Trustee;

            (xx) a copy of any Environmental Insurance Policy;

            (xxi) copies of any letter(s) of credit relating to such Mortgage Loan the originals of which have been delivered to the Master Servicer by the applicable Mortgage Loan Seller, if applicable, and the copies of any intervening assignments thereof;

            (xxii) any Credit Lease, Lease Enhancement Policy, Guaranty or ground lessor estoppel;

            (xxiii) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and a copy of the related Co-Lender Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

            (xxiv) with respect to the ED Loan, originals or copies of the ED Loan REMIC Declarations; and

            (xxv) with respect to Bank of America Mortgage Loans only, a Mortgage Loan Checklist;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Instrument": As defined in the definition of Mortgage
File.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File. As used herein, the term "Mortgage Loan" shall not include any Companion Loan.

            "Mortgage Loan Checklist": With respect to each Bank of America Mortgage Loan and each related Mortgage File, a list indicating the actual documents to be included in each such Mortgage File, which list may be modified within 180 days by Bank of America, as a Mortgage Loan Seller, after the Closing Date to correct any errors

            "Mortgage Loan Purchase and Sale Agreement": Each of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

            (i) the loan number, trust identification number and the control number, indicating whether the Mortgage Loan is a Bank of America Mortgage Loan or a First Union Mortgage Loan;

            (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

            (iii) (a) the original Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

            (iv) the original principal balance;

            (v) the Cut-off Date Balance;

            (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

            (vii) the Due Date;

            (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (ix) [RESERVED];

            (x) [RESERVED];

            (xi) the Master Servicing Fee Rate;

            (xii) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate;

            (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

            (xiv) the original amortization term;

            (xv) whether the Mortgage Loan is an ARD Loan;

            (xvi) any applicable grace period;

            (xvii) the Mortgage Loan Seller; and

            (xviii) whether such Mortgage Loan is an ED Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Each of Bank of America and First Union and each of their respective successors and assigns.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan. With respect to any AB Mortgage Loan and its Companion Loan, as the context may require, "Mortgaged Property" refers to all the Mortgaged Properties securing such AB Mortgage Loan and its Companion Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause fifth of Section 3.27(a), which are payable to the Master Servicer as additional servicing compensation, or the Special Servicer as additional servicing compensation.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

            "Net Mortgage Rate": With respect to any Majority Mortgage Loan, ED Loan REMIC Regular Interest or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate. The Net Mortgage Rate for any CML shall be the related CML Remittance Rate. For purposes of calculating the Pass-Through Rate for each Class of Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan (or the ED Loan REMIC Regular Interest in the case of the ED Loan) will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

            "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property for such period (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures (inclusive of replacement reserves) and
(iii) debt service on loans secured by the Mortgaged Property).

            "Net Swap Payment": As defined in Section 3.28(d).

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan, REO Property or Companion Loan which, as determined by the Master Servicer or, if applicable, the Special Servicer, the Trustee, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late collections, Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan, REO Property or Companion Loan (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V-1, Class V-2, Class V-3, Class V-4, Class V-5, Class R-I and Class R-II Certificate.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Note": As defined in the definition of Mortgage File.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, a Responsible Officer of the Trustee or any authorized officer of a Mortgage Loan Seller, as the case may be.

            "Omnibus Assignment": With respect to any Mortgage Loan, an omnibus assignment to the Trust of all documents, instruments and agreements relating to such Mortgage Loan which are required to be part of the Mortgage File.

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Option Price": As defined in Section 3.18(c).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Over 49% Interest": As defined in Section 3.26(h).

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class A-2F Regular Interest the Pass-Through Rate set forth in the definition of Class A-2F Regular Interest. With respect to the Class XC and Class XP Certificates, for any Distribution Date, the Class XC Pass-Through Rate and Class XP Pass-Through Rate, respectively. With respect to any Class of Class V Certificates, for any Distribution Date, the related Class V Pass-Through Rate.

            "Past Grace Period Loan": With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date on the same calendar month.

            "Payment Priority": With respect to any Class of Certificates (other than the Class V Certificates), the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, and Class J Certificates tenth, the Class K Certificates, eleventh, the Class L Certificates, twelfth, the Class M Certificates, thirteenth, the Class N Certificates, fourteenth, the Class O Certificates, fifteenth, the Class P Certificates, sixteenth, the Class Q Certificates and last, the respective Classes of Residual Certificates.

            "Payments After Determination Date Report": A report available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

            "Percentage Interest": With respect to any Regular Certificate or any Class of Class V Certificates, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (i) above, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AA+" or higher by Fitch and "AAA" by S&P;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "F-1+" by Fitch, and "A-1+" by S&P;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "F-1+" by Fitch, and "A-1+" by S&P;

            (e) units of money markets funds that maintain a constant asset value and which are rated in the highest applicable rating category by each of S&P (i.e. "AAAm" or "AAAmG") and Fitch; and

            (f) any other obligation or security which: (i) would be a similar type of investment with the corresponding level of quality to items (a) through
(e) above, and (ii) would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, that no investment described hereunder shall have a maturity in excess of one (1) year; and provided, further, that no investment described hereunder shall be liquidated prior to its maturity date.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than any of a Plan, a Disqualified Organization or a Disqualified Non-U.S. Person or any nominee, agent or middleman of any of the above.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of certain Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of the American Society for Testing and Materials.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Plan": As defined in Section 5.02(c).

            "Policy Termination Event": With respect to any Lease Enhancement Policy or RVI Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability thereunder by the related insurer.

             "Prepayment Assumption": The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the CML Loan REMIC Regular Interests, the ED Loan REMIC Regular Interest, the REMIC I Regular Interests, the Class A-2F Regular Interest and the Certificates for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Mortgage Loan's Due Date, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums and, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) actually collected from the related Mortgagor from and after such Due Date.

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding the related Due Date for such Mortgage Loan, inclusive. A Prepayment Interest Shortfall in respect of the ED Loan shall be a Prepayment Interest Shortfall in respect of the ED Loan REMIC Regular Interest. A Prepayment Interest Shortfall in respect of a CML shall be allocated as set forth in the definition of "Distributable Certificate Interest".

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

            "Primary Collateral": With respect to any Cross-Collateralized Mortgage Loan, that portion of the Mortgaged Property designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgaged Loan.

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in Schedule V.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Texas and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in North Carolina.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

            "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Actions": As defined in Section 3.21(e).

            "Prospectus Supplement": That certain prospectus supplement dated November 9, 2001 relating to the Class A, Class B, Class C, Class D, Class E and Class F Certificates, that is a supplement to the Base Prospectus.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances,
(c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any related unreimbursed Additional Trust Fund Expenses, (e) any Liquidation Fees payable as provided in Section 3.11(c) in connection with the repurchase of the Mortgage Loan by a Mortgage Loan Seller after the expiration of the Initial Resolution Period (or, if applicable, the Resolution Extension Period) and (f) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above). With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any related unreimbursed Additional Trust Fund Expenses, (e) any Liquidation Fees payable as provided in Section 3.11(c) in connection with the repurchase of the Mortgage Loan by a Mortgage Loan Seller after the expiration of the Initial Resolution Period (or, if applicable, the Resolution Extension Period) and (f) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above). The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five (5) years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(e).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Mortgage Loan; (vi) have a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Deleted Mortgage Loan; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect of such Mortgage Loan), as of the date of substitution, with all of the representations relating to the Deleted Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (viii) have an Phase I Environmental Assessment with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (x) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xi) not be substituted for a Deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller);
(xii) have been approved by the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; and (xiii) not be substituted for a Deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances, the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis and the loan-to-value ratios and debt service coverage ratios described in clause (vi) above shall be determined based upon the weighted average loan-to-value ratios and debt service coverage ratios of such mortgage loans (based upon the then outstanding principal balance of such mortgage loans); provided, that each such Mortgage Loan shall meet the loan-to-value ratio requirements of Treasury Regulations Section 1.860G-2(a)(i) individually. When a Qualified Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rating Agency": Each of Fitch and S&P.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in April 2037.

            "Rating Agency Trigger Event": The reduction of both the Swap Counterparty's long-term and short-term bank deposit ratings below "AA-" and "F-1+", respectively, by Fitch, or the reduction of both the Swap Counterparty's long-term and short-term senior unsecured debt ratings below "AA-" and "A-1", respectively, by S&P.

            "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

            With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            A Realized Loss with respect to the ED Loan shall be a Realized Loss with respect to the ED Loan REMIC Regular Interest.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs except that in connection with the initial Distribution Date, the Record Date will be the Delivery Date.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regular Certificates": The REMIC II Regular Certificates and the Class A-2F Certificates.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Wells Fargo Bank Minnesota, N.A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Majority Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of Excess Interest) received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Sellers and the CML Loan REMIC Senior Regular Interests; (ii) any REO Property acquired in respect of a Majority Mortgage Loan and all payments and proceeds of such REO Property;
(iii) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 15, 16, 17, 18, 19, 20 and 21 of each of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement with respect to such Majority Mortgage Loans and (iv) such amounts on or with respect to clauses (i) or (ii) as from time to time are deposited in the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established). The ED Loan, collections thereon, any related REO Property acquired in respect thereof and the related rights of the Depositor under clause (iii), shall be held as assets of the ED Loan REMIC, and the ED Loan REMIC Regular Interest and collections thereon shall be held as assets of REMIC I.

            "REMIC I Distribution Amount": As defined in Section 4.01(a)(i).

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest (other than REMIC I Regular Interest LA-2C, LA-2P, LA-2FC and LA-2FP) shall equal the Initial Class Principal Balance of the Class of Corresponding Certificates as set forth in the Preliminary Statement hereto. As of the Closing Date, the REMIC I Principal Balance of REMIC I Regular Interest LA-2C, LA-2P, LA-2FC and LA-2FP shall be $97,545,181.89, $511,014,431.11, $8,014,431.11 and $41,985,568.89,
respectively. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Certificate": Any Certificate, other than a Class R-I Certificate, Class A-2F Certificate or Class V Certificate.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, REMIC II Distribution Account" and which account shall be an Eligible Account.

            "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "First Union National Bank, as Special Servicer, in trust for registered holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, REO Account".

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "Replacement Mortgage Loan" shall mean any mortgage loan that is substituted by the Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by Section 2.04.

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit L attached hereto.

            "Required Appraisal Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by each Rating Agency: Fitch ("A" or better) and S&P ("A" or better) or any insurance carrier backed or guaranteed by an insurer with such a rating. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if each of the Rating Agencies has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates, unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the Mortgage Loan documents.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor and not previously disbursed to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "Residual Certificate": Any Class R-I or Class R-II Certificate.

            "Resolution Extension Period": The 90 day period following the Initial Resolution Period.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "RVI Policy": A non-cancelable residual value insurance policy that guaranties the Balloon Payment on each Insured Balloon Loan issued by an RVI Policy Insurer.

            "RVI Policy Insurer": RVI America Insurance Co. or its successors and assigns.

             "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Securities Act": The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage Loan a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificate": Any Class A-1, Class A-2, Class XC or Class XP Certificate or the Class A-2F Regular Interest.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool (less the aggregate CML Subordinate Balance of the CML Subordinate Components) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate.

            "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan (less, with respect to any CML, the Subordinate Balance of the related Subordinate Component) as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan (less, with respect to any CML, the Subordinate Balance of the related Subordinate Component) as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

            "Servicer Protective Action": As defined in Section 3.30(a).

            "Servicer Reports": As defined in Section 4.02 (a).

            "Servicer Watch List Report": As defined in Section 4.02(b).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": Subject to Section 3.19(d), all customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Mortgage Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan or Companion Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan, Companion Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(e).

            "Servicing Retained Bid": As defined in Section 7.01(e).

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms or the relevant Mortgage Loans, to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder: (a) in accordance with the higher standard of (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, for other third parties, giving due consideration to customary and usual standards of practice of prudent commercial institutional lenders servicing their own mortgage loans and assets comparable to the Mortgage Loans serviced hereunder and (ii) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans or assets, as applicable, owned by it; (b) with a view to the timely collection of all Monthly Payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date));
(c) taking into account that each Companion Holder's interest in a Companion Loan is subordinate to that of the Trust's interest in the related AB Mortgage Loan as provided in the related Co-Lender Agreement; and (d) without regard to:
(i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with any related Mortgagor or any other party to the Agreement; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances;
(iv) the Special Servicer's obligation to make or to direct the Master Servicer to make Servicing Advances (including Emergency Advances); (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction; (vi) any credit that it or any of its affiliates has extended to any Mortgagor (e.g., partnership debt); (vii) the ownership or servicing of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer; and (viii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of REMIC II Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest.

            "Single-Purpose Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and which has agreed, either in such organizational documents or the loan documents relating to any related Mortgage Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the mortgage loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single-purpose entity requirements.

            "Special Action": As defined in Section 3.21(e).

            "Special Servicer": First Union National Bank, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Balloon Payment and such failure has continued unremedied for thirty (30) days, and the Mortgagor has not delivered to the Master Servicer, on or prior to the date thirty (30) days beyond the due date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

            (c) the Master Servicer or the Special Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur and would not be cured within sixty (60) days or in the case of a Balloon Payment would not be cured for at least thirty (30) days; or

            (d) there shall have occurred a default under the related loan documents, other than as described in clause (a) or (b) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

            (w) with respect to the circumstances described in clauses (a) and
(b) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x) with respect to the circumstances described in clauses (c), (e),
(f), and (g) above, such circumstances cease to exist in the reasonable judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) above, such default is cured; and

            (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

            "Startup Day": With respect to each of the CML Loan REMIC, REMIC I and REMIC II, the day designated as such in Section 10.01(c). With respect to the ED Loan REMIC, July 27, 2001.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. With respect to any Companion Loans on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V or a Residual Certificate.

            "Substitution Shortfall Amount": An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan(s) as of the date of substitution.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicer Termination Compensation": As defined in Section 3.22(d).

            "Sub-Servicer Termination Fee": As defined in Section 3.22(d).

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Successful Bidder": As defined in Section 7.01(e).

            "Swap Counterparty": Bank of America, N.A., a national banking association, acting in such capacity or its successor in interest.

            "Swap Default": (i) Any failure on the part of the Swap Counterparty, after the expiration of all applicable time periods in which to take such actions (as set forth in the Schedule to the ISDA Master Agreement), to (a) make a required payment under the Swap Documents or (b) either post acceptable collateral or find (and transfer its rights and obligations under the Swap Documents to) an acceptable replacement swap counterparty after a Rating Agency Trigger Event has occurred and is continuing (as required by Part 1, paragraph (k) of the Schedule to the related ISDA Master Agreement) or (ii) the designation of an Early Termination Date under the Swap Documents in accordance with the terms thereof.

            "Swap Documents": The ISDA Master Agreement and Schedule to the ISDA Master Agreement, dated as of November 16, 2001, by and between the Swap Counterparty and the Trust, including the related Confirmation for U.S. Dollar Interest Rate Swap Transaction, dated November 16, 2001, entered into thereunder.

            "Tax Matters Person": With respect to each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations
Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Tenant": With respect to each Credit Lease, the lessee thereunder.

            "Termination Strip": As defined in Section 3.22(d).

            "Title Policy": As defined in the definition of Mortgage File.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transfer Documents": As defined in the definition of Mortgage File.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereby.

            "Trust Fund": Collectively, all of the assets of the CML Loan REMIC, the ED Loan REMIC, REMIC I, REMIC II and the Grantor Trust.

            "Trustee": Wells Fargo Bank Minnesota, N.A., in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one
(1) month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the Stated Principal Balance (less, with respect to each CML, the CML Subordinate Balance) as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve (12) thirty (30) day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date.

            "Trustee Fee Rate": A rate of 0.002% per annum.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.com/cmbs", or at such other address as the Trustee may designate from time to time.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Uncertificated Accrued Interest": With respect to any CML Loan REMIC Senior Regular Interest, for any Distribution Date, one month's interest at the CML Remittance Rate applicable to such CML Loan REMIC Senior Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such CML Loan REMIC Senior Regular Interest outstanding immediately prior to such Distribution Date. With respect to the ED Loan REMIC Regular Interest, for any Distribution Date, one month's interest at the Adjusted Net Mortgage Rate applicable to the ED Loan for such Distribution Date, accrued on the principal balance of the ED Loan outstanding immediately prior to such Distribution Date. With respect to any REMIC I Regular Interest, for any Distribution Date, one (1) month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any CML Loan REMIC Senior Regular Interest, ED Loan REMIC Regular Interest or REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to any CML Loan REMIC Senior Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such CML Loan REMIC Senior Regular Interest for such Distribution Date, reduced (to not less than zero) by the amount of Prepayment Interest Shortfalls, if any, for such Distribution Date, which relate to the Corresponding CML and are allocable to the REMIC II Regular Certificates in accordance with the definition of "Distributable Certificate Interest" for such Distribution Date. With respect to any ED Loan REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such ED Loan REMIC Regular Interest for such Distribution Date, reduced (to not less than zero) by the amount of Net Aggregate Prepayment Interest Shortfalls, if any, for such Distribution Date, which relate to the ED Loan. With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": With respect to any Class of CML Loan REMIC Senior Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the initial principal amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the related CML Senior Balance on the Distribution Date immediately prior to such date of determination. With respect to the ED Loan REMIC Regular Interest, as of any date of determination, the Stated Principal Balance of the ED Loan.

            "Underwriter": Each of Banc of America Securities LLC, First Union Securities, Inc. and Deutsche Banc Alex. Brown Inc.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 95% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 5% of the Voting Rights shall be allocated to the Holders of the Class X Certificates (allocated pro rata between the Class XP and Class XC Certificates based upon their Class Notional Amounts). The Class R-I Certificates, the Class R-II Certificates and the Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and REO Loans, weighted on the basis of the respective Stated Principal Balances (less, with respect to each CML, the Class Principal Balance of the Corresponding Class V Certificates) of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date; provided, however, that in the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition.

            "Withheld Amounts": As defined in Section 4.05.

            "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Mortgage Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but which is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

            SECTION 1.02 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied in accordance with express provisions of the related loan documents, and in the absence of such provisions, to the extent not inconsistent with the related loan documents for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Advances and interest thereon and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan, eighth, as a recovery of any assumption and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Advances; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; fifth, as a recovery of any other amounts (including, without limitation, as a recovery of Default Charges) deemed to be due and owing in respect of the related REO Loan; and, sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt.

            (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

            (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

            SECTION 1.03 Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01 Conveyance of Mortgage Loans and ED Loan REMIC
Interests.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as "Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3". Wells Fargo Bank Minnesota, N.A. is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 4, 11, 12, 13, 15, 16, 17, 18, 19, 20 and 21 of each of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, (iii) the ED Loan REMIC Interests and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all scheduled payments of principal and interest under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong and be promptly remitted to the Depositor) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Sellers; (ii) any REO Property acquired in respect of a Mortgage Loan, (iii) the ED Loan REMIC Interests and (iv) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account (if established), subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements.

            In connection with the Depositor's assignment pursuant to Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage
Loan) at the expense of the Special Servicer. None of the Trustee, any Custodian, the Master Servicer, the Back-up Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b).

            The conveyance of the Mortgage Loans, the ED Loan REMIC Interests and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans, the ED Loan REMIC Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in November 2001 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the Distribution Account, the REMIC II Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Excess Interest Distribution Account or the REO Account, and all reinvestment earnings on such amounts, the ED Loan REMIC Interests and all of the Depositor's right, title and interest under each of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and First Union/BACM Mortgage Loan Purchase and Sale Agreement, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) The Depositor hereby covenants that it will enforce the delivery obligations of the related Mortgage Loan Seller under Sections 2(e) of the related Mortgage Loan Purchase and Sale Agreement for the benefit of the parties to this Agreement and for the benefit of the Certificateholders. None of the Trustee, any Custodian, the Depositor, the Master Servicer, the Back-up Master Servicer or the Special Servicer shall in any way be liable for any failure by a Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(c) or Section 2(e) of the related Mortgage Loan Purchase and Sale Agreement.

            (d) If any of the endorsements referred to in clause (i) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for completing promptly the related endorsement in the name of the Trustee (in such capacity). If a Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, it may deliver a copy of such Mortgage Note, together with a lost note affidavit and indemnity, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(d) and the delivery requirements of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable. If a Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xiii) of the definition of "Mortgage File", with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this Section 2.01(d) and the delivery requirements of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple loans, documents and/or instruments) by such Mortgage Loan Seller, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within one hundred eighty (180) days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as such Mortgage Loan Seller, in good faith is attempting to obtain from the appropriate recording or filing office such original or copy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv),
(viii) (if recorded), (xi) and (xiii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the First Union/BACM Mortgage Loan Purchase and Sale Agreement or the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iii), (v), (vii) or (xi)(B) of the definition of "Mortgage File", the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related First Union/BACM Mortgage Loan Purchase and Sale Agreement or Bank of America/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an Omnibus Assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 180 days of the Closing Date.

            If a Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this Section 2.01(d) and the delivery requirements of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by such Mortgage Loan Seller, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within one hundred eighty
(180) days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as such Mortgage Loan Seller, is in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If a Mortgage Loan Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued or located, the delivery requirements of this Section 2.01(d) and the delivery requirements of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided that such Mortgage Loan Seller, shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a binding commitment for title insurance "marked-up" at the closing of such Mortgage Loan, an interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy. In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Depositor, the Master Servicer, the Back-up Master Servicer or the Special Servicer shall in any way be liable for any failure by a Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(d).

            (e) With respect to the Bank of America Mortgage Loans, pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement, Bank of America is obligated, as to each Bank of America Mortgage Loan, at the expense of Bank of America, to promptly (and in any event within 45 days of the Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses
(iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the party responsible for filing it, who will then forward the original recorded document to the Trustee, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the party responsible for filing it, and who will then forward such original document to the Trustee and a copy thereof to the Master Servicer. Pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement, if any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Bank of America, in the case of the Bank of America Mortgage Loans, shall in each such case promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter Bank of America, in the case of Bank of America Mortgage Loans, shall in each such case, at its own expense, submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

            With respect to the First Union Mortgage Loans, the Trustee shall, for a fee paid to the Trustee on the Closing Date by the related Mortgage Loan Seller as to each First Union Mortgage Loan, promptly (and in any event within 45 days of the Closing Date, unless recording/filing information is not available by such time for assignments solely due to recorder's office delay, in which case such submission shall be made promptly after such information does become available from the recorder's office) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC-1, UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee, and each such UCC-1, UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee. At such time as such assignments, UCC-1s, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall periodically forward a copy of each thereof to the Master Servicer. Pursuant to the First Union Mortgage Loan Purchase and Sale Agreement, if any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall within 30 days of its knowledge thereof direct First Union as a Mortgage Loan Seller to promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and thereafter the Trustee shall in each such case submit the substitute or corrected documents or cause such to be submitted for recording or filing, as appropriate.

            (f) All documents and records in the Depositor or Mortgage Loan Sellers' possession (or under its control) relating to the Mortgage Loans (except attorney-client privileged communications or confidential internal credit analysis of the client) that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of a Mortgage Loan Seller (or, in either case, under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the appropriate Mortgage Loan Seller, to the Master Servicer, within five (5) Business Days of the Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (g) [RESERVED]

            (h) In the event a Mortgage Loan is repurchased by a Mortgage Loan Seller, the Trustee shall execute such assignment documents as are provided to it in order to re-assign any rights that the related Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to such Mortgage Loan Seller under the relevant Mortgage Loan Purchase and Sale Agreement to the Mortgage Loan Seller in respect of any such Mortgage Loan. The Trustee shall have no responsibility to file or record any such assignment documents.

            SECTION 2.02 Execution, Authentication and Delivery of Class V Certificates; Creation of CML Loan REMIC Regular Interests and CML Loan REMIC Residual Interest.

            Concurrently with the assignment and in exchange for the CMLs, (a) the Trustee agrees to hold the CMLs included in the CML Loan REMIC, (b) the Trustee acknowledges the issuance of the CML Loan REMIC Regular Interests and the CML Loan REMIC Residual Interest, (c) the Depositor assigns the CML Loan REMIC Senior Regular Interests to the Trustee as assets of REMIC I pursuant to
Section 2.09, and (d) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class V Certificates in authorized denominations. The CML Loan REMIC Residual Interest is evidenced by the Class R-I Certificates issued pursuant to Section 2.09. The interests evidenced by the CML Loan REMIC Residual Interest, together with the CML Loan REMIC Senior Regular Interests and the Class V Certificates, constitute the entire beneficial ownership of the CML Loan REMIC. The rights of the Holders of the Class R-I Certificates as owners of the CML Loan REMIC Residual Interest, and the rights of the Class V Certificateholders and REMIC I (as holder of the CML Loan REMIC Senior Regular Interests) to receive distributions from the proceeds of the CML Loan REMIC in respect of the CML Loan REMIC Residual Interest and the CML Loan REMIC Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class V Certificates, the CML Loan REMIC Residual Interest and the CML Loan REMIC Senior Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.03 Acceptance of the CML Loan REMIC, ED Loan REMIC and REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.03, and further subject to the Schedule of Exceptions attached hereto as Schedule III, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that (i) the information set forth in the Mortgage Loan Schedule with respect to the information specified in clause
(iv) of the definition of Mortgage Loan Schedule is correct, and (ii) it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans and the ED Loan REMIC Interests, and that it holds and will hold all other assets included in the CML Loan REMIC, ED Loan REMIC, REMIC I and the Grantor Trust (in respect of Excess Interest and the ED Loan REMIC Residual Interest) in trust for the exclusive use and benefit of all present and future Certificateholders and the Trustee as holder of the ED Loan REMIC Regular Interest, the CML Loan Senior REMIC Regular Interests, the REMIC I Regular Interests and the Class A-2F Regular Interest.

            (b) Within sixty (60) days of the Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such sixty (60) day period of which event the Trustee and Custodian has notice, within the shorter of sixty (60) days of the Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Sellers with respect to each Mortgage Loan pursuant to Section 2.01(d); and, promptly following such review, the Trustee shall, subject to
Section 2.03(d), certify in writing (substantially in the form of Exhibit H to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Seller that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (v), (ix) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), (xi) and (xxiii) of the Mortgage File and, with respect to Bank of America Mortgage Loans only, those documents specified in clauses (x), (xiii),
(xv) and (xxi) of the definition of Mortgage File to the extent specified in the related Mortgage Loan Checklist as being part of the Mortgage File without regard to the proviso at the end of the definition of "Mortgage File" (unless there is no Mortgage Loan Checklist attached to the Mortgage File), are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(d) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan. If within sixty (60) days of the Closing Date the Trustee shall receive notice of any Mortgage Loan as to which a Servicing Transfer Event or substitution has occurred during such sixty (60) day period, the Trustee shall, upon receipt of a Request for Review (substantially in the form of Exhibit L), promptly review the Mortgage File delivered or caused to be delivered by the related Mortgage Loan Seller with respect to such Mortgage Loan. Such review and the certification regarding the same shall be conducted and prepared in accordance with the standards of review set forth in this paragraph.

            (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Closing Date; and no later than one hundred eighty (180) days after the Closing Date, and subsequently no later than one (1) year after the Closing Date and, if any exceptions are noted, every ninety (90) days thereafter until either (i) all exceptions have been removed, or (ii) the second anniversary of the Closing Date, the Trustee shall, subject to Section 2.03(d), certify in writing (substantially in the form of Exhibit H) to each of the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the Mortgage Loan Sellers that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (v), (ix) (without regard to the verification of the effective date with respect to a title policy or the date of funding with respect to a title commitment), (xi) and (xxiii) of the Mortgage File and, with respect to Bank of America Mortgage Loans only, those documents specified in clauses (x), (xiii), (xv) and (xxi) of the definition of Mortgage File to the extent specified in the related Mortgage Loan Checklist as being part of the Mortgage File without regard to the proviso at the end of the definition of "Mortgage File" (unless there is no Mortgage Loan Checklist attached to the Mortgage File), are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(d), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Sellers with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face, appear to be executed and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the documents identified in clause (i) of the definition of "Mortgage File", the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct and the Mortgage Rate set forth in clause (iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            (d) None of the Trustee, the Master Servicer, the Back-up Master Servicer, the Special Servicer or any Custodian is under any duty or obligation
(i) to determine whether any of the documents specified in clauses (iv) through
(viii), (x), (xi) and (xii) through (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, except, with respect to Bank of America Mortgage Loans only, those documents specified in clauses (x), (xiii), (xv) and (xxi) of the definition of Mortgage File to the extent identified on the related Mortgage Loan Checklist, upon which the Trustee may conclusively rely for such purposes, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Back-up Master Servicer, the Special Servicer or any Custodian shall have any liability because the text of any assignment or endorsement is not in proper or recordable form, if the requisite recording of any document is not in accordance with the requirements of any applicable jurisdiction, or if a blanket assignment is not permitted in any applicable jurisdiction.

            (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Sellers pursuant to Section 2.01(d), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(d) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. Pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement, if and when such party is notified of any material error in the mortgage loan schedule attached to the related Mortgage Loan Purchase and Sale Agreement, Bank of America, if a Bank of America Mortgage Loan is affected, or First Union, if a First Union Mortgage Loan is affected, shall promptly amend such mortgage loan schedule, and distribute such amended mortgage loan schedule to each of the other parties hereto. Such new, corrected mortgage loan schedule shall be deemed to amend and replace the existing mortgage loan schedule; provided, however, that the correction and amendment of such mortgage loan schedule shall not be deemed to be a cure of a Material Breach, if any, that caused such mortgage loan schedule to be in error.

            SECTION 2.04 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

            (a) If any party hereto discovers or receives notice of a Material Document Defect or a Material Breach, the party discovering such Material Document Defect or Material Breach shall give written notice to the other parties hereto and to the Majority Certificateholder of the Controlling Class of such Material Document Defect or Material Breach. Promptly upon becoming aware of any Material Document Defect or Material Breach (including through such written notice provided by any party hereto or the Majority Certificateholder of the Controlling Class as provided above), the Master Servicer shall request in writing (with a copy to the other parties hereto, the Majority Certificateholder of the Controlling Class, the Directing Certificateholder (if different from the Majority Certificateholder of the Controlling Class) and, with respect to a CML, the related CML Representative, that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (the "Initial Resolution Period") (i) correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, in accordance with Section 4(c) of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable, or (ii) repurchase the affected Mortgage Loan or REO Loan (including the Subordinate Component of any CML) in accordance with Section 4(c) of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable; provided, however, that if pursuant to the related Mortgage Loan Purchase and Sale Agreement the related Mortgage Loan Seller certifies in writing to the Depositor
(i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a "qualified mortgage" within the meaning of the REMIC Provisions, (ii) that such Material Breach or Material Document Defect, as the case may be, is not capable of being corrected or cured within the applicable Initial Resolution Period,
(iii) that the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) that the Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be corrected or cured within an additional period not to exceed the applicable Resolution Extension Period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that if the Mortgage Loan Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the two-year period commencing on the Closing Date, and if the Defective Mortgage Loan is still subject to this Agreement, the Mortgage Loan Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), except with respect to a CML, (i) replace such Defective Mortgage Loan with one or more Qualified Substitute Mortgage Loans and (ii) pay any corresponding Substitution Shortfall Amounts. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount is to be wired. Any such repurchase shall be on a whole loan, servicing released basis. Notwithstanding this Section 2.04(a), the absence from the Mortgage File: (i) on the Closing Date of the Note and (ii) by the first anniversary of the Closing Date of the Mortgage Instrument, the Title Insurance Policy or copies of the Transfer Documents, (without the presence of any factor, such as a lost note affidavit with an acceptable indemnity in the case of a missing Mortgage Note, that reasonably mitigates such absence, non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the party discovering such to give the Trustee prompt notice, whereupon the Trustee shall notify applicable Mortgage Loan Seller to cure such Material Document Defect, or, failing that, to repurchase or substitute the related Mortgage Loan or REO Loan, all in accordance with the procedures set forth herein; provided, however, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, Title Policy, Ground Lease or any letter of credit) shall be considered a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligations. In connection with a repurchase of an ED Loan, as contemplated by this Section 2.04(a), the REMIC Administrator shall effect a "qualified liquidation" of the ED Loan REMIC in accordance with the REMIC Provisions.

            (b) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the applicable Mortgage Loan Seller as contemplated by this Section 2.04, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Mortgage Loan" and to send such certification to the Trustee. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in November 2001 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            (c) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.04, upon receipt of a Request for Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) (in the case of any such repurchase) or Substitution Shortfall Amount(s), as applicable, in the Certificate Account (i) the Trustee shall execute and deliver such endorsements, assignments and other documents or instruments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller, or its designee, the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.04, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, or its designee, all portions of the Mortgage File, the Servicing File, any additional collateral and other documents pertaining to each such Mortgage Loan held by or on behalf of it, the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan and the Master Servicer shall notify the applicable Mortgagor of such transfer; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.04, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

            (d) The Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            (e) The Master Servicer (in the case of non-Specially Serviced Mortgage Loans) and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, on behalf of the Trustee and for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 4 of the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement and the First Union/BACM Mortgage Loan Purchase and Sale Agreement. The Trustee, the Master Servicer and the Special Servicer, as applicable, shall be reimbursed the out-of-pocket costs and expenses of such enforcement (including attorney's fees and litigation costs and expenses) as Additional Trust Fund Expenses.

            (f) Except as set forth in this Section 2.04(f), the cross-collateralization with respect to a Group shall not be released. With respect to a Material Document Defect or Material Breach as to a Cross-Collateralized Mortgage Loan, such Material Document Defect or Material Breach shall be deemed to affect each other Cross-Collateralized Mortgage Loan in the related Group and the related Mortgage Loan Seller shall be required under the applicable Mortgage Loan Purchase and Sale Agreement to, in its discretion, either:

            (i) repurchase or substitute for each such other Cross-Collateralized Mortgage Loan which is materially and adversely affected by such Material Document Defect or Material Breach unless such Cross-Collateralized Mortgage Loan is released from its cross-collateralization and cross-default provisions so long as such Cross-Collateralized Mortgage Loan is held in the Trust Fund; or

            (ii) repurchase or substitute for each such other Cross-Collateralized Mortgage Loan in accordance with Section 2.04(a) above unless, in the case of a breach, the Cross-Collateralized Mortgage Loan Repurchase Criteria with respect to such Cross-Collateralized Mortgage Loan would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Cross-Collateralized Mortgage Loan as to which a Material Document Defect or Material Breach had initially occurred without regard to this paragraph. The determination of the Master Servicer as to whether the Cross-Collateralized Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error.

            With respect to any Cross-Collateralized Mortgage Loan which is repurchased in the manner prescribed in clause (ii) of the immediately preceding paragraph while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, each Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loan or Cross-Collateralized Mortgage Loans held by such party, then both parties have agreed pursuant to the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Cross-Collateralized Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof conveyed hereunder, to the extent that the Mortgage Loan Seller repurchases an affected Cross-Collateralized Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans. The Mortgagor or Mortgagors of each Cross-Collateralized Mortgage Loan are intended third party beneficiaries of the provisions of this Section 2.04(f) permitting a release of cross-collateralization to the extent provided herein, and the provisions of this Section 2.04(f) shall not be amended without the consent of such Mortgagor or Mortgagors.

            In the event a Mortgage Loan Seller is required to repurchase a Cross-Collateralized Mortgage Loan pursuant to this Section 2.04 and such Mortgage Loan Seller elects to release the cross-collateralization of any Cross-Collateralized Mortgage Loans in the related Group pursuant to subsection
(i) of this Section 2.04(f), the Mortgage Loan Seller shall promptly notify the Master Servicer of such election and the Master Servicer shall obtain an Opinion of Counsel that such release will not result in an Adverse REMIC Event. The related Mortgage Loan Seller shall be responsible for the cost of such Opinion of Counsel up to $2,500.

            Notwithstanding the foregoing, the applicable Mortgage Loan Seller may repurchase all of such Cross-Collateralized Mortgage Loans as to which the document omission or defect or breach has occurred or has been deemed to occur pursuant to this Section 2.04(f).

            (g) The Master Servicer (with respect to non-Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), for the benefit of Certificateholders shall enforce, after notice to the Trustee, any of the obligations of each Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement. Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole). All out of pocket expenses (including attorney's fees and litigation costs and expenses) incurred by the Master Servicer or the Special Servicer in carrying out its obligations hereunder shall be reimbursable to the Master Servicer or the Special Servicer, as applicable, and constitute Additional Trust Fund Expenses. The Trustee shall upon request promptly furnish or cause to be furnished to the Master Servicer or the Special Servicer, as applicable, limited powers of attorney and other documents necessary, delivered to it by the Master Servicer or Special Servicer for execution, or appropriate to enable the Master Servicer or Special Servicer to carry out such enforcement duties subject to Section 3.01(c).

            SECTION 2.05 Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (ix) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            SECTION 2.06 Representations and Warranties of the Master Servicer and the Back-up Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Master Servicer is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or, any of its officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) The Back-up Master Servicer and any other successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.07 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Special Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.08 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) Wells Fargo Bank Minnesota, N.A. both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Bank set forth in
Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            SECTION 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets and for the ED Loan REMIC Residual Interest conveyed to the Trustee pursuant to Section 2.01(b) and the CML Loan REMIC Residual Interest issued pursuant to Section 2.02, the Class R-I Certificates in authorized denominations. The residual interest in REMIC I evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II and the Grantor Trust to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            SECTION 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates and the Class A-2F Certificates, and the Trust as holder of the Class A-2F Regular Interest. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates and Class A-2F Certificates and the Trust as holder of the Class A-2F Regular Interest.

            SECTION 2.11 Issuance of the REMIC II Certificates and the Class A-2F Regular Interest.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Class A-2F Regular Interest has been issued as of the Closing Date and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations. The interests evidenced by the REMIC II Certificates and the Class A-2F Regular Interest constitute the entire beneficial ownership of REMIC II. The rights of the Holders of the REMIC II Certificates and the Class A-2F Certificates and the Trust as holder of the Class A-2F Regular Interest to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement

            SECTION 2.12 Conveyance of the Class A-2F Regular Interest and the Excess Interest.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all right, title and interest of the Depositor in and to (i) the Class A-2F Regular Interest, and (ii) the Excess Interest to the Trustee for the benefit of the Holders of the Class A-2F Certificates and Holders of the Class Q Certificates, respectively. The Trustee acknowledges the assignment to it of (i) the Class A-2F Regular Interest, and (ii) the Excess Interest and declares that it will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2F Certificates and Holders of the Class Q Certificates, respectively.

            SECTION 2.13 Issuance of Class A-2F Certificates.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2F Regular Interest to the Trustee for the benefit of the Holders of the Class A-2F Certificates. The Trustee acknowledges the assignment to it of the Class A-2F Regular Interest and acknowledges entering into the Swap Documents, on behalf of the Trust, pursuant to Section 3.28 and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2F Certificates.


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01 Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders in accordance with any and all applicable laws and the terms of this Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage
Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein.

            (b) Subject to Section 3.01(a) and the terms and provisions of this Agreement, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.22, through Sub-Servicers, in which case the Sub-Servicers shall so act (including the execution of documents on behalf of the Master Servicer on behalf of the Trustee described in clause (i), clause (ii) and clause (iii) of the next sentence); provided, however, that execution of the documents described in clause (iii) of the next sentence shall require the consent of the Master Servicer), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder.

            (c) Notwithstanding anything herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent which consent shall not be unreasonably withheld or delayed (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or the Special Servicer's representative capacity, provided that solely with respect to (i) above if the Trustee has not responded to the Master Servicer's or Special Servicer's request for such consent within 5 days from the date of the Trustee's receipt of such request, the Trustee shall be deemed to have consented to such request, or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (d) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

            (f) Within 30 days after the Closing Date, the Master Servicer shall notify each Lease Enhancement Policy Insurer and RVI Policy Insurer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and RVI Policy and (ii) Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of the Bank of America, N.A.--First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, respectively, shall be the loss payee under each RVI Policy and shall be named the insured party under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of an Insured Event under any Lease Enhancement Policy or RVI Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. With respect to each Lease Enhancement Policy and RVI Policy, the Master Servicer and the Special Servicer shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy. The Special Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Insurer or the RVI Policy Insurer, as the case may be, within five Business Days after receiving notice or obtaining actual knowledge of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall abide by the terms and conditions relating to enforcing claims and monitor the dates by which any claim or action must be taken (including delivering any notices to the Lease Enhancement Policy Insurer or RVI Policy Insurer or performing any actions required under each policy) under each RVI Policy and Lease Enhancement Policy to realize the full value of such RVI Policy or Lease Enhancement Policy, as applicable, for the benefit of the Certificateholders. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy or RVI Policy and of any Policy Termination Event of which the Master Servicer does not already have notice.

            (g) In the event that the Master Servicer receives notice of any Policy Termination Event, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Trustee and the Rating Agencies of such Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer, address such Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance or if such advance is deemed to be a Nonrecoverable Advance such fees shall be reimbursable to it as an Additional Trust Fund Expense from the Certificate Account pursuant to Section 3.05(a).

            (h) Within 60 days after the Closing Date, the Master Servicer shall notify (i) each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and
(ii) each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer shall service such Mortgage Loan for the benefit of the Certificateholders.

            (i) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

            (j) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer make a Servicing Advance with respect to (i) any Companion Loan to the extent the related AB Mortgage Loan has been paid in full or is no longer included in the Trust Fund or (ii) any CML to the extent that the Corresponding CML Senior Balance has been reduced to zero.

            SECTION 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans; and, provided, further, that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section
3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment, provided that for any waiver thereafter of Default Charges in connection with a Mortgage Loan that is thirty (30) days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver. The Directing Certificateholder's consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within ten (10) Business Days of its receipt of such request.

            (b) At least ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such date.

            SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer);
(v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two (2) Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

            (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall use efforts consistent with the Servicing Standard to effect payment thereof prior to the applicable penalty or termination date but in no event later than foreclosure. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans and REO Loans, advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance (any determination that such advance would be a Nonrecoverable Servicing Advance shall be made in accordance with Section 3.11(g)). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties and REO Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts. The Special Servicer shall within two (2) Business Days after receipt deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer (or the Special Servicer with respect to a Specially Serviced Mortgage
Loan) shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer (or the Special Servicer with respect to a Specially Serviced Mortgage Loan) shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related mortgage loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans) shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04 Certificate Account, the Distribution Account, the Companion Distribution Account and the REMIC II Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within two (2) Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans or Companion Loans;

            (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans or Companion Loans and all Prepayment Premiums received in respect of the Mortgage Loans or Companion Loans;

            (iii) all payments on account of Default Charges on such Mortgage Loan or Companion Loan as provided in Section 3.05(a)(viii) and Section 3.27;

            (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan or Companion Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to
      Section 9.01);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

            (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

            (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

            (ix) any proceeds from the repurchase of Mortgage Loans under
      Section 2.04 of this Agreement;

            (x) any other amounts received under a Co-Lender Agreement that are attributable to an AB Mortgage Loan; and

            (xi) all payments on account of Excess Interest.

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Certificate Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Certificate Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Certificate Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Certificate Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Default Charges, charges for beneficiary statements or demands, charges for checks returned for insufficient funds on accounts held by the Special Servicer and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(vi) above with respect to any Mortgage Loan or Companion Loan, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two (2) Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the REMIC I Regular Interests and the Class A-2F Regular Interest, and the Certificateholders. The Companion Paying Agent shall also establish and maintain a trust account for distributions to the Companion Loans (the "Companion Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of each Companion Holder. The Distribution Account and the Companion Distribution Account shall be Eligible Accounts. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

            In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the related Distribution Date.

            The Master Servicer shall deliver to the Companion Paying Agent each month on or before 1:00 p.m. (New York time) on the Master Servicer Remittance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Companion Holder pursuant to the related Co-Lender Agreement (such amount, the "Companion Loan Remittance Amount").

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

            (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            All such amounts deposited in respect of the ED Loan shall be deemed to be distributed in respect of the ED Loan REMIC Regular Interest and the ED Loan REMIC Residual Interest as set forth in the ED Loan REMIC Declaration.

            All such amounts deposited in respect of the CMLs shall be deemed to be distributed in respect of the CML Loan REMIC Senior Regular Interests pursuant to Sections 4.01(k)(i), (ii) and (iii) hereof, the CML Subordinate Components and the CML Loan REMIC Residual Interest.

            (c) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Trust as holder of the Class A-2F Regular Interest and the Certificateholders (other than the Class R-I Certificateholders). The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a subaccount of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the Distribution Account and deposit or be deemed to deposit in the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(ii) hereof on such date.

            (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the Floating Rate Account, and the REMIC II Distribution Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account and the REMIC II Distribution Account prior to any change thereof.

            (e) On or before the Closing Date, the Trustee shall establish and maintain the Floating Rate Account for the benefit of the Class A-2F Certificateholders. The Floating Rate Account may be a sub-account of the Distribution Account. The Floating Rate Account shall (i) at all times be an Eligible Account, (ii) be entitled: "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for Holders of the Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Floating Rate Account, Class A-2F" and (iii) relate solely to the Class A-2F Certificates, and the Trustee shall have the exclusive right to withdraw funds therefrom. The Trustee shall be deemed to transfer from the REMIC II Distribution Account on each Master Servicer Remittance Date an amount equal to those amounts payable under the related Class A-2F Regular Interest pursuant to Section 4.01(b) for the related Distribution Date and
Section 4.01(j) hereof and shall deposit into the Floating Rate Account all amounts received under the Swap Documents in respect of such Distribution Date. Amounts in the Floating Rate Account shall be held uninvested. The Trustee shall make withdrawals from the Floating Rate Account in the following order of priority and only for the following purposes:

            (i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to make distributions to the Holders of the Class A-2F Certificates pursuant to Section 4.01(j);

            (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Documents on or before 5:00 p.m. (New York time) on each Master Servicer Remittance Date; and

            (iv) to clear and terminate the Floating Rate Account pursuant to
      Section 9.01.

            SECTION 3.05 Permitted Withdrawals From the Certificate Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) (A) to remit to the Trustee no later than 12:00 noon (New York time) for deposit in the Distribution Account and the Excess Interest Distribution Account the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a) or Section 4.06, as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date; and (B) to remit to the Companion Paying Agent for deposit in the Companion Distribution Account the related Companion Loan Remittance Amount and any amount relating to a Companion Loan that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Master Servicing Fees, Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan (or the related Companion Loan if such Mortgage Loan is an AB Mortgage Loan) or REO Loan as to which such P&I Advance was made;

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (other than with respect to the CML Subordinate Component of each CML) and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Mortgage Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Trustee's, Master Servicer's and the Special Servicer's, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan (or the related Companion Loan if such Mortgage Loan is an AB Mortgage Loan) or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances and Advance Interest at the Reimbursement Rate (to the extent such Advance Interest is not reimbursed from Default Charges to the extent contemplated by the immediately following clause (viii)) made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

            (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, in that order, any Advance Interest due and owing thereto, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) being payable from, and limited to Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (ix) at or following such time as the Master Servicer reimburses itself, the Special Servicer, the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or
      Section 3.03, and insofar as payment has not already been made pursuant to clauses (vii) and (viii) above, to pay the Trustee, the Master Servicer or the Special Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

            (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), and, subject to Section 3.19(e), any Net Investment Earnings in respect of amounts held in the Certificate Account for any Collection Period;

            (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Prepayment Interest Excesses (subject, however, to Section 3.19(e) of this Agreement), and any Net Default Charges collected on any non-Specially Serviced Mortgage Loans and payable to the Master Servicer in accordance with Section 3.27, and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Specially Serviced Mortgage Loans and payable to the Special Servicer in accordance with Section 3.27;

            (xii) to reimburse, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to Section 6.03;

            (xiii) to pay, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(b) and 3.30(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.16(a) and 3.20(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), (E) the costs of any environmental assessments and remediation required to be provided with respect to a Mortgaged Property, (F) the cost of recording this Agreement in accordance with Section 11.02(a), and (G) the cost of obtaining information from the Depository in accordance with Section 3.21(f);

            (xiv) to pay itself, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Mortgage Loan Sellers, a Class V Certificateholder, a Companion Holder or any other Person, as the case may be, with respect to each Mortgage Loan or Companion Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and, to the extent that the Trustee has incurred expenses reimbursable by the Depositor under Section 8.13, Section 8.13;

            (xvi) to pay any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of Section 8.08(a);

            (xvii) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the Companion Loan Remittance Amount;

            (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

            (xix) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xix) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made; and

            (xx) to withdraw Funds deposited into the Certificate Account in error.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited in the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix) above, then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that where, as in clauses (ii), (vi), (vii), (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Certificate Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds. Any amounts withdrawn from the Certificate Account pursuant to clauses (ii) through (xvi) above that are specific to the ED Loan or the CMLs shall be allocated to the ED Loan REMIC or the CML Loan REMIC (in respect of the Corresponding CML), as applicable, and any amount so withdrawn that is not specific to a particular Mortgage Loan shall be allocated by the REMIC Administrator among REMIC I, the ED Loan REMIC and the CML Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan (and on a property-by-property basis for REO Loans) when appropriate, in connection with any deposits to the Certificate Account pursuant to Section 3.04 and withdrawals from the Certificate Account pursuant to clauses (ii) through (xiv) above sufficient to determine the amounts attributable to the ED Loan REMIC (with respect to the ED Loan), the CML Loan REMIC (with respect to the CMLs), REMIC I (with respect to the Majority Mortgage Loans) and the Companion Loans. The Master Servicer shall, to the extent permitted by the terms of the related Co-Lender Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this Section 3.05(a) (other than amounts referenced in clause (xvii)) which relate to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full in a prior Collection Period.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to be deemed to transfer from the CML Loan REMIC to REMIC I amounts distributable in respect of each CML Loan REMIC Senior Regular Interest pursuant to Section 4.01(k) and from the ED Loan REMIC to REMIC I amounts distributable in respect of the ED Loan REMIC Regular Interest pursuant to Section 4.01(m), and as contemplated by Section 3.04(c), to deposit or be deemed to deposit into the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests;

            (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
      Section 8.05(a) (except with respect to the CML Subordinate Components and the Companion Loans), and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

            (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iv) as contemplated by Section 11.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
      Section 11.01(a) or 11.01(d) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

            (vi) to (A) pay any and all federal, state and local taxes imposed on the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h); and

            (vii) to transfer to the Interest Reserve Account an amount equal to the Withheld Amounts for the one (1) month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year) pursuant to Section 4.05 in respect of the Majority Mortgage Loans and the ED Loan REMIC Regular Interest; and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            Taxes imposed on the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) through (v) above shall be allocated by the REMIC Administrator among REMIC I, the CML Loan REMIC and the ED Loan REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans (minus, in the case of the CML Loan REMIC, the Class Principal Balance of the Corresponding Class V Certificates).

            (c) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by Section 4.01(l).

            (d) The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class A-2F Certificates and the Class R-I Certificates) on each Distribution Date and to the Floating Rate Account with respect to the Class A-2F Regular Interest pursuant to Section 4.01(b) or Section 9.01, as applicable; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            SECTION 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, and the Special Servicer may direct any depository institution maintaining the REO Account and the Trustee may direct any depository institution maintaining the Interest Reserve Account and the Excess Interest Distribution Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, and the Trustee (with respect to the Interest Reserve Account and the Excess Interest Distribution Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account and the Servicing Account) or the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account and the Excess Interest Distribution Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Servicing Account and all Reserve Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Interest Reserve Account and the Excess Interest Distribution Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Interest Reserve Account and the Excess Interest Distribution Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account and the Excess Interest Distribution Account and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            (e) Funds held in the Distribution Account or the Companion Distribution Account shall remain uninvested.

            SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor is required by the terms of the related Mortgage Loan and does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof)), to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage Loan (subject to applicable law), provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. Upon request, the Master Servicer shall make available to the Trustee copies of each insurance policy and declaration of insurance for a Mortgaged Property covered by an insurance policy. Any amounts the Master Servicer pays to maintain insurance as set forth herein shall constitute Servicing Advances. The Special Servicer shall maintain for each REO Property with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage (to the extent available at commercially reasonable rates) and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard and to the extent such insurance is available at commercially reasonable rates the cost of which shall be paid as a Servicing Advance, or the Special Servicer may request the Master Servicer to make such Servicing Advance, and the Master Servicer or the Special Servicer, as applicable, shall be reimbursed for the premium costs thereof and any deductible relating to such insurance as a Servicing Advance with Advance Interest pursuant to Section 3.05(a). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b) (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs and any deductible thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance by the Master Servicer at the direction of the Special Servicer (in the case of a Specially Serviced Mortgage Loan) under Section 3.07(a) which is reimbursable to the Master Servicer pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a reasonable deductible clause, in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

            (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a forced placed insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (A) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (B) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such forced placed insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer, or the Special Servicer, shall constitute a Servicing Advance which is reimbursable to the Master Servicer or the Special Servicer pursuant to and to the extent permitted under Section 3.05(a). The Master Servicer or the Special Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such forced placed insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such forced placed insurance policy may contain a reasonable deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Certificate Account from its own funds (without right of reimbursement) the amount not otherwise payable under the forced placed policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without thirty (30) days' prior written notice to the Trustee.

            In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with Qualified Insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without thirty
(30) days' prior written notice to the Trustee.

            SECTION 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

            (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms (1) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or (2) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard, but subject to Section 3.20(a)(iii);

            (i) Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause, unless (x) such Mortgage Loans are as described in the immediately below clause (A) or (y) both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Mortgage Loans (not referenced in the immediately below clause (A)) in the manner set forth in the immediately below clauses (B),
      (C) and (D):

                  (A) With respect to the above, such prohibition shall not
            apply to those non-Specially Serviced Mortgage Loans which (1) are recourse, in connection with transfers and assumptions under such Mortgage Loans in which the obligations of the original recourse parties (including any guarantors) of such Mortgage Loans are not changed, such as transfers to inter vivos trusts for tax or estate planning purposes or (2) have a Stated Principal Balance less than $2,500,000.

                  (B) For any Mortgage Loan not so referenced in the immediately above clause (A), neither the Master Servicer nor the Special Servicer shall waive any right it has or grant any consent that it is otherwise entitled to withhold in connection with the related "due-on-sale" clause unless the Directing Certificateholder shall have consented which consent shall be deemed given if the Master Servicer or the Special Servicer, as applicable, shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence within ten (10) Business Days and the Directing Certificateholder shall not have objected in writing via fax or email to such request. In connection with such request the Master Servicer or the Special Servicer, as applicable, shall provide to the Directing Certificateholder, written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

                  (C) In addition if any Mortgage Loan that is referenced in clause (A)(1) or clause (B) above:

                      (1) has a then-outstanding principal balance of $20,000,000 or more;

                      (2) is a Mortgage Loan such that if considered together with all other Mortgage Loans to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge, Affiliates of such Mortgagor, the resulting Mortgage Loans would have a then-outstanding principal balance of $20,000,000 or more; or

                      (3) is at the time one of the ten (10) largest loans (by outstanding principal balance) in the Mortgage Pool, then the Master Servicer or the Special Servicer, as the case may be,

            shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee.

                  (D) In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, may require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it (1) shall have provided, at least ten (10) Business Days prior to the granting of such waiver or consent, to the Directing Certificateholder, written notice of the matter, a written explanation of the surrounding circumstances and a request for approval of a waiver of the due-on-encumbrance clause by the Directing Certificateholder, and (2) upon request made within such ten (10) Business Day period, the Special Servicer or the Master Servicer, as applicable, shall have discussed the matter with the Directing Certificateholder provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause, until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. The Master Servicer or the Special Servicer, as applicable may condition its consent or waiver upon the Mortgagor paying all related costs and expenses. For the avoidance of doubt, the Master Servicer shall not be required to prepare any assumption/transfer documentation package in connection with a Specially Serviced Mortgage Loan.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            SECTION 3.09 Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to subsections (b) through (d) of this Section 3.09, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. In connection therewith, any Servicing Advance required to be made by the Master Servicer shall be in all cases subject to the determination of recoverability contemplated by Section 3.11(g). The Special Servicer may direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses (including attorneys fees and litigation costs and expenses) to be incurred on behalf of the Trust in any such proceedings, subject to the Master Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer as contemplated by Section 3.19(d), subject to the Master Servicer being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it appropriate in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer). Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this
Section 3.09(a) to the extent the related AB Mortgage Loan has been paid in full.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause any of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to
      Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable environmental law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

            The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be paid out of the Certificate Account (except with respect to (1) any Companion Loan and any Phase I Environmental Assessment ordered or other such actions taken, after the related AB Mortgage Loan has been paid in full or (2) a CML and any Phase I Environmental Assessment ordered or other such actions taken after its CML Senior Balance has been reduced to zero).

            No Phase I Environmental Assessment relied on as contemplated by this Section shall be older than twelve (12) months; provided, however, that if the Phase I Environmental Assessment is between twelve (12) and eighteen (18) months old, then the Special Servicer shall furnish an updated data base search; provided further, that if the Phase I Environmental Assessment is older than eighteen (18) months, then the Special Servicer shall furnish an entirely new Phase I Environmental Assessment (the cost of which update or new Phase I Environmental Assessment shall be paid out of the Certificate Account as provided in the immediately preceding paragraph).

            Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain a Phase I Environmental Assessment or take any other action pursuant to this Section 3.09(c) in respect of a Companion Loan to the extent the related AB Mortgage Loan has been paid in full.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage,
(i) the Special Servicer shall have notified the Trustee and the Directing Certificateholder in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within thirty (30) days of the Trustee's distributing such notice.

            (e) The Special Servicer shall provide written reports to the Trustee, the Master Servicer, the Directing Certificateholder and the Rating Agencies, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of (i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the related Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders upon written request promptly following its receipt thereof. In addition, the Master Servicer will deliver or cause to be delivered to any of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholders that shall request a copy of any such written reports and any Phase I Environmental Assessments within fifteen (15) days after receipt of such written reports and Phase I Environmental Assessments from the Special Servicer.

            (f) The Special Servicer, with the reasonable cooperation of the Master Servicer, shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Special Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall deliver a copy of any such report to the Trustee and the Master Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall make a Servicing Advance for the costs incurred in pursuing any such deficiency action, provided that the Master Servicer shall not be obligated in connection therewith to advance any funds, which if so advanced would constitute a Nonrecoverable Advance.

            (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

            SECTION 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) The Trustee, if requested, shall promptly (but in no event later than four (4) Business Days following such request) execute and deliver to the Special Servicer any court pleadings (or execute powers of attorney provided to it by the Special Servicer authorizing the Special Servicer to execute and deliver in the name of and on behalf of the Trustee) requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (excluding the CML Subordinate Balance with respect to each CML) (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. No Master Servicing Fee shall be payable with respect to the Companion Loans or the Subordinate Components of the CMLs. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the applicable Master Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of the Master Servicing Fee received by the Master Servicer for the related period, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

            (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

            (i) Net Default Charges, assumption fees, application fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums), in each case to the extent actually collected during the related Collection Period with respect to a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan;

            (ii) amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan;

            (iii) any Prepayment Interest Excesses collected on the Mortgage Loans or Companion Loans (subject, however, to Section 3.19(e) of this Agreement);

            (iv) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Certificate Account for each Collection Period); and

            (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts in accordance with Section 3.06(b) maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i), (ii) and (v) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.


            In the case of each CML, the Master Servicing Fee with respect to the CML Senior Component and additional servicing compensation with respect to the CML shall be an expense of the CML Loan REMIC. The Servicing Fees and additional servicing compensation with respect to the ED Loan shall be an expense of REMIC I.

            The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any master or blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, or Servicing Accounts or Reserve Accounts, as applicable, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan (including a Companion Loan which is deemed to be a Specially Serviced Mortgage Loan) and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan (including a Companion Loan which is deemed to be a Corrected Mortgage Loan). No Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the related Mortgage Loan Seller in satisfaction of its repurchase obligation under the related Mortgage Loan Purchase and Sale Agreement. Furthermore, no Workout Fees will be payable from or based upon the receipt of any Liquidation Proceeds paid by (i) any Majority Certificateholder of the Controlling Class, the Special Servicer or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof or (ii) by any Person in connection with the purchase of a Defaulted Mortgage Loan in accordance with Section 3.18 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of
(i) Mortgage Loans that became Corrected Mortgage Loans prior to the time of termination or resignation, and (ii) (unless the Special Servicer was terminated for cause in such case only clause (i) shall apply) Specially Serviced Mortgage Loans for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related Mortgagor has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan payable only after such requirements have been met; provided, however, that in either case no other event has occurred as of the time of such Special Servicer's termination or resignation that would otherwise cause such Mortgage Loan to again become a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of such Workout Fees.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan (including a Companion Loan which is deemed to be a Specially Serviced Mortgage Loan) or REO Property as to which it receives any partial or unscheduled payment, or full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to Section 3.18, by the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class, a Companion Holder or a Class V Certificateholder pursuant to Section 3.18 or Section 9.01, or by the related Mortgage Loan Seller pursuant to the Bank of America/BACM Mortgage Loan Purchase and Sale Agreement or the First Union/BACM Mortgage Loan Purchase and Sale Agreement, as applicable within the Initial Resolution Period (or, if applicable, the Resolution Extension Period) related to the Material Breach or Material Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property or Insurance Proceeds). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such partial or unscheduled payment, full or discounted payoff and/or Liquidation Proceeds, (excluding any portion of such payoff and/or proceeds that represents accrued but unpaid Excess Interest with respect to an ARD Loan after its Anticipated Repayment Date or accrued but unpaid Default Interest); provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

            In the case of each CML, a Liquidation Fee and/or Workout Fee with respect to a CML Senior Component shall be an expense of the CML Loan REMIC. A Liquidation Fee and/or Workout Fee with respect to the ED Loan shall be an expense of REMIC I.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

            (i) (A) to the extent collected by the Special Servicer when any Mortgage Loan or Companion Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges actually collected on such Mortgage Loan, Companion Loan or REO Loan and payable to the Special Servicer in accordance with Section 3.27; provided, however, that only those Net Default Charges collected on or after the Mortgage Loan or Companion Loan becomes a Specially Serviced Mortgage Loan shall be payable hereunder, and (B) assumption fees, application fees, modification fees, extension fees, consent fees, and waiver fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

            (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

            To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees, charges for beneficiary statements or demands and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans or Companion Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans or Companion Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

            In the case of each CML, amounts described in Section 3.11(d)(i) and
(ii) with respect to a CML Senior Component shall be an expense of the CML Loan REMIC. Amounts described in Section 3.11(d)(i) and (ii) with respect to the ED Loan shall be an expense of REMIC I.

            The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account and the Master Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within fifteen (15) days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five (5) Business Days after such notice, then (subject to Section 3.11(g) below) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

            (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid, subject to the terms of a Co-Lender Agreement with respect to a Loan Pair: first, out of any Default Charges collected on or in respect of the Mortgage Pool in accordance with Section 3.05 and 3.27; and second, at any time coinciding with or following the reimbursement of such Servicing Advance, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account or a Servicing Account.

            (g) Notwithstanding anything to the contrary set forth herein, none of the Special Servicer or the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), or the Trustee shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Certificate Account (and, if such Non-Recoverable Servicing Advances relate to a Loan Pair, out of collections on the related Companion Loan as provided in the related Co-Lender Agreement). The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Depositor, the Special Servicer, the Directing Certificateholder and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve (12) months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer (or the Special Servicer or the Master Servicer at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

            (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (or the Special Servicer or the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

            SECTION 3.12 Inspections; Collection of Financial Statements.

            (a) Commencing in 2002, the Master Servicer (at its own expense) or, in the case of any inspection required to be performed sixty (60) days after delinquency, the Special Servicer, (who shall be reimbursed in connection with such inspection as set forth in the immediately succeeding sentence), shall inspect or cause the inspection of each Mortgaged Property (i) at least once every two (2) years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year), (ii) sixty (60) days after delinquency, and (iii) upon the Debt Service Coverage Ratio of a Mortgage Loan falling below 1.0x, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the fourth succeeding sentence, by the Special Servicer. The commercially reasonable costs of such inspection by the Special Servicer shall be an expense of the Trust Fund which expense shall be reimbursed to the Trust Fund from Default Charges collected by the Special Servicer on such Specially Serviced Mortgage Loan and otherwise paid to the Special Servicer as a Servicing Advance. Notwithstanding anything herein to the contrary, no such inspection shall be required, and no costs of such inspection shall be reimbursable from the Trust Fund, for (i) any Mortgaged Property relating to an AB Mortgage Loan to the extent such AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund or
(ii) a CML to the extent the CML Senior Balance of the Corresponding CML Senior Component has been reduced to zero. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to Section 3.21(a) and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, or (iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer each shall (i) within thirty (30) days of the preparation thereof, deliver electronically to the Directing Certificateholder (and, with respect to a CML, the related CML Representative), the Rating Agencies, each other and the Trustee, which shall then, as required by Section 8.12(b), upon written request of a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholder, deliver to such Holder a copy of such report and (ii) upon request by any such Person, promptly discuss therewith the contents of each such written report prepared or caused to be prepared by or on behalf of it. Furthermore, the Master Servicer shall obtain (and shall deliver to the requesting party and the Trustee) such additional information with respect to the matters addressed in such written report as the Special Servicer, and/or the Directing Certificateholder, may reasonably request and shall cooperate with and reasonably assist the Special Servicer in making direct inquiries with any Mortgagor to the extent any such direct inquiry by the Special Servicer would not violate the terms of any applicable Sub-Servicing Agreement; provided that if the Special Servicer or any such Certificateholder shall desire such an inquiry to be made of a Mortgagor, and if the subject Mortgage Loan is then being primary serviced by a Sub-Servicer, then the Master Servicer shall in each instance (regardless of whether such Mortgage Loan was originated by such Sub-Servicer), unless otherwise agreed by such Sub-Servicer, first request that such Sub-Servicer make such inquiry (and the Master Servicer or the Special Servicer may contact such Mortgagor directly in such instance if such request has been so made to such Sub-Servicer and the requested information has not thereafter been obtained by such Sub-Servicer within a reasonable time). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(a) and, if and to the extent delivered to it in a written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a).

            (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage Loan) annual, quarterly or other periodic operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly: (i) review all such items as may be collected; and (ii) subject to Section 4.02(b), deliver copies of the collected items supporting the reports, and deliver the written reports prepared in respect thereof to the Directing Certificateholder as provided in Exhibit P hereto (and, with respect to a CML, the related CML Representative), and upon request, the Rating Agencies, each other and the Trustee, in each case within thirty (30) days of the later of receipt of such collected items or request pursuant to Section 4.02(b), as applicable (it being understood and agreed that with respect to Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans) that are primary serviced by a Sub-Servicer, such collected items shall be deemed to have been received by the Master Servicer or the Special Servicer, as the case may be, at the same time they are received by the applicable Sub-Servicer retained by such person). The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this Section 3.12(b) and, if and to the extent delivered to it in written or electronic format, the related additional information referred to in the preceding sentence. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

            SECTION 3.13 Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer (with a copy to the Master Servicer in the case of Special Servicer's annual compliance statement) will deliver to the Rating Agencies, the Depositor and the Trustee, which shall, as required by Section 8.12(b), upon written request of a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificateholder, deliver a copy to such Holder, with a copy to the Depositor, on or before April 30 of each year, beginning April 30, 2003, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.14 Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor, the Rating Agencies and the Trustee, which shall promptly deliver a copy to the Directing Certificateholder and, as required by Section 8.12(b), upon request of a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificateholder, to such Holder, to the effect that such firm (i) has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all materials respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one (1) year of such report) with respect to those Sub-Servicers.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

            SECTION 3.15 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Directing Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that Certificateholders and Certificate Owners shall be required to pay their own photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Directing Certificateholder, the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's Internet Website) and the acceptance of a reasonable disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or reasonably appropriate, conditioning access on the execution and delivery of an agreement reasonably governing the availability, use and disclosure of such information. The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            SECTION 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, its nominee, or to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be (i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer shall use its reasonable best efforts to sell any REO Property in accordance with the Servicing Standard, but prior to the end of the third calendar year following the end of the year of its acquisition unless (i) the Trustee, has been granted an extension of time (an "REO Extension") (which extension shall be applied for at least sixty (60) days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such REO Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price except as provided in Section 3.18; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or its agent shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested only in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two (2) Business Days following the end of each calendar month, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve (12) month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            SECTION 3.17 Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than ninety (90) days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within ninety
(90) days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property, such excess costs shall be covered by and reimbursable as a Servicing Advance.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

            SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.04(a) and 9.01.

            (b) After the Master Servicer has pursuant to Section 3.21(a) of this Agreement notified the Special Servicer of a Servicing Transfer Event and in connection therewith has provided the Special Servicer with the information required under Section 3.21(a) with respect to any Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standard as hereinafter provided; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain, at the expense of the Trust Fund, an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer will, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer and the Majority Certificateholder of the Controlling Class promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Majority Certificateholder of the Controlling Class (and (i) in the case of an AB Mortgage Loan, the related Companion Holder or (ii) in the case of a CML, the related CML Representative) the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to Section 3.18(e).

            In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Option Holder. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File and provided to the Special Servicer; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from Independent vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer pursuant to this Section 3.18(b) shall be paid by the Master Servicer as a Servicing Advance and shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (c) At the time a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer and the Majority Certificateholder of the Controlling Class (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Mortgage Loan (subject to the rights of the Class V Certificateholders with respect to a CML and the related Companion Holder for each AB Mortgage Loan) from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Mortgage Loan, the sum of
(1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Prepayment Premium then payable, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund or the related Servicer has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance Rate, and (4) all accrued Special Servicing Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Mortgage Loan pursuant to Section 3.18(b), an amount at least equal to such fair value. Notwithstanding the foregoing, for a period of sixty (60) days after it receives notice of the Special Servicer's fair value determination (the "Controlling Class Option Period"), only the Purchase Option held by the Majority Certificateholder of the Controlling Class may be exercised.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Each Option Holder's Purchase Option with respect to any Defaulted Mortgage Loan, if not exercised, will automatically terminate (A) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout, or (D) subject to the Master Servicer's determination set forth in Section 3.18(e) below, upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to Section 3.18(d) below.

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, and after the expiration of the Controlling Class Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit M, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. Immediately upon receipt of such Purchase Option Notice, the Master Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten (10) days thereafter, each remaining Option Holder may submit to the Master Servicer a Purchase Option Notice for the related Defaulted Mortgage Loan. Upon the expiration of such ten
(10) day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Master Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Master Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Master Servicer shall be effective. The exercise of any Purchase Option pursuant to this Section 3.18(d) shall be irrevocable.

            (e) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person which was chosen by the Master Servicer with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Master Servicer will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

            Notwithstanding anything contained in this Section 3.18(e) to the contrary, if the Special Servicer or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within thirty (30) days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Mortgage Loan, the Trustee, at the expense of the Trust Fund, may obtain an opinion as to the fair value of such Defaulted Mortgage Loans, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the thirty (30) day time period referenced above in this paragraph, the Trustee will have an additional fifteen (15) days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(d) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to
(i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(f) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Mortgage Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in the second paragraph of Section 3.18(f) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (f) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(d) above shall be required to pay in immediately available funds the purchase price specified in its Purchase Option Notice to the Master Servicer within ten (10) Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one (1) Business Day following receipt.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(f). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (g) Unless and until the Purchase Option with respect to any Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Mortgage Loan including workout, foreclosure and sale of any REO Property, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard; provided, however, the Special Servicer shall not sell any Defaulted Mortgage Loan (other than in connection with exercise of a related Purchase Option).

            (h) The Special Servicer shall either sell or auction an REO Property in the manner set forth in Section 3.16(a). The Special Servicer may purchase any REO Property (at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder not less than five (5) Business Days' prior written notice of its intention to sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (i) Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, any Mortgage Loan Seller, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (j) REO Proceeds shall be remitted within two (2) Business Days of its receipt by the Special Servicer to the Master Servicer for deposit into the Certificate Account.

            (k) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one (1) Business Day in the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the party or parties effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of such Defaulted Mortgage Loan with the cooperation of the Master Servicer effecting such purchase (or any designee thereof).

            (l) Subject to Sections 3.18(a) through 3.18(k) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account provided no such fees and charges shall be charged by the Special Servicer to the Controlling Class Option Holder or any assignee in connection with the sale of Defaulted Mortgage Loans. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust except as provided in Section 3.18(i), and if such sale is consummated in accordance with the terms of this Agreement, none of the Depositor, the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (m) If a CML becomes a Defaulted Mortgage Loan, the Special Servicer shall promptly notify in writing the Master Servicer, the Directing Certificateholder and the Trustee, and the Trustee, following its receipt of such notice, shall promptly notify the Holder of the Corresponding Class V Certificates. Upon receipt of such notice, such Holder will have the first option, but not the obligation, to purchase the Corresponding CML from the Trust Fund at a price equal to the Purchase Price thereof. If such Holder fails to exercise such option within 30 days after receipt of such notice, then the Corresponding CML may be sold in accordance with Sections 3.18(b), (c) and (d).

            (n) Notwithstanding the foregoing, pursuant to the terms of the related Co-Lender Agreement, the Companion Holder will have the right to purchase the related AB Mortgage Loan or related REO Property. Such right of the Companion Holder shall be given priority over any provision described in this
Section 3.18. If the AB Mortgage Loan or REO Property is purchased by the Companion Holder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement.

            SECTION 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related Mortgage Loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies and the Majority Certificateholder of the Controlling Class). The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this
Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Either (x) within sixty (60) days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the Appraisal referred to below) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iii) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings or if such proceedings are involuntary sixty (60) days thereafter, (y) on the 120th day following the occurrence of any uncured delinquency in the Monthly Payments with respect to any Mortgage Loan or (z) within thirty (30) days following the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property; unless an Appraisal thereof had previously been received within the prior twelve (12) months and the Special Servicer has no knowledge of changed circumstances that in the Special Servicer's reasonable judgment would materially affect the value of the Mortgaged Property. The cost of such Appraisal shall be advanced by the Master Servicer, subject to Section 3.19(d), such Advance to be made at the direction of the Special Servicer when the Appraisal is received by the Special Servicer. For purposes of this Section 3.19(b), an Appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of less than $2,000,000 only, consist solely of an internal valuation performed by the Special Servicer.

            With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event has occurred with respect thereto during the preceding three months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within thirty (30) days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to Section 3.19(d)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer annually, the Appraisal Reduction Amount, if any, with respect to such loan. Notwithstanding the immediately prior sentence, the Special Servicer shall submit its report in writing to each of the Master Servicer and the Directing Certificateholder for its review and approval to confirm the calculation of the Appraisal Reduction Amount is correct in accordance with the Agreement prior to the submission of such report to the Trustee; provided, that if neither the Master Servicer or the Directing Certificateholder has responded to such report in writing within ten (10) Business Days, the non-responding party will have been deemed to have approved such calculation.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other, to the Directing Certificateholder and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholder, pursuant to Section 8.12(b), the Trustee shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances which were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least ten Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within ten 10 Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of
(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.025% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

            (g) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver to the Trustee, the Special Servicer, the Directing Certificateholder and the Rating Agencies a report (the "Credit Lease Loan Report") stating with respect to each Credit Lease Loan as of a date no earlier than such Determination Date:
(i) all publicly available ratings of S&P's and Fitch's for the related Tenant or guarantor under the Guaranty as of the Closing Date and the immediately preceding Determination Date (if any); and (ii) whether the related Tenant or guarantor under the Guaranty has been placed on a "credit watch".

            (h) The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Co-Lender Agreement.

            SECTION 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.21(e) and each of the following limitations, conditions and restrictions:

            (i) other than as expressly set forth in Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses), Section 3.20(f) (with respect to Excess Interest) and Section 3.27 (with respect to Default Charges), neither the Master Servicer nor the Special Servicer shall agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's reasonable judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or, to the extent required by the REMIC Provisions, materially increase, substitute or otherwise alter the collateral for the Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or credit enhancement contract with respect thereto (other than the substitution of a similar commercially available credit enhancement contract); provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date)), than would liquidation;

            (ii) neither the Master Servicer nor the Special Servicer may , in connection with any particular extension, extend the maturity date of any Specially Serviced Mortgage Loan beyond (A) the date which is two (2) years prior to the Rated Final Distribution Date, or (B) the date which is twenty (20) years prior to the expiration date of any related Ground Lease; provided that with respect to (B) in this clause (ii), the Special Servicer may extend the maturity date of a Mortgage beyond a date which is twenty (20) years prior to the expiration of the related Ground Lease if it gives due consideration to the remaining term of such Ground Lease;

            (iii) unless the proviso in Section 3.20(a)(i) above applies, neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of, referenced in this Section 3.20(a) or in Sections 3.08 or 3.20(f) with respect to, any Mortgage Loan not otherwise permitted by this Section 3.20(a) or in Section 3.08 that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

            (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless (A) the Master Servicer or the Special Servicer, as applicable, shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such additional or substitute collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, have obtained written confirmation from each Rating Agency that such substitution or addition will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates;

            (v) neither the Master Servicer nor the Special Servicer shall release or substitute any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral contemplated by (iv) above), except in connection with a payment in full or a defeasance pursuant to the terms of the related Mortgage Loan or, subject to the other provisions of this Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in Section 3.09(d), or except where Section 3.20(a)(iii) applies and the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released, (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, reasonable judgment, adequate security for the remaining Mortgage Loan and (C) except with respect to a release meeting the requirements of clause (A)(2) above, if the real property collateral that is being released has an Appraised Value in excess of 5% of the then outstanding principal balance of such Mortgage Loan, or if any substitution of real property collateral is to be made, the Rating Agencies have each confirmed in writing that such release and/or substitution would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by Fitch and/or S&P, as applicable, to any Class of Certificates or except as specifically required under the related Mortgage Loan document;

            (vi) Except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in this
      Section 3.20(a), with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved by the Directing Certificateholder or the Certificateholders, as applicable, in accordance with Section 3.21, unless it shall have proposed such action to the Directing Certificateholder (and, if applicable, the related CML Representative) in the same manner as the Asset Status Report as provided in the second paragraph of Section 3.21(d).

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (2) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Directing Certificateholder and the Trustee. The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest which is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Directing Certificateholder and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) of Section 3.20(a).

            (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer (or, if the ARD Loan is a Specially Serviced Mortgage Loan, the Special Servicer) shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided, that the Master Servicer's (or, if the ARD Loan is a Specially Serviced Mortgaged Loan, the Special Servicer's) determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date) than a refusal to waive the right to such Excess Interest; provided further, that such waiver shall not be effective prior to the tender of such prepayment in full and such Excess Interest shall remain due if such tender does not occur. The Master Servicer (or, if the ARD Loan is a Specially Serviced Mortgage Loan, the Special Servicer) will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

            (g) The Master Servicer shall not be required to seek the consent of any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property; and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (h) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy or an RVI Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy or RVI Policy.

            (i) In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of any AB Mortgage Loan, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such AB Mortgage Loan, all payments made in respect of the related Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such AB Mortgage Loan remaining the same as they are on the Cut-off Date, and the related Companion Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such AB Mortgage Loan attributable to such modification, waiver or amendment.

            SECTION 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing
Certificateholder; CML Representative.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof to the Directing Certificateholder, and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Notwithstanding anything in
Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer. At its option, although it is not required to service any Specially Serviced Mortgage Loans under its Sub-Servicing Agreement, the related Sub-Servicer may retain Mortgage Loans on its computer systems while such Mortgage Loans are Specially Serviced Mortgage Loans, provided that no Sub-Servicer shall take any action with respect thereto so long as such Mortgage Loan is a Specially Serviced Mortgage Loan, provided however, that the related Sub-Servicer will be entitled to the fees from the Master Servicer to which it would otherwise have been entitled during the period that the Specially Serviced Mortgage remained boarded on such Sub-Servicer's computer system as provided in the related Sub-Servicing Agreement, if the Sub-Servicer was performing servicing functions at the request of the Master Servicer (or the Special Servicer with the consent of the Master Servicer). The Master Servicer shall use its best efforts to comply with the second preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholders that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section. No later than thirty (30) Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File. If the related Sub-Servicer elects not to retain Specially Serviced Mortgage Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to Directing Certificateholder and return the related Servicing File to the Master Servicer and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including billing and collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property. Notwithstanding the foregoing sentence, at its option, the related Sub-Servicer, may retain Specially Serviced Mortgage Loans on its computer systems, provided that such Sub-Servicer shall take action with respect thereto solely at the Master Servicer's and the Special Servicer's direction provided however, that the related Sub-Servicer will be entitled to the fees from the Master Servicer to which it would otherwise have been entitled during the period such Specially Serviced Mortgage Loan remains boarded on such Sub-Servicer's computer system, if the Sub-Servicer was performing servicing functions at the request of the Master Servicer (or the Special Servicer with the consent of the Master Servicer) during such period as provided in the related Sub-Servicing Agreement.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section
2.04 of this Agreement, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than thirty (30) days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee and the Directing Certificateholder (and, with respect to a CML, the related CML Representative) a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09(c)), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

            (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents; and provided further, if such Asset Status Reports relates to a CML, the Directing Certificateholder shall advise the related CML Representative of its disapproval of the Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder (and with respect to a CML, the related CML Representative), the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than thirty (30) days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below; provided, however, if such revised Asset Status Report relates to a CML, the Directing Certificateholder shall advise the related CML Representative of its disapproval of such revised Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) shall, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. Upon making such determination in clause (ii) of the immediately preceding sentence, the Special Servicer may (but shall not be required to) request a vote by all Certificateholders, but shall in any event take the recommended action after making such determination. To accomplish such vote, the Special Servicer shall notify the Trustee of such request and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within five (5) days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same; provided, however, that the Special Servicer shall in any event take such action as it shall determine to be in the best interest of all the Certificateholders pursuant to the Servicing Standard. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described in this
Section 3.21(d). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. With respect to an Asset Status Report relating to a CML, the related CML Representative shall have the right to provide its recommendation and advice to the Directing Certificateholder with respect to such Asset Status Report within the ten (10) Business Day period referenced above, but the Directing Certificateholder shall have no obligation to accept such recommendation and/or advice.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            (e) The Special Servicer with respect to all Specially Serviced Mortgage Loans and the Master Servicer with respect to any extension and otherwise with respect to any Mortgage Loan that has a stated Principal Balance of $2,500,000 or more shall provide the Directing Certificateholder (and with respect to a CML, the related CML Representative) with not less than ten (10) Business Days' prior notice (except as provided in Section 3.08(a) hereof) of any Special Action (as described below) that the Special Servicer or the Master Servicer, as applicable, proposes to take and, in the case of the Special Action described in clause (vi) below, the Special Servicer shall also contemporaneously notify the Master Servicer; provided, however, that if a shorter period of notice is necessary in order to avoid the occurrence of an Adverse REMIC Event or a violation of the third paragraph of this Section 3.21(e), then the required period of notice shall be such shorter period. The Directing Certificateholder shall be entitled to advise the Special Servicer with respect to any Special Action, and notwithstanding anything to the contrary contained herein, the Special Servicer or the Master Servicer, as applicable, shall not take any Special Action if the Directing Certificateholder has objected thereto by the close of business on the tenth Business Day following its receipt of notice thereof, or if a shorter period was necessitated in accordance with the preceding sentence, by the close of business on the date on which such shorter period expires (it being understood that the failure of the Directing Certificateholder to object within such ten (10) Business Day or shorter period shall be deemed to constitute the Directing Certificateholder's approval of such action); provided, however, that (x) the ability of the Directing Certificateholder to so advise or object shall in all events be subject to the third paragraph of this Section 3.21(e), (y) the Special Servicer or the Master Servicer, as applicable, shall not follow any such advice or objection that would result in a violation of Section 3.21(e) or otherwise result in an Adverse REMIC Event, and (z) if the Directing Certificateholder and the Special Servicer or Master Servicer, as applicable, cannot agree upon a course of action with respect to any Special Action within sixty (60) days of the occurrence of the event to which such Special Action relates, then the Special Servicer or Master Servicer, as applicable, shall implement its proposed course of action. The Directing Certificateholder shall advise the related CML Representative of any advice or objection that the Directing Certificateholder intends to give relating to a CML and such CML Representative shall have the right to provide its advice or objection to the Directing Certificateholder; provided, that the Directing Certificateholder shall have no obligation to act with respect to such advice or objection. For purposes hereof, "Special Action" means each of the following actions:

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification or waiver of a Mortgage Loan other than a modification of the maturity date of a Mortgage Loan for one (1) year or less;

            (iii) any proposed sale of a defaulted Mortgage Loan or REO (other than in connection with the termination of the Trust Fund or pursuant to
      Section 3.18);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

            (vi) any waiver of a "due-on-sale" clause (except as set forth in Section 3.08(a)(i)(A)) or "due-on-encumbrance" clause; and

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

            If the Master Servicer is not required to obtain the Directing Certificateholder's approval to the waiver of the "due-on-sale" clause and/or assumption agreement under clauses (vi) and (vii) above, the Master Servicer shall nonetheless promptly provide written notice to the Directing Certificateholder (and with respect to a CML, the related CML Representative) of such waiver or agreement.

            No objection or direction of the Directing Certificateholder shall
(A) require or cause the Master Servicer or Special Servicer, as applicable, to violate the terms of any Mortgage Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement (collectively, the "Prohibited Actions"). The Master Servicer or Special Servicer, as applicable, shall disregard any such direction or objection.

            The Directing Certificateholder and the CML Representatives will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder and each CML Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder and each CML Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder and each CML Representative may act solely in the interests of the Holders of the Controlling Class or a Class of Class V Certificates, that the Directing Certificateholder and each CML Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class or related Class of Class V Certificates, as applicable, that the Directing Certificateholder and each CML Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class or Class of Class V Certificates, as the case may be, and that the Directing Certificateholder and each CML Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any CML Representative or any director, officer, employee, agent or principal thereof for having so acted.

            (f) In the event a CML becomes a Specially Serviced Mortgage Loan, the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Corresponding Class V Certificates representing more than 50% of the Class Principal Balance of such Class V Certificates shall be entitled in accordance with this Section 3.21 to select a representative (a "CML Representative") having the rights and powers specified in this Agreement or to replace an existing CML Representative for the Corresponding CML. Upon (i) the receipt by the Trustee of written requests for the selection of a CML Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Corresponding Class V Certificates representing more than 50% of the Class Principal Balance of such Class, or (ii) the resignation or removal of the Person acting as the CML Representative for the Corresponding CML, the Trustee shall promptly notify the, the Directing Certificateholder, Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Corresponding Class V Certificates that they may select a CML Representative. Such notice shall set forth the process for selecting a CML Representative for the Corresponding CML, which shall be the designation of the CML Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Corresponding Class V Certificates by a writing delivered to the Trustee. The Trustee shall provide a copy of such writing to the Directing Certificateholder. No appointment of any Person as a CML Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Any CML Representative appointed hereunder shall be automatically removed in the event that such Corresponding Class V Certificateholder or an Affiliate of such Class V Certificateholder becomes the CML Mortgage Loan borrower under the CML. Except as otherwise agreed with the Corresponding Class V Certificateholders, no such CML Representative shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder.

            (g) Within ten (10) Business Days (or as soon thereafter as practicable if the Class V Certificates are Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of each CML Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Class V Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with each CML Representative or any of the Holders (or, if applicable, Certificate Owners) of the Class V Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a CML Representative, the Trustee shall notify the other parties to this Agreement and the Directing Certificateholder of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

            (h) Each CML Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Corresponding Class V Certificates. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Corresponding Class V Certificates shall be entitled to remove the existing CML Representative by giving written notice to the Trustee and to such existing CML Representative.

            (i) Once a CML Representative has been selected pursuant to this
Section 3.21, each of the parties to this Agreement and each Corresponding Class V Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Corresponding Class V Certificates, by aggregate Certificate Principal Balance, or such CML Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Corresponding Class V Certificates, in writing, of the resignation or removal of such CML Representative.

            (j) Any and all expenses of the CML Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of the Corresponding Class V Certificates, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the CML Representative by a Mortgagor with respect to this Agreement or the Corresponding CML, the CML Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the CML Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the CML Representative) the Special Servicer on behalf of the Trust Fund shall assume the defense of any such claim against the CML Representative. This provision shall survive the termination of this Agreement and the termination or resignation of any CML Representative.

            All rights to, and requirements for, information (including the delivery of information or access to information) provided to the Directing Certificateholder contained herein shall also apply to (i) the CML Representative with respect to information relating to the Corresponding CML and
(ii) to each Companion Holder with respect information relating to the related AB Mortgage Loan.

            SECTION 3.22 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended or subject to the Special Servicer's rights and obligations hereunder with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (but only until such time as such Mortgage Loan becomes a Corrected Mortgage Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, that the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer (other than due to a borrower not cooperating) on a timely basis with any required reports, certain statements or other information, including without limitation, the reports referred to in Section 3.12, either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed sixty (60) days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of the second sentence of Section 3.12(b) hereof may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08(a), does not authorize any Sub-Servicer to approve a modification or assumption of any Mortgage Loan without the approval of the Master Servicer, in the case of non-Specially Serviced Mortgage Loans or of the Special Servicer, in the case of Specially Serviced Mortgage Loans, and does not authorize the Sub-Servicer to foreclose any Mortgage Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders with respect to anything contained therein; and (viii) provides that the Master Servicer and the Special Servicer each shall be responsible for the payment of fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, not from the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or
Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Mortgage Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto and the Trustee, and then the Trustee shall provide a copy of such notice to the Directing Certificateholder and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholder of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date which are listed on Schedule II, the Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial or other Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the such Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no such Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case such successor Master Servicer shall pay to such Sub-Servicer the greater of the following amounts: (i) a fee (a "Sub-Servicer Termination Fee") in an amount equal to the average of three termination fees quoted by three Persons in the business of primary-servicing commercial mortgage loans comparable to the Mortgage Loans (not including the Master Servicer or any Person that is then a Sub-Servicer), which shall be selected by the successor Master Servicer in good faith and the names of which shall be identified by the successor Master Servicer to the Sub-Servicer or (ii) with respect to First Union National Bank in its capacity as a Sub-Servicer, the First Union Sub-Servicer Repurchase Amount for such date. With respect to the Sub-Servicer Termination Compensation payable to First Union National Bank in its capacity as a Sub-Servicer, the successor Master Servicer shall notify the Trustee of the Sub-Servicer Termination Fee for such Sub-Servicer within 5 Business Days of its calculation of such fee. Upon receipt of the successor Master Servicer's calculation of the Sub-Servicer Termination Fee for First Union National Bank in its capacity as a Sub-Servicer, the Trustee shall promptly notify the successor Master Servicer of whether the Sub-Servicer Termination Fee or the First Union Sub-Servicer Repurchase Amount is the greater amount for such Sub-Servicer and the successor Master Servicer shall, if it proceeds to terminate such Sub-Servicer, be obligated to pay such greater amount to such Sub-Servicer in accordance with this Section 3.22(d). Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time upon an event of default as contemplated by the related Sub-Servicing Agreement; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

            (g) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

            (h) Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Mortgage Loan that it sub-services pursuant to such agreement.

            SECTION 3.23 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

            The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(d), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

            SECTION 3.24 Confidentiality.

            The Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, the Controlling Class Certificateholder, the Sub-Servicer (with respect to any Mortgage Loans it is sub-servicing), any Certificateholder and the Rating Agencies, any information which it obtains in its capacity as Master Servicer or Special Servicer with respect to the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors or regulators of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement which have been informed of the confidential nature of the information provided to them; (iii) each Mortgage Loan Seller with respect to information relating to the Mortgage Loans transferred into the Trust by such Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder which has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction;
(vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Mortgage Loans and the Mortgage Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified.

            SECTION 3.25 No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of information obtained by or through the division or department of the Master Servicer or Special Servicer servicing such Mortgage Loans or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            SECTION 3.26 Certain Matters with Respect to Loans Permitting Defeasance, Franchise Loans and Certain Loans Permitting Additional Debt.

            (a) With respect to each Mortgage Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance, provided such defeasance complies with Treasury Regulations
Section 1.860G-2(a)(8). The Master Servicer may accept as defeasance collateral any "government security" within the meaning of Treasury Regulations Section 1.860G-(2)(a)(8)(i) notwithstanding any more restrictive requirements in the Mortgage.

            (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency and the Directing Certificateholder.

            (d) The Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) S&P and Fitch each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates, (ii) it shall have obtained an Opinion of Counsel that the defeasance will not result in an Adverse REMIC Event; and,
(iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term; provided that the Master Servicer shall not be required to obtain the confirmation referenced in clause (i) above with respect to any Mortgage Loan which has a Stated Principal Balance less than $5,000,000 and represents less than 1% of the Stated Principal Balance of the Mortgage Pool. In the event the Master Servicer is not required to obtain the confirmation referenced in clause (i) above, the Master Servicer shall deliver to S&P a letter or certificate in the form of Exhibit O in connection with such defeasance.

            (e) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that the terms of a Mortgage relating to a hotel or restaurant franchise permit the lender thereunder the right to consent to the change of the franchise association (or "flag") of the related hotel or restaurant, as the case may be, and subject to the Servicing Standard, the Master Servicer shall not so consent unless it has received the Directing Certificateholder's approval which approval will be deemed given if not done within ten (10) Business Days following delivery of such request together with information reasonably necessary to make the decision and each Rating Agency shall have confirmed to it in writing that such change will not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates.

            (g) To the extent that the terms of Mortgage Loan documents permit the related Mortgagor, subsequent to the Closing Date, to incur additional debt secured by the Mortgaged Property and condition such incurrence of additional debt on lender's consent or the execution of a standstill agreement in form and substance satisfactory to the lender and subject to the Servicing Standard, the Master Servicer shall not consent or so approve the form and substance of such standstill agreement unless the Directing Certificateholder and each Rating Agency shall have confirmed to it in writing that the form and substance of such standstill agreement is satisfactory to such Rating Agency and that the execution and delivery of such a standstill agreement with respect to such additional debt will not result in the downgrade, withdrawal or qualification (if applicable) of any Class of Certificates.

            (h) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, or constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender for the transfer of an Over 49% Interest in the related borrower or in any special purpose entity owning an equity interest in such borrower, or any Over 49% Interest in any entity owning an Over 49% Interest in any borrower or in any special purpose entity owning an equity interest in such borrower, the Master Servicer shall not so consent to such a transfer unless it has received the prior consent of the Directing Certificateholder which will be deemed given if not done within ten (10) Business Days following delivery of request for consent together with any information reasonably necessary to make a decision and each Rating Agency shall have confirmed to it in writing that such transfer, if consummated, would not result in the downgrade, qualification (if applicable) or withdrawal of the rating of any Class of Certificates. For purposes of this clause (h), an "Over 49% Interest" in any entity refers to any interest representing over 49% of the equity ownership interests in such entity.

            (i) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $20,000,000 or more, constitutes 2% or more of the then current principal balance of the Mortgage Pool, and (ii) the terms of the related Mortgage Loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received the prior consent of the Directing Certificateholder which will be deemed given if not done within ten (10) Business Days following delivery of request for consent together with any information reasonably necessary to make a decision and each Rating Agency shall have confirmed to it in writing that such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificate.

            (j) Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder which would result in a Prohibited Action.

            SECTION 3.27 Application of Default Charges.

            (a) Any and all Default Charges actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Trustee, the Master Servicer or the
            Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan as to which such Default Charges were collected;

                  second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Loan as to which such Default Charges were collected, which Advance Interest was paid from a source other than Default Charges on such Mortgage Loan or REO Loan;

                  third, to reimburse the Special Servicer for Servicing
            Advances made for the cost of inspections since the Closing Date on a Specially Serviced Mortgage Loan;

                  fourth, to pay or to reimburse the Trust for any other expense outstanding or incurred with respect to any Mortgage Loan since the Closing Date (other than amounts constituting Servicing Fees, Liquidation Fees or Workout Fees), which expense, if paid from a source of funds other than Default Charges collected on such Mortgage Loan or REO Loan, is or will be an Additional Trust Fund Expense;

                  fifth, to pay any remaining portion of such Default Charges as additional servicing compensation to the Master Servicer, if such Default Charges were collected while such Mortgage Loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as additional servicing compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of
Section 3.27(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            SECTION 3.28 Swap Documents.

            (a) On the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee on behalf of the Trust, is hereby directed to enter into the following agreements, including, without limiting the generality of the foregoing, the Schedule to the related ISDA Master Agreement and the other Swap Documents with the Swap Counterparty.

            (b) On the second Business Day prior to each Distribution Date, based on the reports provided by the Master Servicer pursuant to Section 4.02(b) or on information that the Trustee obtains from the Swap Counterparty pursuant to Section 4.01(j) or the Swap Documents, and subject to the priorities set forth in Sections 4.01(a) and 4.01(b) hereof, the Trustee shall calculate the net payment, if any, due to the Swap Counterparty or payable to the Trustee by the Swap Counterparty under the Swap Documents, based upon the projected payment that will be payable on the Class A-2F Regular Interest pursuant to the priorities set forth in Section 4.01(b) and the Pass-Through Rate of the Class A-2F Regular Interest and the Class A-2F Certificates and the amount of any Prepayment Premium payable on the Class A-2F Regular Interest. By 5:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Trustee shall remit the Net Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account. Such payment shall be deemed a distribution in respect of the Class A-2F Regular Interest pursuant to Section 4.01(b), and of corresponding amounts in respect of the REMIC I Regular Interests LA-2FC and LA-2FP, as the case may be, pursuant to Section 4.01(a)(ii) for such Distribution Date.

            (c) The Trustee shall be deemed to deposit the amount distributed in respect of the Class A-2F Regular Interest pursuant to Section 4.01(b) and, promptly upon receipt of any payment or other receipt in respect of the Swap Documents, the Trustee shall deposit the same into the Floating Rate Account.

            (d) The Trustee shall at all times enforce, in a commercially reasonable manner, the Trust Fund's rights under the Swap Documents, including without limitation, if a Rating Agency Trigger Event occurs and is continuing, the Trustee will enforce the Trust Fund's rights with respect to the Swap Counterparty's obligations under the Swap Documents to, pursuant to the Swap Documents, post collateral or find (and transfer its rights and obligations under the Swap Documents to) a replacement swap counterparty that would not cause a Rating Agency Trigger Event with respect to such replacement swap counterparty.

            The Trustee will have no obligation on behalf of the Trust Fund to pay to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment is deemed made on the Class A-2F Regular Interest in respect of amounts actually received by the Trustee in the Distribution Account from the Master Servicer on the Master Servicer Remittance Date or any other date. The Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Documents and the Trustee shall be required to pay to the Swap Counterparty the portion of interest and other amounts payable on the Class A-2F Regular Interest which is equal to the net amount payable to the Swap Counterparty pursuant to the Swap Documents (the "Net Swap Payment").

            (e) In the event that the Swap Documents are terminated and there is no replacement thereof, the Trustee shall provide or cause to be provided the following notice of such termination in the next Distribution Date Statement:
"The Swap Documents with respect to the Class A-2F Certificates are terminated as of [date]. Certificateholders and Beneficial Owners that are Plans are advised that the Exemption will no longer apply to the Class A-2F Certificates, effective sixty (60) days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

            (f) Any expense incurred by the Trustee under Section 3.28(d) shall not constitute an expense to the portion of the Trust Fund attributable to the Class A-2F Certificates unless the Trustee determines that such expense will not be recoverable from the Swap Counterparty or otherwise under the Swap Documents. Factors the Trustee may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to,
(i) the financial condition of the Swap Counterparty and (ii) the likelihood that the Swap Counterparty will make such reimbursements in the event the Trustee pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

            SECTION 3.29 Servicing and Administration of the AB Mortgage Loans and the Companion Loans.

            (a) Each Companion Loan shall be serviced and administered hereunder as if it was a Mortgage Loan and, including for purposes of (i) the application of the Servicing Standard, as if the holder of such Companion Loan was the Holder of a separate Class of Certificates backed solely by such Companion Loan,
(ii) determining whether a Servicing Transfer Event has occurred with respect to such Companion Loan and (iii) the payment of the Special Servicing Fee and other forms of compensation to the Special Servicer; provided that, notwithstanding anything herein to the contrary, (i) no party hereto shall make any P&I Advances with respect to such Companion Loan or otherwise for the benefit of the holder thereof, (ii) if a Servicing Transfer Event were to occur with respect to such Companion Loan or the related AB Mortgage Loan, then both such loans will be treated collectively as a single Specially Serviced Mortgage Loan, including for purposes of application of the Servicing Standard, until all Servicing Transfer Events with respect to both such loans have ceased to exist, (iii) all amounts received on or with respect to such Companion Loan and the corresponding AB Mortgage Loan or on or with respect to any related REO Property shall be allocable between the holder of such Companion Loan and the Trust, as holder of the corresponding AB Mortgage Loan, in accordance with the terms of the related Co-Lender Agreement, with any amounts so allocable to the corresponding AB Mortgage Loan to be deposited in the Certificate Account for application as contemplated by Section 3.04 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16) and any amounts allocable to such Companion Loan to be distributed by the Companion Paying Agent to the holder of such Companion Loan in accordance with Section 3.29(c) below, in each case within one Business Day of the receipt thereof or, in the case of payments to the holder of such Companion Loan, within such longer period as is permitted by the related Co-Lender Agreement (except that any amounts allocable under such Co-Lender Agreement for purposes of paying or reimbursing any party hereto or the Trust for any Advances, Advance Interest, servicing or special servicing compensation or Additional Trust Fund Expenses related to such Companion Loan, the corresponding AB Mortgage Loan and/or any related REO Property, including any such items which were previously paid out of amounts allocable to the corresponding AB Mortgage Loan, shall be deemed to have been received and allocable to the corresponding AB Mortgage Loan and shall be deposited into the Certificate Account for application as contemplated by
Section 3.05 (or, if received on any related REO Property, in the REO Account for application as contemplated by Section 3.16)), (iv) no Master Servicing Fees will be payable with respect to such Companion Loan, (v) except to the extent that the corresponding AB Mortgage Loan is affected or it is otherwise required by the related loan documents or Co-Lender Agreement, no confirmation will be required of the Rating Agencies with respect to such Companion Loan; (vi) all statements, reports and written or electronic information forwarded by any party hereto to the Directing Certificateholder shall also be contemporaneously forwarded to the holder of such Companion Loan (but only to the extent that such statements, reports and other information directly relate to such Companion
Loan), (vii) the Master Servicer and the Special Servicer shall, to the extent permitted by the related Co-Lender Agreement, make claims for reimbursement from the holder of such Companion Loan in connection with related Advances and Advance Interest and other related expenses so as to minimize the total amount of the withdrawals on the Certificate Account for such items, and (viii) in no event shall such Companion Loan be taken into account for purposes of determining distributions on the actual Certificates or the calculation of Trustee Fees. Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the holder of such Companion Loan to or for the benefit of the Trust or any party hereto in accordance with the related Co-Lender Agreement remain due and owing.

            (b) The servicing and administration of each AB Mortgage Loan and the corresponding Companion Loan shall be subject to the terms and conditions of the related Co-Lender Agreement notwithstanding the terms hereof so long as such terms and conditions do not conflict with the REMIC Provisions.

            (c) Payments of amounts allocable to a Companion Loan shall be payable to the holder of such Companion Loan in accordance with the written instructions of such holder delivered to the Companion Paying Agent no later than five (5) Business Days prior to the related Distribution Date.

            (d) It is hereby acknowledged and agreed that the holder of each Companion Loan may purchase the corresponding AB Mortgage Loan out of the Trust Fund at the price and in accordance with the terms and conditions specified in
Section 4 of the related Co-Lender Agreement. The price paid in connection with such purchase shall be deposited into the Certificate Account, and the Trustee, upon a request for release and receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the holder of such Companion Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the holder of such Companion Loan the ownership of the corresponding AB Mortgage Loan. In connection with such purchase, the Master Servicer and the Special Servicer shall each deliver to the holder of such Companion Loan the respective portion of the related Servicing File held by it.

            (e) Transfers of each Companion Loan shall be governed by the related Co-Lender Agreement.

            (f) For the purposes of this Agreement, receipt by the Master Servicer or the Special Servicer of any amounts relating to a AB Mortgage Loan or the Trust's share of any amounts relating to the underlying Mortgaged Property shall be deemed to be amounts received on behalf of the Trust.

            SECTION 3.30 Performance of Borrower Credit Lease Obligations.

            (a) In the event the Master Servicer or Special Servicer, as applicable, has received notice or has actual knowledge of a condition (a "Credit Lease Termination Condition") with respect to any Mortgaged Property which may permit the related Tenant to either (A) offset against or abate payments of rent (including basic rent) or (B) terminate such Credit Lease, the Master Servicer or Special Servicer, as applicable, in connection with its respective servicing activities hereunder, and to the extent not in violation with the related Mortgage Loan documents, applicable law, the Servicing Standard or the related Credit Lease, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to perform the Borrower Credit Lease Obligations in a manner which would correct the Credit Lease Termination Condition. In the event the related Mortgagor is required to expend funds in order to correct a Credit Lease Termination Condition, the Master Servicer shall make withdrawals from the Servicing Account, to the extent of available funds therein for such Mortgage Loan and to the extent consistent with the related Mortgage Loan documents and any Borrower Reserve Agreement, for reimbursement to the related Mortgagor of such expenses, upon its receipt of a written disbursement request therefor from the related Mortgagor; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the Master Servicer or Special Servicer, as applicable, may, as a condition to the disbursement of such funds to the Mortgagor, (x) require that the Mortgagor provide the Master Servicer or Special Servicer, as applicable, with (1) evidence reasonably satisfactory to the Master Servicer or Special Servicer, as applicable, that such expenses were actually incurred and paid by the Mortgagor (including, without limitation, the presentation by the Mortgagor to the Master Servicer or Special Servicer, as applicable, of lien waivers, invoices, bills and the like) and (2) confirmation of compliance with the Borrower Credit Lease Obligations from the Tenant in form satisfactory to the Master Servicer or Special Servicer, as applicable, and (y) require an inspection by the Master Servicer or Special Servicer, as applicable, of the related Mortgaged Property at the expense of the related Mortgagor (to be paid from amounts on deposit in the related Servicing Account, if any, to the extent permitted under the related Mortgage Loan documents) in order to verify the Mortgagor's compliance with the Borrower Credit Lease Obligations for which such disbursement is sought; provided, further, that to the extent consistent with the related Mortgage Loan documents no reimbursement shall be made to the Mortgagor for expenditures made by the Mortgagor for which no reserves have been established pursuant to the Borrower Reserve Agreement. Notwithstanding any provision herein, neither the Master Servicer nor the Special Servicer shall be required to take any action to correct, or cause the Mortgagor to correct, any Credit Lease Termination Condition (a "Servicer Protective Action") if the Master Servicer or the Special Servicer determines that taking such action would be illegal, or would otherwise result in material liability under any applicable law or the applicable loan documents to (a) the Trust (including without limitation a liability for reimbursement of the Master Servicer or the Special Servicer) which would not be offset by prevention of a loss to the Trust or the Certificateholders by performance of such Servicer Protective Action or (b) the Master Servicer or the Special Servicer without right of reimbursement hereunder. The Master Servicer and the Special Servicer may consult legal counsel and obtain environmental assessments as shall be reasonably required in making such determination, the costs of which shall be reimbursable as a Servicing Advance as contemplated by
Section 3.05(a); provided, however, that the costs of obtaining such environmental assessments shall be reimbursed to the Master Servicer or the Special Servicer in connection with a Servicer Protective Action only if the Master Servicer or the Special Servicer determines that, as a result of such Servicer Protective Action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of the related Mortgaged Property within the meaning of CERCLA or any comparable law.

            (b) In the event the related Mortgagor fails to correct a Credit Lease Termination Condition in a timely manner (as determined by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard), and to the extent not in violation of the Mortgage Loan documents, applicable law and the related Credit Lease, the Master Servicer (prior to a Servicing Transfer Event, and thereafter the Special Servicer) shall use efforts consistent with the Servicing Standard to correct the Credit Lease Termination Condition. The Master Servicer shall make withdrawals from the Servicing Account, to the extent of available funds for such Mortgage Loan therein and to the extent consistent with the related Mortgage Loan documents, for payment to itself or the Special Servicer, as applicable (upon its receipt of a written disbursement request therefor from the Special Servicer) of the reasonable expenses required to correct the Credit Lease Termination Condition.

            (c) In the event that any excess funds from the Mortgage Loan payments or funds in the Servicing Account for such Mortgage Loan are insufficient to pay the expenses required to correct a Credit Lease Termination Condition, the Master Servicer shall be required to pay such shortfall amount from its own funds as a Servicing Advance; provided, however, that the Master Servicer shall not be so required to advance its own funds to the extent that such advance is determined to be a Nonrecoverable Servicing Advance in accordance with Section 3.11(g) herein. The Master Servicer shall be entitled to withdraw any funds subsequently deposited and held in the Servicing Account in order to pay itself for any unreimbursed Servicing Advances (including interest thereon at the Reimbursement Rate) relating to the correction of any Credit Lease Termination Condition with respect to any related Mortgaged Property.


                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            SECTION 4.01 Distributions.

            (a) (i) On each Distribution Date, amounts held in the Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account and deemed to be distributed on the Class A-2F Regular Interest as set forth in
Section 4.01(b).

            (ii) Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates or the Corresponding Class A-2F Regular Interest, except that, (A) solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificate Pass-Through Rates and the Pass-Through Rate for the Class A-2F Regular Interest were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class XC Notional Amount and Class XP Notional Amount were zero at all times and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest and its related Component of the Class XC and Class XP Certificates; provided, however, that distributions of principal (A) with respect to the Class A-2 Certificates shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-2C until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2P and (B) with respect to the Class A-2F Regular Interest shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-2FC until its REMIC I Principal Balance is reduced to zero and then to REMIC I Regular Interest LA-2FP; and provided further that (A) interest shall be distributed on such REMIC I Regular Interests only in the same priority and to the extent actually distributable on such related Class of Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest or related Component and interest distributable on a Class of Class X Certificates shall be distributable pro rata among the related Components.

            (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Regular Certificates and to the Floating Rate Account in respect of the Class A-2F Regular Interest in the order of priority set forth in clauses (i) through (xlviii) below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

            (i) to distributions of interest to Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class XC Certificates, the Class XP Certificates and the Class A-2F Regular Interest, pro rata, in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes described in this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal sequentially, first to the Holders of the Class A-1 Certificates and second, pro rata, to the Holders of the Class A-2 Certificates and Class A-2F Regular Interest in each case, in an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
      Date) equal to the remaining Principal Distribution Amount for such Distribution Date;

            (iii) to reimburse the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

            (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxvii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxix) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xl) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xli) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xliii) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlv) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xlvi) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlviii) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class Q Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

            (xlix) to distributions to the Holders of the Class R-II Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xlviii) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii),
(xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv) and (xlvii) above with respect to any Class of Sequential Pay Certificates, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv),
(xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv) and (xlvii) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority.

            All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) (i) On each Distribution Date, Prepayment Premiums collected during the related Collection Period will be distributed by the Trustee to the following Classes: to the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, and Class Q Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans collected on such principal prepayments during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

            (ii) The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
      (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero. The Master Servicer shall provide to the Trustee the discount rate referenced above for purposes of calculating the Base Interest Fraction

            (iii) No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V or Residual Certificates. After the Certificate Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates and the Class A-2F Regular Interest have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans shall be distributed to the holders of the Class XC Certificates.

            (iv) All distributions of Prepayment Premiums collected during the related Collection Period that represent Prepayment Premiums actually collected on the CMLs shall be deemed to be distributed from the CML Loan REMIC to REMIC I in respect of the related CML Loan REMIC Senior Regular Interest (whether or not such CML Loan REMIC Senior Regular Interest has received all distributions of interest and principal to which it is entitled). All Prepayment Premiums in respect of the ED Loan shall be paid in respect of the ED Loan REMIC Regular Interest. All distributions of Prepayment Premiums made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to
Section 4.01(c)(i) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Section 4.01(a)(ii) above.

            (v) For so long as the Swap Documents are in effect, the Prepayment Premiums allocated to the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents. If the Swap Documents are no longer in effect, any Prepayment Premiums allocable to the Class A-2F Regular Interest shall be distributed to the Class A-2F Certificates.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (i) On each Distribution Date, any Excess Interest received during the related Collection Period with respect to the Mortgage Loans shall be distributed to the holders of the Class Q Certificates.

            (j) On each Master Servicer Remittance Date, the Trustee shall distribute from the Floating Rate Account to the Swap Counterparty the Net Swap Payment, pursuant to Section 3.28(b). On each Distribution Date, the Trustee shall distribute the Class A-2F Available Funds for such Distribution Date from the Floating Rate Account to the Holders of record of the Class A-2F Certificates as of the related Record Date in the following amounts: (i) the Class A-2F Interest Distribution Amount, and (ii) the Class A-2F Principal Distribution Amount. For so long as the Swap Documents are in effect, any Prepayment Premium paid on the Class A-2F Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Documents.

            For as long as a Swap Default has occurred and the Class A-2F Certificates are receiving the Fixed Interest Distribution, the Class A-2F Certificates shall accrue interest on the same basis and in the same manner as the Class A-2F Regular Interest.

            If in connection with a Swap Default and the conversion of the Class A-2F Pass Through Rate to a fixed interest rate, there is insufficient time for the Depository to make such change in payment terms to the Class A-2F Certificates, a delay in making a distribution of interest to the holders of the Class A-2F Certificates may result. Under such circumstances, the Trustee shall not be liable or otherwise responsible for such delay.

            If at any time the Swap Documents become subject to early termination due to the occurrence of an event of default or a termination event thereunder, the Trustee shall promptly provide written notice to the Holders of the Class A-2F Certificates and shall take such actions (following the expiration of any applicable grace periods), unless directed in writing by the Certificateholders evidencing, in the aggregate, not less than 25% of the Voting Rights of the Class A-2F Certificates, to enforce the rights of the Trust under the Swap Documents as may be permitted by the terms of the Swap Documents and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee as each Rating Agency may confirm in writing that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap agreement will exceed the sum of the net proceeds of the liquidation of the Swap Documents, a replacement interest rate swap agreement shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in a segregated trust account, which shall be an Eligible Account, established by the Trustee and identified as held in trust for the benefit of the Certificateholders of the Class A-2F Certificates. Any proceeds of the liquidation of the Swap Documents which exceed the costs, including the reasonable out-of-pocket expenses of the Trustee which shall be paid from such proceeds, attributable to entering into a replacement interest rate swap agreement (or if no replacement interest rate swap agreement is entered into) shall be deposited into the Floating Rate Account and shall be distributed, pro rata, to the holders of the Class A-2F Certificates. Any termination payments due to the Swap Counterparty under the Swap Documents shall be payable solely from a portion, if any, of the Fixed Interest Distribution remaining after all other amounts have been paid under the Class A-2F Regular Interest (including all principal amounts outstanding).

            The Trustee shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period, provided that the Trustee shall confirm LIBOR with respect to each Distribution Date.

            (k) On each Distribution Date, the Trustee, in respect of each CML Loan REMIC Senior Regular Interest, each Class of Class V Certificates and the Class R-I Certificates, shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), to the extent related to the Corresponding CML, for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the CML Available Distribution Amount for the Corresponding CML:

            (i) with respect to each CML, as deemed distributions from the CML Loan REMIC to REMIC I in respect of the Corresponding CML Loan REMIC Senior Regular Interest, as part of the Available Distribution Amount for such CML for such Distribution Date, up to all Distributable CML Senior Component Interest for such Distribution Date for the Corresponding CML Senior Component, and to the extent not previously paid, for all prior Distribution Dates;

            (ii) with respect to each CML, as deemed distributions from the CML Loan REMIC to REMIC I in respect of the Corresponding CML Loan REMIC Senior Regular Interest, as part of the Available Distribution Amount for such CML for such Distribution Date, up to an amount equal to the lesser of (A) the sum of (1) the portion of such amounts being distributed that are allocable to principal of such CML and (2) on any Distribution Date prior to the reduction of the CML Senior Balance of the Corresponding CML Senior Component to zero, the related CML Subordinate Component Capitalized Amount for such Distribution Date and (B) the CML Senior Balance of the Corresponding CML Senior Component outstanding immediately prior to such Distribution Date (such amount distributable pursuant to this clause (ii) on any Distribution Date, the "CML Senior Component Principal Distribution Amount");

            (iii) with respect to each CML, as deemed distributions from the CML Loan REMIC to REMIC I in respect of the Corresponding CML Loan REMIC Senior Regular Interest, as part of the Available Distribution Amount for such CML for such Distribution Date, as reimbursement for all Realized Losses and Additional Trust Fund Expenses on such CML, if any, previously allocated to the Corresponding CML Loan REMIC Senior Regular Interest and for which no reimbursement has previously been received;

            (iv) with respect to each CML, to make distributions of interest to the Corresponding Class V Certificates in respect of the Corresponding CML Subordinate Component, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Class V Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, if any; provided, however, that on any Distribution Date prior to the reduction of any CML Senior Balance of the Corresponding CML Senior Component to zero, any amount that would otherwise be distributed pursuant to this clause (iv) (such amount, a "CML Subordinate Component Capitalized Amount") shall not be distributed and instead shall be distributed as principal in respect of the Corresponding CML Senior Component;

            (v) with respect to each CML, after the CML Senior Balance of the Corresponding CML Senior Component has been reduced to zero, to make distributions of principal to the Corresponding Class V Certificates in respect of the Corresponding CML Subordinate Component, in an amount not to exceed the CML Subordinate Balance of the Corresponding CML Subordinate Component on such Distribution Date;

            (vi) with respect to each CML, to make distributions to any Holders of the Corresponding Class V Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the such Class of Class V Certificates in respect of the Corresponding CML Subordinate Component and for which no reimbursement has been previously received; and

            (vii) with respect to each CML, to make distributions to the Holders of the Class R-I Certificates in respect of the CML Loan REMIC Residual Interest, up to an amount equal to the excess, if any, of (A) the aggregate distributions made on such CML on such Distribution Date, over
      (B) the sum of (1) the aggregate distributions deemed made in respect of the Corresponding CML Loan REMIC Senior Regular Interest on such Distribution Date pursuant to clauses (i), (ii) and (iii) of this Section 4.01(k) and Section 4.01(c) and (2) the aggregate distributions made in respect of the Corresponding Class V Certificates on such Distribution Date pursuant to clauses (iv), (v) and (vi) of this Section 4.01(k).

            The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates.

            (l) On each Distribution Date, the Companion Paying Agent (based upon a statement of the Master Servicer to be delivered to the Trustee that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Master Servicer from the Companion Distribution Account pursuant to this Section 4.01(l)) shall make withdrawals and payments from the Companion Distribution Account for the related Companion Loans in the following order of priority:

            (i) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Loan Pair;

            (ii) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Sections 9.02 and 10.01(g), to the extent any such costs relate to a Loan Pair;

            (iii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

            (iv) on each Distribution Date, to pay all amounts remaining in the Companion Distribution Account to the applicable Companion Holder; and

            (v) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            All distributions from a Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the related Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

            To the extent amounts are payable to or in respect of the Trust Fund pursuant to Section 4.01(l)(i) or (ii), the Companion Distribution Account shall be considered an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Companion Holder for federal income tax purposes, who shall be taxable on all reinvestment income thereon, and who shall be deemed to have received any amounts reimbursed from the Trust Fund to the Companion Distribution Account.

            (m) All payments made on the ED Loan or any related subsequently acquired REO Property (other amounts distributable to the ED Loan REMIC Residual Interest in accordance with the ED Loan REMIC Declaration) shall be deemed to be paid to REMIC I (in the case of interest, at the Net Mortgage Rate of the ED
Loan) before payments are made to the holder of the REMIC I Regular Interests, and shall be treated as principal, interest, or Prepayment Premiums, as the case may be, based on these characterizations with respect to the ED Loan (or REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the Stated Principal Balance of the ED Loan shall reduce the principal balance of the ED Loan REMIC Regular Interest. Any payments on or with respect to the ED Loan in excess of the principal, interest and Prepayment Premiums distributable on the ED Loan REMIC Regular Interest shall be distributable to the Class R-I Certificates in respect of amounts distributed on the ED Loan REMIC Residual Interest. Servicing Fees and Trustee Fees with respect to the ED Loan shall be paid by the ED Loan REMIC in determining the Net Mortgage Rate of the ED Loan, and all other servicing compensation with respect to the ED Loan payable to the Master Servicer or the Special Servicer shall be payable by the ED Loan REMIC, except as provided in Section 3.05(a).

            SECTION 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first-class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form contemplated on pages C-1 through C-17 of the Prospectus Supplement, as to the distributions made on such Distribution Date setting forth:

            (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

            (iii) the Available Distribution Amount for such Distribution Date;

            (iv) the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) made in respect of the immediately preceding Distribution Date;

            (v) the amount of outstanding Servicing Advances as of the related Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date;

            (vii) the aggregate Stated Principal Balance of the Mortgage Pool (less the CML Subordinate Balances of the CML Subordinate Components) outstanding immediately before and immediately after such Distribution Date;

            (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

            (ix) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

            (x) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

            (xi) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

            (xii) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates and, following the occurrence of a Swap Default, notification that the amount of interest (the Class A-2F Regular Interest Distributable Certificate Interest) distributed on the Class A-2F Certificates is the respective Fixed Interest Distribution which is being paid as a result of a Swap Default;

            (xiii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

            (xiv) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

            (xv) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

            (xvi) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

            (xvii) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xviii) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xix) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and

            (xx) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

            (xxi) current and cumulative outstanding Advances;

            (xxii) current prepayments and curtailments;

            (xxiii) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

            (xxiv) the ratings from all Rating Agencies for all classes of Certificates;

            (xxv) LIBOR as calculated for the related Distribution Date;

            (xxvi) the amounts received and paid in respect of the Swap
      Documents;

            (xxvii) identification of any Rating Agency Trigger Event or Swap Default of which the Trustee has received notice as having occurred as of or prior to the close of business on the last day of the immediately preceding calendar month with respect to the Swap Documents;

            (xxviii) (A) following the occurrence of a Swap Default, the amount of any payment to any successor interest rate swap counterparty to enter into a replacement interest rate swap agreement, and (B) collateral posted in connection with any Rating Agency Trigger Event;

            (xxix) the amount of and identification of any payments on the Class A-2F Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the Swap Documents or any payment of a Prepayment Premium after the termination of the Swap Documents required to be distributed on the Class A-2F Certificates pursuant to the terms of this Agreement; and

            (xxx) the amounts, if any, distributed in respect of the Class V Certificates.

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i) and
(ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvi) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The Trustee shall provide or make available, either in electronic format or by first-class mail, to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each (i) CMSA Delinquent Loan Status Report,
(ii) CMSA REO Status Report, (iii) CMSA Historical Loan Modification Report,
(iv) CMSA Historical Liquidation Report, (v) CMSA Comparative Financial Status Report, (vi) Servicer Watch List Report, (viii) CMSA Loan Periodic Update File,
(ix) CMSA Property File, (x) CMSA Financial File, (xi) Payments After Determination Date Report (such seven supplemental reports and four data files, the "Servicer Reports"), (xii) CMSA Bond Level File and (xiii) CMSA Collateral Summary File that has been received by the Trustee since the prior Distribution Date. Additionally, the Trustee shall also be required to provide or make available, either in electronic format or by first-class mail, the Servicer Reports to any potential investor in the Certificates who requests such reports in writing. In addition, the Depositor shall cause each Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File.

            Notwithstanding any provision herein to the contrary, the Master Servicer and the Trustee, as applicable, shall prepare and deliver electronically or make available to the Directing Certificateholder, the reports described in Exhibit P hereto, in the time periods and formats set forth therein.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC II Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

            The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports, the CMSA Loan Setup File, the Credit Lease Loan Report, CMSA Bond Level File and CMSA Collateral Summary File on the Trustee's Website. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

            (b) The Master Servicer shall deliver or cause to be delivered to the Trustee, the Directing Certificateholder, the Special Servicer and each Rating Agency (which delivery to the Special Servicer, the Directing Certificateholder and each Rating Agency may be accomplished by making such information available on the Master Servicer's Internet Website), on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, (A) at or before 5:00 p.m. (New York City time) on the third Business Day prior to the related Distribution Date beginning in December, 2001, the Servicer Reports and the Special Servicer Loan Status Report delivered to the Master Servicer by the Special Servicer (excluding the CMSA Loan Periodic Update File) (it being understood that a separate Special Servicer Loan Status Report shall not be necessary if the equivalent information has been included in the foregoing or other reports delivered by the Master Servicer and as provided by the Special Servicer), and (B) at or before 5:00 p.m. (New York City time) on the third Business Day prior to the related Distribution Date (the "Master Servicer Reporting Date"), beginning in December, 2001, the CMSA Loan Periodic Update File (the "CMSA Loan Periodic Update File").

            Not later than the fifth day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business as to the calendar month prior to such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for such calendar month, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

            Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2002, within 105 days (or 180 days, in the case of annual year end operating information, commencing with the year end December 31, 2001) of receipt by the Master Servicer, as to non-Specially Serviced Mortgage Loans, or within thirty (30) days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly or other periodic operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, as applicable), shall deliver to the Trustee (but only upon the request of the Trustee) and the Directing Certificateholder electronically imaged copies of such operating statements and rent rolls. Based upon such operating statements or related rent rolls, the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer pursuant to Section 3.12(b) and furnished to the Master Servicer by the Special Servicer in the case of the Specially Serviced Mortgage Loans), shall prepare (or, if previously prepared, update, inclusive of year-to-date data) a written analysis of the operations of the Mortgaged Property or REO Property, by completing a CMSA Operating Statement Analysis Report, together with a CMSA NOI Adjustment Worksheet for annual year-end operating statements and related rent rolls. All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property. The Master Servicer shall deliver electronically imaged copies thereof to the Directing Certificateholder and the Special Servicer and, upon request, to the Trustee, the Rating Agencies and any Certificateholder or, to the extent the Trustee or a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statements or related rent rolls.

            No later than 1:00 p.m., New York City time, two (2) Business Days prior the Master Servicer Remittance Date, beginning in December, 2001, the Master Servicer shall prepare in electronic form and deliver to the Directing Certificateholder, the Trustee, the Rating Agencies, and the Special Servicer a "Servicer Watch List Report" (the "Servicer Watch List Report") based on the CMSA Servicer Watch List Criteria.

            To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer and shall have no obligation to verify the same.

            If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to this Section 4.02(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

            (c) Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and, upon request, the Directing Certificateholder the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File; (iii) a CMSA Delinquent Loan Status Report; (iv) a CMSA Comparative Financial Status Report; (v) a CMSA Historical Liquidation Report; (vi) a CMSA Historical Loan Modification Report; and (vii) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (e) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Internet Website, unless this Agreement expressly specifies a particular method of delivery.

            SECTION 4.03 P&I Advances.

            (a) On each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (216) 902-8501 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (216) 902-8532 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make, by 11:00 a.m. (New York City time) on the Distribution Date or in any event by such time as shall be required in order to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. Neither the Master Servicer nor the Trustee shall advance any amount due to be paid by the Swap Counterparty for distributions to the Class A-2F Certificates in the event that the Swap Counterparty fails to make a required payment. In the event that the Master Servicer fails to remit the amount of any P&I Advance to the Trustee on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on such amount for the period from and including such Master Servicer Remittance Date to but excluding the related Distribution Date.

            (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date; and provided, further, that the Master Servicer shall not advance Excess Interest with respect to ARD Loans.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than five (5) Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor, the Directing Certificateholder and the Rating Agencies, setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve
(12) months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Mortgage Loans.

            (d) As and to the extent permitted by Section 3.05(a), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Loan when made, or remains outstanding when such Mortgage Loan becomes a Past Grace Period Loan, in which case such interest shall begin to accrue when such Mortgage Loan becomes a Past Grace Period Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid, subject to the terms of a Co-Lender Agreement with respect to the related Loan Pair: first, out of any Default Charges; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Certificate Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

            (e) With regard to such P&I Advances, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall account for that part of the P&I Advances which is attributable to Past Grace Period Loans, and that part of the P&I Advances which is attributable to Within Grace Period Loans.

            (f) Neither the Master Servicer nor the Trustee shall make a P&I Advance with respect to any Companion Loan or, after the CML Senior Component of a CML has been reduced to zero, with respect to such CML.

            SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to be made to the Class V Certificateholders on such date pursuant to Section 4.01(k), the Trustee shall determine with respect to each CML the amount, if any, by which (i) the sum of (A) the CML Senior Balance of the related CML Senior Component and (B) the Certificate Principal Balance of the Corresponding Class V Certificates exceeds (ii) the Stated Principal Balance of the Corresponding CML that will be outstanding immediately following such Distribution Date. If such excess does exist with respect to any CML, then the Class Principal Balance of the Corresponding Class V Certificates shall be reduced until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (less the aggregate of the CML Subordinate Balances of the CMLs) that will be outstanding immediately following such Distribution Date. If such excess does exist and was not allocated to the Class V Certificates as described above, then the Class Principal Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates (other than the Class A-2F Certificates), the Class V Certificates and Class A-2F Regular Interest shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b) or Section 4.01(k).

            (b) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) (other than with respect to the Class V Certificates) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates; provided, that with respect to Realized Losses and Additional Trust Fund Expenses allocated to (A) the Class A-2 Certificates, such corresponding reduction shall be deemed to be a reduction with respect to REMIC I Regular Interest LA-2C and REMIC I Regular Interest LA-2P allocated pro rata based upon their respective REMIC I Principal Balances, and (B) the Class A-2F Certificates, such corresponding reduction shall be deemed to be a reduction with respect to REMIC I Regular Interest LA-2FC and REMIC I Regular Interest LA-2FP, allocated pro rata based upon their respective REMIC I Principal Balances, pursuant to Section 4.04(a).

            Realized Losses or Additional Trust Fund Expenses allocable to the ED Loan or, after the related Class V Certificates have been reduced to zero, the related CML shall reduce the Uncertificated Principal Balances of the ED Loan REMIC Regular Interest or the CML Loan REMIC Senior Regular Interest corresponding to the Corresponding CML Senior Component, as applicable.

            SECTION 4.05 Interest Reserve Account.

            The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account may be a sub-account of the Distribution Account. The Interest Reserve Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. The Interest Reserve Account shall be an asset of REMIC I. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year which is not a leap year, the Trustee shall withdraw from the Distribution Account (i) in respect of each Majority Mortgage Loan which accrues interest on an Actual/360 Basis and (ii) in the case of the ED Loan, the ED Loan REMIC Regular Interest, and deposit into the Interest Reserve Account, an amount equal to one (1) day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

            SECTION 4.06 Excess Interest Distribution Account.

            The Trustee for the benefit of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in trust for the benefit of the Class Q Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section 3.06. The Excess Interest Distribution Account may be a sub-account of the Distribution Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Class Q Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.


                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-23; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class V Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $100,000 (or, with respect to the Class A Certificates, $10,000 and, with respect to the Class X Certificates, $1,000,000) and any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class A-1, Class A-2, and Class A-2F Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or initial Certificate Notional Amount as the case may) as of the Closing Date of not less than $10,000, the Class B, Class C, Class D, Class E and Class F Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances (or Certificate Notional Amount), as the case may be, of not less than $100,000 and with respect to Class XC and Class XP Certificates $1,000,000 and whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            SECTION 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC #N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five
(5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than ninety (90) days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section
5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the ERISA Restricted Certificates and Residual
Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to a Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause
(i)(a)), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchasers, the Underwriters or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) above. The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchasers, the Underwriters, the Certificate Registrar or and the Trust Fund. To the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Except in connection with the initial issuance of the
            Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose in a sale arranged by the last preceding holder of the Residual Certificate prior to the purported Transferee. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

            (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within fourteen (14) days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2002, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            SECTION 5.03 Book-Entry Certificates.

            (a) The Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class M, Class N, Class O, Class P, Class Q, Class XC, Class XP, Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

            (b) The Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            SECTION 5.07 Regarding the Identification of Certain
Certificateholders.

            (a) For purposes of determining the identity of the holders of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class R-I, and Class R-II Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.


                                   ARTICLE VI

     THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

            SECTION 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            SECTION 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

            (a) Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

            SECTION 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Companion Holders or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a).

            SECTION 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement; provided, however, that in the event Capstone Realty Advisors, LLC resigns as Master Servicer, the Back-up Master Servicer shall assume the role of Master Servicer in accordance with Section 7.01(c) without regard to clause (i) above. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee, the Back-up Master Servicer or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee, the Back-up Master Servicer and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            SECTION 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, and such other publicly available information directly related to the servicing of the Mortgage Loans or to its ability to perform its obligations hereunder as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.


                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

            (i) any failure by the Master Servicer (A) to deposit into the Certificate Account any amount required to be so deposited under this Agreement which continues unremedied for two (2) Business Days following the date on which such deposit was first required to be made, but in no event later than one (1) day before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date which continues unremedied by 10:00 a.m. on the Distribution Date; or

            (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two (2) Business Days following the date on which such deposit or remittance was first required to be made; or

            (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by 10:00 a.m. on the Distribution Date; or

            (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of one (1) Business Day following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

            (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of two (2) Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

            (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such thirty
      (30) day period shall be extended for an additional thirty (30) days; or

            (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

            (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such thirty (30) day period shall be extended for an additional thirty (30) days; or

            (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xii) the Master Servicer is no longer rated "CMS3" or its equivalent, or higher, by Fitch, or the Special Servicer is no longer rated "CSS3" or its equivalent, or higher, by Fitch; or

            (xiii) either the Master Servicer is removed from S&P's approved master servicer list or the Special Servicer is removed from S&P's approved special servicer list, and either the Master Servicer or the Special Servicer, as applicable, is not added back to the related list within sixty (60) days of such removal.

Each Event of Default listed above as items (iv) through (xiii) shall constitute an Event of Default only with respect to the relevant party.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing (other than with respect to the Events of Default listed in clauses (xii) and clause (xiii) above), then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (xii) of subsection
(a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. With respect to the Event of Default listed above as clauses (xiii), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or at least 51% of the Voting Rights within fifteen (15) Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall, subject to Section 7.01(c), pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Trustee or, if the Back-up Master Servicer is assuming the obligations of the Master Servicer in accordance with Section 7.01(c), the Back-up Master Servicer with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee and the Back-up Master Servicer (if applicable) in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the Trustee or the Back-up Master Servicer (if applicable) for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). All costs and expenses of the Trustee, the Back-up Master Servicer and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            (c) In the event Capstone Realty Advisors, LLC resigns as Master Servicer pursuant to Section 6.04 or is terminated as Master Servicer in accordance with Section 7.01(b) (other than solely due to an Event of Default under Section 7.01(a)(xii) or (xiii)), the Back-up Master Servicer shall on such date assume all obligations of the Master Servicer hereunder, and all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Back-up Master Servicer; provided, however, that the Back-up Master Servicer shall not have any obligations or liabilities hereunder until such time as it is required to assume the obligations of the initial Master Servicer hereunder and shall not be liable for acts, omissions or breaches or representations or warranties by the initial Master Servicer occurring prior to transfer of the servicing functions. The Back-up Master Servicer shall retain all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements. In the event that the Back-up Master Servicer does not perform its obligation to assume the role of Master Servicer as provided in this Section 7.01(c), all authority and power of the initial Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall, pass to and be vested in the Trustee pursuant to and under Section 7.01(b).

            Upon the Back-up Master Servicer receiving notice that it is required to serve as the Master Servicer hereunder pursuant to the foregoing provisions of this Section 7.01, the Back-up Master Servicer will promptly begin the transition to its role as Master Servicer. Following the Back-up Master Servicer's appointment as Master Servicer hereunder, the Back-up Master Servicer shall be entitled to receive a servicing fee equal to the Master Servicing Fee and other compensation paid to the initial Master Servicer.

            Notwithstanding the foregoing, the Back-up Master Servicer shall be required to be on S&P's approved master servicer list immediately prior to assuming the role of Master Servicer hereunder.

            (d) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by
Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (e) Notwithstanding Section 7.01(b) of this Agreement, if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii) or (xiii) and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after such termination, the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(e). Upon receipt of the "request for proposal materials", the Trustee, with respect to the initial Master Servicer only, shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit a good faith bid for the rights to master service the Mortgage Loans under this Agreement from the Back-up Master Servicer. The Back-up Master Servicer shall have five (5) Business Days from receipt of such "request for proposal" to provide a Servicing-Retained Bid or a Servicing-Released Bid to the terminated Master Servicer and the Trustee. In the event the terminated Master Servicer accepts the bid of the Back-up Master Servicer, the Back-up Master Servicer shall assume the role of the successor Master Servicer as the Successful Bidder in accordance with the provisions of this Section 7.01(e).

            In the event (i) the Master Servicer to be terminated rejects the bid of the Back-up Master Servicer (in which case the Master Servicer shall promptly thereafter notify the Trustee of such rejection) or (ii) the Master Servicer to be terminated is not the initial Master Servicer hereunder, the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer to be terminated) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Certificates and which are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer to be terminated shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. Any "Qualified Bidder" referenced hereunder shall be reasonably acceptable to the Directing Certificateholder. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within forty-five (45) days after the termination of the Master Servicer. The materials provided to the Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the Master Servicer to be terminated to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Mortgage Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid").

            In the event the Master Servicer to be terminated is the initial Master Servicer hereunder, the Trustee shall promptly notify the Back-up Master Servicer of the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Highest Bid"). Within five (5) Business Days of receipt of notice of the Highest Bid, the Back-up Master Servicer shall have the option to match the Highest Bid and assume the role of successor Master Servicer as the Successful Bidder in accordance with the provisions of this
Section 7.01(e).

            In the event the Back-up Master Servicer does not elect to match the Highest Bid or the Master Servicer to be terminated is not the initial Master Servicer hereunder, the Trustee shall select the Qualified Bidder with the Highest Bid (the "Successful Bidder") to act as successor Master Servicer hereunder. Unless the Successful Bidder is the Back-up Master Servicer, the Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five
(45) days after the termination of the Master Servicer. In the event the Back-up Master Servicer is the Successful Bidder, the Back-up Master Servicer shall on such date assume all obligations of the Master Servicer hereunder (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), and all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Back-up Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

            If the Successful Bidder (other than the Back-up Master Servicer) has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(e). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            SECTION 7.02 Trustee to Act; Appointment of Successor.

            Except with respect to the Back-up Master Servicer assuming the role of Master Servicer in accordance with Section 7.01(c) or a Successful Bidder assuming the role of Master Servicer in accordance with Section 7.01(e), on and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of Section
6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation, (subject to Section 3.11) which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency); provided further that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23; and provided further that in the case of a successor Master Servicer (other than the Back-up Master Servicer) such successor has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld or delayed. No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty (30) days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

            SECTION 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04 Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            SECTION 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Seller.

            SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Certificate Account, the Interest Reserve Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            SECTION 8.04 Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            SECTION 8.05 Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date. No Trustee Fee shall be payable with respect to the Companion Loans or the CML Subordinate Components. In the case of each CML, the Trustee Fee with respect to the CML Senior Component shall be an expense of the CML Loan REMIC. The Trustee Fee with respect to the ED Loan shall be an expense of REMIC I.

            (b) The Trustee and any director, officer, employee or agent of the Trustee or Person, if any, who controls the Trustee, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that none of the Trustee or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role which the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

            SECTION 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "AA" by Fitch, and "AA-" by S&P (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a downgrade, qualification (if applicable) or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            SECTION 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Swap Counterparty, the Directing Certificateholder and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within thirty
(30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Depositor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within thirty
(30) days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer. If the Trustee is removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee (to the extent not duplicative of any reimbursement provided for under Section 8.08(a)) shall be at the expense of the party causing such removal.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates.

            SECTION 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09 Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

            SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee which do not comply with the provisions of Section 8.10(b).

            SECTION 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Sellers or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to Section 3.07(c).

            SECTION 8.12 Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: in all cases, (i) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (ii) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (iii) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a), (iv) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (v) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (vi) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (vii) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            SECTION 8.13 Filings with the Securities and Exchange Commission.

            The provisions of this paragraph shall not apply until such time as any Class of Certificates is registered under the Securities Act of 1933. Thereupon, the Depositor shall prepare for filing, execute and properly file with the Commission, the initial 8-K. The Trustee shall, at the expense of the Depositor, prepare for filing, execute and properly file with the Commission (i) the Form 10-K, (ii) the Form 15 in January, 2002 and (iii) the Form 8-K with the following attachments: (a) the Distribution Date Statements, and (b) any additional items requested by the Depositor, and (c) any items specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that any such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document (other than the initial 8-K) on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR compatible or convertible format nor shall it have any responsibility to convert any items to such format. The Depositor shall (i) promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates; and, (ii) promptly forward copies of any response from the Commission to the Trustee.

            SECTION 8.14 Companion Paying Agent.

            (a) The Trustee shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available all reports delivered to it under this Agreement to the Companion Holders.

            (b) No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent and, in the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

            (c) Upon the resignation or removal of the Trustee pursuant to
Article VIII of this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

            (d) This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

            SECTION 8.15 Companion Register.

            The Companion Paying Agent shall maintain a register (the "Companion Register") on which it will record the names and address of, and wire transfer instructions for, each Companion Holder from time to time, to the extent such information is provided in writing to it by such Companion Holder. Each initial Companion Holder, along with its name, address, wiring instructions and tax identification number, is listed on Exhibit N hereto. Each Companion Holder shall inform the Companion Paying Agent of the name, address, wiring instructions and taxpayer identification number of any subsequent Companion Holder upon any transfer of a Companion Loan. Upon the sale of a Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying Agent in writing that such transfer has taken place and provide the Companion Paying Agent with the name, address, wiring instructions and tax identification number of the transferee. In the event the Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

            The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

            SECTION 8.16 Co-Lender Agreement.

            On the Closing Date the Trustee is hereby directed to execute each Co-Lender Agreement.


                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for the CML Loan REMIC, the ED Loan REMIC (unless previously terminated), REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or a Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I, the CML Loan REMIC or the ED Loan REMIC at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third (3rd) Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, the CML Loan REMIC or the ED Loan REMIC, plus (B) the appraised value of each REO Property, if any, included in REMIC I, the CML Loan REMIC or the ED Loan REMIC (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus
(C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, the CML Loan REMIC or the ED Loan REMIC, collectively; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Co-Lender Agreement remain due and owing.

            The Majority Certificateholder of the Controlling Class (other than the Depositor) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in the CML Loan REMIC, the ED Loan REMIC or REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the CML Loan REMIC, the ED Loan REMIC and REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Class (other than the Depositor) elects to purchase all of the Mortgage Loans and each REO Property remaining in the CML Loan REMIC, the ED Loan REMIC or REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the CML Loan REMIC, the ED Loan REMIC or REMIC I.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor) of all of the Mortgage Loans and each REO Property remaining in the CML Loan REMIC, the ED Loan REMIC or REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the CML Loan REMIC Regular Interests, the ED Loan REMIC Regular Interest, the REMIC I Regular Interests and the Class A-2F Regular Interest shall be made on such date as provided in Section 4.01(a)(i),
Section 4.01(b), Section 4.01(j), Section 4.01(c)(iv), Section 4.01(k), and
Section 4.01(m).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one (1) year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            SECTION 9.02 Additional Termination Requirements.

            In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, the CML Loan REMIC or the ED Loan REMIC as provided in Section 9.01, the Trust (and, accordingly, the REMICs) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of the REMICs as defined in Section 860F of the Code or cause the REMICs to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the ninety (90) day liquidation period in a statement attached to the final Tax Return for each of the REMICs pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such ninety (90) day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the ED Loan REMIC, the CML Loan REMIC and REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

            (iii) prior to the end of such ninety (90) day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of the CML Loan REMIC, the ED Loan REMIC and REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II shall terminate at that time.


                                    ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            SECTION 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the short first taxable year ending December 31, 2001.

            (b) (i) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class XC, Class XP, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-2F Regular Interest are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interest" (within the meaning of Section 860G(a)(2) of the Code) (in the case of the Class Q Certificates exclusive of the portion thereof representing of a beneficial interest in the Excess Interest and the Excess Interest Distribution Account), in REMIC II. For the avoidance of doubt, the Class XC and Class XP Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their respective Components. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in any of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (ii) The ED Loan shall constitute the sole asset of the ED Loan REMIC. The ED Loan REMIC Regular Interest (instead of the related Mortgage
      Loan) will be an asset of REMIC I and the Class R-I Certificates shall represent beneficial ownership of the ED Loan REMIC Residual Interest.

            (iii) The CMLs shall constitute the sole asset of the CML Loan REMIC. The CML Loan REMIC Senior Regular Interests (instead of the related Mortgage Loans) will be an asset of REMIC I, the CML Loan REMIC Subordinate Regular Interests will be represented by the corresponding Class of Class V Certificates and the Class R-I Certificates shall represent beneficial ownership of the CML Loan REMIC Residual Interest.

            (c) The Closing Date is hereby designated as the "startup day" of each of the CML Loan REMIC, REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of (i) the CML Loan REMIC Senior Regular Interests, the REMIC I Regular Interests, the Class A-2F Regular Interest, the REMIC II Regular Certificates (other than the Class XP Certificates) and the Class V Certificates is July 11, 2021, the Distribution Date following the latest maturity date of any Mortgage Loan and (ii) the Class XP Certificates is the Class XP Termination Date. The "startup day" of the ED Loan REMIC shall be July 27, 2001.

            (d) The REMIC Administrator shall administer the ED Loan REMIC in accordance with the ED Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to the ED Loan REMIC, and shall otherwise administer the ED Loan REMIC in the same manner as specified for the CML Loan REMIC, REMIC I and REMIC II in this Section 10.01. The ED Loan shall be serviced and administered in accordance with the provisions of Article III hereof and the ED Loan REMIC Declaration. The REMIC Administrator shall maintain separate accounting with respect to the ED Loan REMIC and the CML Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the holders of the Class R-I Certificates with respect to the ED Loan REMIC Residual Interest, (ii) to account for the ED Loan REMIC Regular Interest and the CML Loan REMIC Senior Regular Interests as assets of REMIC I, (iii) to pay or cause to be paid any federal, state or local income tax attributable to the ED Loan REMIC and the CML Loan REMIC from payments received on or with respect to the related Mortgage Loans, and (iv) to cause any payments on the related Mortgage Loan in excess amounts distributable in respect of the ED Loan REMIC Regular Interest and the CML Loan REMIC Senior Regular Interests to be distributed in respect of the ED Loan REMIC Residual Interest and the CML Loan REMIC Residual Interest, respectively.

            (e) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II, and otherwise act on behalf of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (f) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (g) The REMIC Administrator shall perform or cause to be performed on behalf of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

            (h) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to the CML Loan REMIC or either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II, or causing the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

            In the event that any tax is imposed on the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any taxes on contributions to the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

            (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable Uncertificated Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Sellers regarding the Mortgage Loans or as otherwise provided for in Section 2.04, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II,
(D) the purchase of a Defaulted Mortgage Loan pursuant to Section 3.18, or (E) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of the CML Loan REMIC, the ED Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

            SECTION 10.03 Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            SECTION 10.04 Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

            SECTION 10.05 Grantor Trust Administration.

            The parties intend that the portions of the Trust Fund consisting of
(i) the Excess Interest and the Excess Interest Distribution Account, (ii) the ED Loan REMIC Residual Interest and (iii) the Class A-2F Regular Interest, the Swap Documents and the Floating Rate Account shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall file or cause to be filed annually with the Internal Revenue Service together with Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished (i) annually to the Holders of the Class Q Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Prepayment Date, (ii) quarterly to the Holders of the Class R-I Certificates, such information relating to the ED Loan REMIC Residual Interest represented thereby as is required by the REMIC Provisions, and (iii) annually to the Holders of the Class A-2F Certificates their allocable shares of income and expense with respect to the Class A-2F Regular Interest and the Swap Documents on the accrual method of accounting. Under no circumstances shall the Trustee, the Master Servicer nor the Special Servicer have the power to vary the investment of the Class Q, Class R-I and Class A-2F Certificateholders in the Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses
(i) through (vi) above) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, (iii) change the definition of "Servicing Standard", or (iv) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 11.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 11.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), the Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Bank of America Mortgage Loans or First Union Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information which the holders of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 11.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 11.01(b). Any restructuring pursuant to this Section 11.01(c) shall require the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on the Grantor Trust, the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II pursuant to the REMIC Provisions or cause the Grantor Trust or the CML Loan REMIC, the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a Grantor Trust or a REMIC, as applicable, at any time that any Certificates are outstanding. Furthermore, notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the holders of the Class A-2F Certificates, or the rights of the Swap Counterparty under the Swap Documents, or hereunder, or the rights of the holders of the Class A-2F Certificates without the consent of the Swap Counterparty (which shall not be unreasonably withheld).

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (d) shall be payable out of the Distribution Account.

            SECTION 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty
(60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of Banc of America Commercial Mortgage Inc., Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 Attention: David A. Gertner, telecopy number:
(704) 386-1094 (with copies to Dean Roberson, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street (20th Floor), Charlotte, North Carolina 28255, telecopy number: (704) 387-0922; (2) in the case of the Master Servicer, Capstone Realty Advisors, LLC, 1120 Chester Avenue, Suite 300, Cleveland, Ohio 44114, Attention: Debbie Rogan,
Reference: Banc of America Commercial Mortgage Inc., Series 2001-3; (3) in the case of the Special Servicer, First Union National Bank, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention: Bank of America, N.A.-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, facsimile number: 704-593-7735; (4) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank Minnesota, N.A., Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, telecopy number: (410) 884-2360; (5) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention:
Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662;
(B) Fitch, Inc., One State Street Plaza, New York, New York 10041, Attention:
Commercial Mortgage - Backed Securities, facsimile number (212) 635-0295; and
(6) in the case of the Swap Counterparty, Bank of America, N.A., Sears Tower, 233 South Wacker Drive, Suite 2800, Chicago, IL 60606, Attention: Swap Operations; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 2.04(f), 3.22, 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.09 Notices to and from Rating Agencies and the Swap Counterparty.

            (a) The Trustee shall promptly provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default hereunder that has not been cured;

            (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

            (iv) any change in the location of the Distribution Account;

            (v) the final payment to any Class of Certificateholders; and

            (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.04.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor;

            (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 3.13; and

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, as and to the extent required by Section 3.12(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to
Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the Regular Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, or a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificateholder (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            SECTION 11.10 Requests for Information; Standing Requests.

            (a) Any Holder of a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate, shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, or any Holder of a Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate, is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Mortgage Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                      Depositor


                                   By:  /s/ Manish Parwani
                                      ------------------------------------------
                                      Name:  Manish Parwani
                                      Title: Vice President


                                   CAPSTONE REALTY ADVISORS, LLC
                                      Master Servicer


                                   By:  /s/ Deborah Rogan
                                      ------------------------------------------
                                      Name:  Deborah Rogan
                                      Title: Chief Operating Officer


                                   FIRST UNION NATIONAL BANK
                                      Back-up Master Servicer


                                   By:  /s/ Lisa Traylor
                                      ------------------------------------------
                                      Name:  Lisa Traylor
                                      Title: Vice President


                                   FIRST UNION NATIONAL BANK
                                      Special Servicer


                                   By:  /s/ Dennis L. McCloskey
                                      ------------------------------------------
                                      Name:  Dennis L.  McCloskey
                                      Title: Vice President


                                   WELLS FARGO BANK MINNESOTA, N.A.
                                      Trustee and REMIC Administrator


                                   By:  /s/ Jack A. Aini
                                      ------------------------------------------
                                      Name:  Jack A. Aini
                                      Title: Vice President

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 14th day of November, 2001, before me, a notary public in and for said State, personally appeared Manish Parwani, known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Jacqueline A. Wheaton
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


September 7, 2004

STATE OF OHIO           )
                        )  ss.:
COUNTY OF CUYAHOGA      )


            On the 13TH day of November, 2001, before me, a notary public in and for said State, personally appeared Deborah Rogan known to me to be a Chief Operating Officer of Capstone Realty Advisors LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entities, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Melanie R. Mapcher-Costa
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


November 6, 2006

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 15th day of November, 2001, before me, a notary public in and for said State, personally appeared Lisa K. Traylor, known to me to be a Vice President of First Union National Bank, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Elizabeth K. Bare
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:


December 18, 2005

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 15th day of November, 2001, before me, a notary public in and for said State, personally appeared Dennis L. McCloskey, known to me to be a Vice President of First Union National Bank, which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Elizabeth K. Bare
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:



December 18, 2005

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 16th day of November, 2001, before me, a notary public in and for said State, personally appeared Jack A. Aini, known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       /s/ Stephen Sharpless
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]


My commission expires:

February 12, 2003

                                   EXHIBIT A-1
                          FORM OF CLASS A-1 CERTIFICATE

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
4.89000% per annum                             this  Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal  Balance  of  all
                                               the Class A-1  Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $223,827,950

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of  principal due on or before
                                               such  date (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. A-1-___                        CUSIP No. 05947U DN 5


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2
                          FORM OF CLASS A-2 CERTIFICATE

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
5.46400% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[_________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class A-2 Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $608,559,613

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of  principal due on or  before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. A-2-__                         CUSIP No. 05947U DP 0


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3
                         FORM OF CLASS A-2F CERTIFICATE

                         CLASS A-2F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
LIBOR + 0.43% per annum                        this Certificate as of the Issue
                                               Date:
                                               $[__________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class A-2F Certificates as
Issue Date:                                    of the Issue Date:
November 16, 2001                              $50,000,000

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of  principal due on or before
                                               such date  (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. A-2F-__                        CUSIP No. 05947U DQ 8


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2F Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4
                          FORM OF CLASS XC CERTIFICATE

                          CLASS XC COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Notional Amount of
Variable                                       this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Notional Amount of all the
                                               Class XC Certificates as of the
Issue Date:                                    Issue Date:
November 16, 2001                              $1,136,731,161

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. XC-__                          CUSIP No. 05947U DW 5



-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



              CERTIFICATE NOTIONAL AMOUNT
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN    REMAINING NOTIONAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5
                          FORM OF CLASS XP CERTIFICATE

                          CLASS XP COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Notional Amount of
Variable                                       this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Notional Amount of all the
                                               Class XP Certificates as of the
Issue Date:                                    Issue Date:
November 16, 2001                              $678,040,428

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. XP-__                          CUSIP No. 05947U DX 3


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



              CERTIFICATE NOTIONAL AMOUNT
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN    REMAINING NOTIONAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6
                           FORM OF CLASS B CERTIFICATE

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
5.66200% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class B Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $42,627,419

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. B-__                           CUSIP No. 05947U DR 6


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7
                           FORM OF CLASS C CERTIFICATE

                           CLASS C COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
5.76100% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class C Certificates as of

Issue Date:                                    the Issue Date:
November 16, 2001                              $17,050,967

First Distribution Date:                       Approximate aggregate  unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo National Bank, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. C-__                           CUSIP No. 05947U DS 4


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-8
                           FORM OF CLASS D CERTIFICATE

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
5.85900% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class D Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $17,050,968

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. D-____                         CUSIP No. 05947U DT 2



-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9
                           FORM OF CLASS E CERTIFICATE

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
5.92800% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class E Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $14,209,139

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance  of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or  before
                                               such date (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. E-__                           CUSIP No. 05947U DU 9


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10
                           FORM OF CLASS F CERTIFICATE

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.04600% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class F Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $17,050,968

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. F -___                         CUSIP No. 05947U DV 7



-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11
                           FORM OF CLASS G CERTIFICATE

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.45900% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class G Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $17,050,967

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. G-___                          CUSIP No. 05947U DY 1


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
              OF DEFINITIVE CERTIFICATES
               EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12
                           FORM OF CLASS H CERTIFICATE

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.56200% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class H Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $14,209,139

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. H-__                           CUSIP No. 05947U DZ 8


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13
                           FORM OF CLASS J CERTIFICATE

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate  Principal Balance of
6.90700% per annum                             this  Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class J Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $14,209,140

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. J-__                           CUSIP No. 05947U EA 2


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
              OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14
                           FORM OF CLASS K CERTIFICATE

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the
                                               Issue Date:
                                               $[______________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class K Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $29,839,193

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. K-___                          CUSIP No. 05947U EB 0


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15
                           FORM OF CLASS L CERTIFICATE

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class L Certificates  as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $8,525,484

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. L-__                           CUSIP No. 05947U EC 8


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A




                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16
                           FORM OF CLASS M CERTIFICATE

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class M Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $8,525,483

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. M-___                          CUSIP No. 05947U ED 6


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17
                           FORM OF CLASS N CERTIFICATE

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:

November 11, 2001                              Class Principal Balance of all
                                               the Class N Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $14,209,140

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. N-___                          CUSIP No. 05947U EE 4


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A




                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18
                           FORM OF CLASS O CERTIFICATE

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class O Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $5,683,656

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. O-___                          CUSIP No. 05947U EF 1


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A




                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19
                           FORM OF CLASS P CERTIFICATE

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class P Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $5,683,655

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. P-___                          CUSIP No. 05947U EG 9


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20
                           FORM OF CLASS Q CERTIFICATE

                           CLASS Q COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
6.25000% per annum                             this Certificate as of the Issue
                                               Date:
                                               $[___________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class P Certificates as of
Issue Date:                                    the Issue Date:
November 16, 2001                              $28,418,280

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting  payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial  Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. Q-___                          CUSIP No. 05947U EH 7


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class Q Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A




                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-21
                          FORM OF CLASS R-I CERTIFICATE

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

    This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement:       Certificate No. R-I-___
November 11, 2001
                                               Percentage Interest evidenced by
Issue Date:                                    this Certificate in the related
November 16, 2001                              Class:
                                               100%
First Distribution Date:
December 11, 2001                              Approximate aggregate unpaid
                                               principal balance of the
Master Servicer:                               Mortgage Pool as of the Delivery
Capstone Realty Advisors, LLC                  Date, after deducting payments
                                               of principal due on or before
Back-up Master Servicer:                       such date (the "Initial Pool
First Union National Bank                      Balance"):
                                               $1,138,860,128[1]

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A


                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-22
                         FORM OF CLASS R-II CERTIFICATE

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement:      Certificate No. R-II - __
November 11, 2001

First Distribution Date:                      Percentage Interest evidenced by
December 11, 2001                             this Certificate in the related
                                              Class:
Issue Date:                                   100%
November 16, 2001

Master Servicer:                              Approximate aggregate unpaid
Capstone Realty Advisors, LLC                 principal balance of the
                                              Mortgage Pool as of the Delivery
Back-up Master Servicer:                      Date, after deducting payments
First Union National Bank                     of principal due on or before
                                              such date (the "Initial Pool
                                              Balance"):
                                              $1,138,860,128[1]

Special Servicer:                             Trustee and REMIC Administrator:
First Union National Bank                     Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers
Bank of America, N.A.
First Union National Bank


-------------

[1] Includes $2,128,967, which is the balance of the Subordinate Components of the CMLs, represented solely by the Class V Certificates and not by this Certificate.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that Bank of America, N.A. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Trustee


                                    By:_______________________________________
                                             Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:


                                    Wells Fargo Bank Minnesota, N.A.,
                                    as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A


                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-23
                           FORM OF CLASS V CERTIFICATE

             CLASS [V-1] [V-2] [V-3] [V-4] [V-5] COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                             Certificate Principal Balance of
[______]% per annum                            this Certificate as of the Issue
                                               Date:
                                               $[____________]
Date of Pooling and Servicing Agreement:
November 11, 2001                              Class Principal Balance of all
                                               the Class V-[_]  Certificates as
Issue Date:                                    of the Issue Date:
November 16, 2001                              $[__________]

First Distribution Date:                       Approximate aggregate unpaid
December 11, 2001                              principal balance of the
                                               Mortgage Pool as of the Delivery
Master Servicer:                               Date, after deducting payments
Capstone Realty Advisors, LLC                  of principal due on or before
                                               such date (the "Initial Pool
Back-up Master Servicer:                       Balance"):
First Union National Bank                      $1,138,860,128

Special Servicer:                              Trustee and REMIC Administrator:
First Union National Bank                      Wells Fargo Bank Minnesota, N.A.

Mortgage Loan Sellers:
Bank of America, N.A.
First Union National Bank

Certificate No. V-[_]-___                      CUSIP No. [__________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BANC OF AMERICA COMMERCIAL MORTGAGE INC., BANK OF AMERICA, N.A., FIRST UNION NATIONAL BANK, WELLS FARGO BANK MINNESOTA, N.A., CAPSTONE REALTY ADVISORS, LLC, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS CML-[_] LOAN REMIC SENIOR REGULAR INTEREST TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SS. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITERS, THE INITIAL PURCHASERS OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

IF THE CML SENIOR BALANCE OF THE CORRESPONDING SENIOR COMPONENT IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and Master Servicer, Back-up Master Servicer, Special Servicer, Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            The Class V Certificates are limited in right of distribution to certain collections and recoveries respecting the Corresponding CML, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to the Class V Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Corresponding CML and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or by any Majority Certificateholder of the Controlling Class (other than the Depositor or the Mortgage Loan Sellers) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder, the Special Servicer or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Back-up Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of the ED Loan REMIC, CML Loan REMIC, REMIC I or REMIC II as a REMIC without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                      Wells Fargo Bank Minnesota, N.A.,
                                      as Trustee


                                By: __________________________________________
                                                   Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [V-1] [V-2] [V-3] [V-4] [V-5] Certificates referred to in the within-mentioned Agreement.

Dated:

                                       Wells Fargo Bank Minnesota, N.A.,
                                       as Certificate Registrar


                                    By:_______________________________________
                                             Authorized Officer

                                   SCHEDULE A



                  CERTIFICATE BALANCE
               OF DEFINITIVE CERTIFICATES
                EXCHANGED OR TRANSFERRED
               FOR, OR ISSUED IN EXCHANGE
              FOR OR UPON TRANSFER OF, AN   REMAINING PRINCIPAL
              INTEREST IN THIS BOOK-ENTRY   AMOUNT OF BOOK-ENTRY      NOTATION
    DATE              CERTIFICATE               CERTIFICATE           MADE BY
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________
____________  ____________________________  ______________________  ____________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:



                                    _________________________________________
                                    Signature by or on behalf of Assignor


                                    _________________________________________
                                    Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________.

            Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

            This information is provided by ___________________________________, the assignee named above, or ____________________________________, as its agent.

                                    EXHIBIT B
                    FORM OF INVESTMENT REPRESENTATION LETTER


[Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) -Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
MAC # N9303-121

Banc of America Commercial Mortgage Inc.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

            Re: Transfer of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
                  -------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 11, 2001 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of the holders of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            1. Check one of the following:*

----------------------------
* Purchaser must include one of the following two certifications.


            |_| The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or
                  (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act") The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            7. Check one of the following:*

------------------------------
* Each Purchaser must include one of the two alternative certifications.


            |_| The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Bond Registrar (or its agent) with respect to distributions to be made on the Bond(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Bond(s) and states that such Purchaser is not a U.S. Tax Person or (ii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Bond(s) and state that interest on the Bond is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Bond Registrar updated IRS Forms W-8BEN or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certificates as the Bond Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Bond Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which were eligible to elect to be treated as U.S. persons).

            8. Please make all payments due on the Certificates:**

--------------------------
** Only to be filled out by Purchasers of Definitive Certificates. Please select
(a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.


            |_|   (a)   by wire transfer to the following account at a bank or
                        entity in New York, New York, having appropriate facilities therefor:

                        Bank:___________________________________________
                        ABA#:___________________________________________
                        Account #:______________________________________
                        Attention:______________________________________


            |_|   (b)   by mailing a check or draft to the following address:

                        ________________________________________________
                        ________________________________________________
                        ________________________________________________



                                       Very truly yours,



                                       ______________________________________
                                                 [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:

Dated:

                                   EXHIBIT C-1
                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(D)(I)(B)



STATE OF                )
                        )  participation.:
COUNTY OF               )


            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Class R-[I] [II], evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose:
(i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass- through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is _____________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. *[The Transferee has computed any consideration paid to it to acquire the Class R-[I] [II] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

--------------
* Insert appropriate paragraph, if applicable.

            [The Transferee has computed any consideration paid to it to acquire the Class R-[I] [II] Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [The transfer of the Class R-[I] [II] Certificate complies with
Section 6 of Revenue Procedure 2001-PB12 (the "Revenue Procedure"), 2001-3 I.R.B. (January 16, 2001) (or comparable provisions of final U.S. Treasury Regulations) and, accordingly,

            (i)   the Transferee is an "eligible corporation," as defined in
                  Section 860L(a)(2) of the Code, as to which income from Class R-[I] [II] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Investor within the meaning of Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class R-[I] [II] Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Transferee determined the consideration paid to it to acquire the Class R-[I] [II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.]

      [Reserved]

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 200_.


                                          [NAME OF TRANSFEREE]


                                          By:___________________________________
                                             [Name of Officer]
                                             [Title of Officer]


[Corporate Seal]


ATTEST:

________________________________
[Assistant] Secretary

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 200_.



                                         _______________________________________
                                         NOTARY PUBLIC



COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 200_.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                        PURSUANT TO SECTION 5.02(D)(I)(D)


[Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
MAC # N9303-121

            Re: Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs
                  ------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I] [II] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 11, 2001, among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,



                                          ____________________________________
                                          (Transferor)


                                          By: ________________________________
                                              Name:___________________________
                                              Title:__________________________

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE


[Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
MAC # N9303-121

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement, dated as of November 11, 2001 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and you, as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name: _____________________________________________

            Address:____________________________________________________

            Prospectus No.:_____________________________________________

If only particular documents in the Mortgage File are requested, please specify which: ________________________________________________________________________

Reason for requesting file (or portion thereof):

      ______      1.  Mortgage Loan paid in full. The undersigned hereby
                      certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing
                      Agreement, have been or will be so credited.

      ______      2.  The Mortgage Loan is being foreclosed.

      ______      3.  Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                    CAPSTONE REALTY ADVISORS, LLC

                                    By:_______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________
                                    Phone:____________________________________



                                    FIRST UNION NATIONAL BANK


                                    By:_______________________________________
                                    Name: ____________________________________
                                    Title: ___________________________________
                                    Phone:____________________________________



Please deliver the Mortgage File
as follows:
_________________________________
_________________________________
_________________________________
Attention:_______________________
Phone:___________________________

                                    EXHIBIT E

                            FROM OF REO STATUS REPORT


------------------------------------------------------------------------------------------------------------------------------
                      Operating Information Reflected As NOI______ or NCF________
------------------------------------------------------------------------------------------------------------------------------
     P4           P7          P13          P9          P10      P16 OR P17      L8          P21          L37          L39


------------------------------------------------------------------------------------------------------------------------------
                                                                                           (a)          (b)           (c)


------------------------------------------------------------------------------------------------------------------------------
PROPERTY ID   SHORT NAME    PROPERTY      CITY        STATE      SQ FT OR    PAID THRU    ALLOCATED    TOTAL P&I      OTHER
                 (WHEN        TYPE                                 UNITS        DATE        LOAN       ADVANCES      EXPENSE
              APPROPRIATE)                                                                 AMOUNT     OUTSTANDING    ADVANCE
                                                                                                                   OUTSTANDING


------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

REO's data reflected at the property level for relationships with more than one (1) property should use the Allocated
Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

------------------------------------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
     P4           L38                      L25         L11      P53 OR P74     P58 OR        P24
                                                                              P72/P79 OR
                                                                                 P83

--------------------------------------------------------------------------------------------------------------------
                  (d)       (e)=a+b+c+d                                        (f)


--------------------------------------------------------------------------------------------------------------------
PROPERTY ID    TOTAL T & I     TOTAL      CURRENT     MATURITY       LTM       LTM DSCR    VALUATION   APPRAISAL
                 ADVANCE     EXPOSURE   MONTHLY P&I     DATE       NOI/NCF     (NOI/NCF)     DATE        BPO OR
               OUTSTANDING                                          DATE                                INTERNAL
                                                                                                         VALUE
                                                                                                       SOURCE (1)

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

REO' s data reflected at the property level for relationships with more than one (1) property should  use the
Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

--------------------------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------



TABLE (CONTINUED)

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
    P4          P25                      L35         L77          P28          P26

-------------------------------------------------------------------------------------------------------
              (g)        (h)=(.90*g)-
                         e

-------------------------------------------------------------------------------------------------------
PROPERTY ID  APPRAISAL   LOSS USING     TOTAL      TRANSFER       REO        DATE ASSET     COMMENTS
              BPO OR     90% APPR.    APPRAISAL      DATE     ACQUISITION    EXPECTED TO
             INTERNAL    OR BPO (F)   REDUCTION                  DATE        BE RESOLVED
              VALUE                   REALIZED


-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

REO' s data reflected at the property level for relationships with more than one (1) property should use the Allocated Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

-------------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -  Internal Value.

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                REO STATUS REPORT



---------------- ------------- ----------- -------- --------- ----------- -------- -------------- ---------------- ---------------
 Prospectus ID     Property    Property     City     State    Sq Ft or    Paid        Ending         Total P&I         Total
                     Name         Type                          Units     Thru       Scheduled      Advances to     Expenses to
                                                                           Date       Balance          Date             Date

---------------- ------------- ----------- -------- --------- ----------- -------- -------------- ---------------- ---------------




TABLE (CONTINUED)

---------------- -------------- ------------- --------------- ----------- ---------- -------- --------- -------------- -------------
 Prospectus ID       Other         Total         Current      Maturity    LTM NOI    LTM NOI  LTM DSCR    Cap Rate      Valuation/
                   Advances       Exposure     Monthly P&I       Date       Date                        Assigned ***    Appraisal
                   (Taxes &                                                                                                Date
                  Insurance)
---------------- -------------- ------------- --------------- ----------- ---------- -------- --------- -------------- -------------


                                REO STATUS REPORT



---------------- ------------- ----------- -------- -------------- --------------------- ---------------- --------------- ---------
Prospectus ID    Property      Property    City     Value using    Appraisal / BPO or    Loss Using 92%   Estimated       Total
                 Name          Type                 NOI & Cap      Internal Value        Appraisal or     Recovery %      Appraisal
                                                    Rate                                 BPO                              Reduction
                                                                                                                          Realized
---------------- ------------- ----------- -------- -------------- --------------------- ---------------- --------------- ---------




TABLE (CONTINUED)

---------------- ------------- -------------- --------------- ----------------------------------------------------------------
Prospectus ID    Special       REO            Pending                                    Comments
                 Servicing     Acquisition    Resolution
                 Transfer      Date           Date
                 Date
---------------- ------------- -------------- --------------- ----------------------------------------------------------------


                                    EXHIBIT F
                       FORM OF ERISA REPRESENTATION LETTER


[Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
MAC # N9303-121

Banc of America Commercial Mortgage Inc.
100 North Tryon Street
Charlotte, North Carolina  28255
Attention: David A. Gertner

            Re: Transfer of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
                  -------------------------------------------------------------

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, Class __ (the "Certificate") issued pursuant to that Pooling and Servicing Agreement, dated as of November 11, 2001 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            1. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

            2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the other Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. The Opinion of Counsel shall be at the expense of the Purchaser.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                       Very truly yours,



                                       _______________________________________
                                                  [The Purchaser]


                                       By:   _________________________________
                                             Name:
                                             Title:

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H
                      FORM OF FINAL CUSTODIAL CERTIFICATION


[Date]


Banc of America Commercial Mortgage Inc.,
   as Depositor
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

Bank of America, N.A.,
   as Mortgage Loan Seller
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Attention:  David A. Gertner

First Union National Bank,
   as Mortgage Loan Seller
One First Union Center
Charlotte, North Carolina 28288-0166
Attention: William J. Cohane

Capstone Realty Advisors, LLC
   as Master Servicer
1120 Chester Avenue, Suite 300
Cleveland, Ohio 44114
Attention: Debbie Rogan

First Union National Bank
   as Special Servicer
8739 Research Drive - URP4 NC 1075
Charlotte, North Carolina 28262-1075
Attention: Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3

[Directing Certificateholder]
[address]

            Re: Pooling and Servicing Agreement dated as of November 11, 2001 (the "Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of the Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3

Ladies and Gentlemen:

            Pursuant to Section 2.03 of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in clauses (i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property,
(xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Sellers have otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Sellers with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in Section 2.03 (b) and Section 2.03(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct, and the Mortgage Rate set forth in clause
(iii)(a) of the definition of "Mortgage Loan Schedule" matches the Mortgage Rate in effect on the date of origination or of the most recent written amendment to such Mortgage Rate which is contained in the Mortgage File.

            Neither the Trustee or Custodian is under any duty or (i) to determine whether any of the documents specified in clauses (iv) through (viii),
(x) through (xii) and (xiv) through (xx) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the related Agreement.

                                    Respectfully,


                                    [Name]
                                    [Title]

cc:   Robert W. Long, Esq., Assistant General Counsel,
      Bank of America Corporation

                                    EXHIBIT I
                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
                      (inclds. Retail/Office/Whs/Mixed use)
                                 as of MM/DD/YY

===================================================================================================================================
PROPERTY OVERVIEW
-----------------------------------------------------------------------------------------------------------------------------------
      PROSPECTUS ID
-----------------------------------------------------------------------------------------------------------------------------------
      Current Scheduled Loan Balance
        /Paid to Date                                                               Current Allocated Loan Amount %
-----------------------------------------------------------------------------------------------------------------------------------
      Property Name
-----------------------------------------------------------------------------------------------------------------------------------
      Property Type
-----------------------------------------------------------------------------------------------------------------------------------
      Property Address, City, State
-----------------------------------------------------------------------------------------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                   Use second box to specify sq ft.,units...
-----------------------------------------------------------------------------------------------------------------------------------
      Year Built/Year Renovated
-----------------------------------------------------------------------------------------------------------------------------------
      Cap Ex Reserve (annually)/per                                     specify annual/per unit...
        Unit.etc. (1)
-----------------------------------------------------------------------------------------------------------------------------------
      Year of Operations                    UNDERWRITING   MM/DD/YY      MM/DD/YY    MM/DD/YY    MM/DD/YY
-----------------------------------------------------------------------------------------------------------------------------------
      Occupancy Rate (physical)
-----------------------------------------------------------------------------------------------------------------------------------
      Occupancy Date
-----------------------------------------------------------------------------------------------------------------------------------
      Average Rental Rate
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

            (1) Total $ amount of Capital Reserves required annually by loan documents.

-----------------------------------------------------------------------------------------------------------------------------------
  INCOME:
-----------------------------------------------------------------------------------------------------------------------------------
      Number of Mos. Covered                                                                                             (prcdng yr
                                                                                                             (prcdng yr    to 2nd
                                                                                                              to base)     prcdng)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              3RD         2ND       PREDEDING
      Period Ended                          UNDERWRITING   PRECEDING    PRECEDING       YR.     TTM/YTD (2)   YYYY-U/W    YYYY-YYYY
-----------------------------------------------------------------------------------------------------------------------------------
      Statement Classification(yr)            BASE LINE                             (fm NOI      AS OF / /    VARIANCE    VARIANCE
                                                                                    Adj Sheet)
-----------------------------------------------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
-----------------------------------------------------------------------------------------------------------------------------------
         Less: Vacancy/collection loss
-----------------------------------------------------------------------------------------------------------------------------------
                  OR
-----------------------------------------------------------------------------------------------------------------------------------
      Base Rent (3)
-----------------------------------------------------------------------------------------------------------------------------------
      Laundry/Vending Income
-----------------------------------------------------------------------------------------------------------------------------------
      Parking Income
-----------------------------------------------------------------------------------------------------------------------------------
      Other Income
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

            (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

            (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $ amt for Vacancy/Collection Loss

-----------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSES:
-----------------------------------------------------------------------------------------------------------------------------------
      Real Estate Taxes
-----------------------------------------------------------------------------------------------------------------------------------
      Property Insurance
-----------------------------------------------------------------------------------------------------------------------------------
      Utilities
-----------------------------------------------------------------------------------------------------------------------------------
      Repairs and Maintenance
-----------------------------------------------------------------------------------------------------------------------------------
      Management Fees
-----------------------------------------------------------------------------------------------------------------------------------
      Payroll & Benefits
-----------------------------------------------------------------------------------------------------------------------------------
      Advertising & Marketing
-----------------------------------------------------------------------------------------------------------------------------------
      Professional Fees
-----------------------------------------------------------------------------------------------------------------------------------
      General and Administrative
-----------------------------------------------------------------------------------------------------------------------------------
      Other Expenses
-----------------------------------------------------------------------------------------------------------------------------------
      Ground Rent
-----------------------------------------------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
      Capital Expenditures
-----------------------------------------------------------------------------------------------------------------------------------
      Extraordinary Capital Expenditures
-----------------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   DEBT SERVICE (PER SERVICER)
-----------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
-----------------------------------------------------------------------------------------------------------------------------------

            (i.e. operating statements, financial statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
INCOME COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
EXPENSE COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL ITEMS COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
--------------------------------------------------------------------------------

                 MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                           (inclds. Mobile Home Parks)
                                 as of MM/DD/YY

===================================================================================================================================
PROPERTY OVERVIEW
-----------------------------------------------------------------------------------------------------------------------------------
      PROSPECTUS ID
-----------------------------------------------------------------------------------------------------------------------------------
      Current Scheduled Loan Balance
        /Paid to Date                                                               Current Allocated Loan Amount %
-----------------------------------------------------------------------------------------------------------------------------------
      Property Name
-----------------------------------------------------------------------------------------------------------------------------------
      Property Type
-----------------------------------------------------------------------------------------------------------------------------------
      Property Address, City, State
-----------------------------------------------------------------------------------------------------------------------------------
      Net Rentable SF/Units/Pads,Beds                                   Use second box to specify sq ft.,units...
-----------------------------------------------------------------------------------------------------------------------------------
      Year Built/Year Renovated
-----------------------------------------------------------------------------------------------------------------------------------
      Cap Ex Reserve (annually)/per                                     specify annual/per unit...
        Unit.etc. (1)
-----------------------------------------------------------------------------------------------------------------------------------
      Year of Operations                    UNDERWRITING   MM/DD/YY      MM/DD/YY    MM/DD/YY    MM/DD/YY
-----------------------------------------------------------------------------------------------------------------------------------
      Occupancy Rate (physical)
-----------------------------------------------------------------------------------------------------------------------------------
      Occupancy Date
-----------------------------------------------------------------------------------------------------------------------------------
      Average Rental Rate
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

            (1) Total $ amount of Capital Reserves required annually by loan documents.

-----------------------------------------------------------------------------------------------------------------------------------
  INCOME:
-----------------------------------------------------------------------------------------------------------------------------------
      Number of Mos. Covered                                                                                             (prcdng yr
                                                                                                             (prcdng yr    to 2nd
                                                                                                              to base)     prcdng)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              3RD         2ND       PREDEDING
      Period Ended                          UNDERWRITING   PRECEDING    PRECEDING       YR.     TTM/YTD (2)   YYYY-U/W    YYYY-YYYY
-----------------------------------------------------------------------------------------------------------------------------------
      Statement Classification(yr)            BASE LINE                             (fm NOI      AS OF / /    VARIANCE    VARIANCE
                                                                                    Adj Sheet)
-----------------------------------------------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
-----------------------------------------------------------------------------------------------------------------------------------
         Less: Vacancy/collection loss
-----------------------------------------------------------------------------------------------------------------------------------
                  OR
-----------------------------------------------------------------------------------------------------------------------------------
      Base Rent (3)
-----------------------------------------------------------------------------------------------------------------------------------
      Laundry/Vending Income
-----------------------------------------------------------------------------------------------------------------------------------
      Parking Income
-----------------------------------------------------------------------------------------------------------------------------------
      Other Income
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

            (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

            (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $ amt for Vacancy/Collection Loss

-----------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSES:
-----------------------------------------------------------------------------------------------------------------------------------
      Real Estate Taxes
-----------------------------------------------------------------------------------------------------------------------------------
      Property Insurance
-----------------------------------------------------------------------------------------------------------------------------------
      Utilities
-----------------------------------------------------------------------------------------------------------------------------------
      Repairs and Maintenance
-----------------------------------------------------------------------------------------------------------------------------------
      Management Fees
-----------------------------------------------------------------------------------------------------------------------------------
      Payroll & Benefits
-----------------------------------------------------------------------------------------------------------------------------------
      Advertising & Marketing
-----------------------------------------------------------------------------------------------------------------------------------
      Professional Fees
-----------------------------------------------------------------------------------------------------------------------------------
      General and Administrative
-----------------------------------------------------------------------------------------------------------------------------------
      Other Expenses
-----------------------------------------------------------------------------------------------------------------------------------
      Ground Rent
-----------------------------------------------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
      Capital Expenditures
-----------------------------------------------------------------------------------------------------------------------------------
      Extraordinary Capital Expenditures
-----------------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   DEBT SERVICE (PER SERVICER)
-----------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
-----------------------------------------------------------------------------------------------------------------------------------

            (i.e. operating statements, financial statements, tax return, other)

--------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
INCOME COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
EXPENSE COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL ITEMS COMMENTS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic file.
--------------------------------------------------------------------------------

                                    EXHIBIT J

                        CMSA Standard Information Package
                               SERVICER WATCH LIST
                              as of ______________
                               (Loan Level Report)

-------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI______ or NCF________
-------------------------------------------------------------------------------------------------------------------------
          S4                     S55                      S61                S57          S58               L7
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                           SHORT NAME (WHEN
  PROSPECTUS LOAN ID         APPROPRIATE)                                                             SCHEDULED LOAN
                                                     PROPERTY TYPE          CITY         STATE           BALANCE
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
List all loans on watch
  list in descending
  balance order.
-------------------------------------------------------------------------------------------------------------------------
Comment section should
  include reason and
  other pertinent
  information.
-------------------------------------------------------------------------------------------------------------------------
Should not include
  loans that are
  specially serviced.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total:                                                                                                 $
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
Operating Information Reflected As NOI______ or NCF________
--------------------------
          S4                  L8             L11              L56/L93            L70/L97
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          PRECEDING FISCAL
                          PAID THRU                       YR DSCR NOI/NCF    MOST RECENT DSCR
  PROSPECTUS LOAN ID         DATE       MATURITY DATE                            NOI/NCF           COMMENT / ACTION TO BE TAKEN
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch
  list in descending
  balance order.
-----------------------------------------------------------------------------------------------------------------------------------
Comment section should
  include reason and
  other pertinent
  information.
-----------------------------------------------------------------------------------------------------------------------------------
Should not include
  loans that are
  specially serviced.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT K

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
             (inclds. Retail/Office/Ind/Whs/Mixed use/Self Storage)
                                 as of MM/DD/YY

===================================================================================================================================
 PROPERTY OVERVIEW
                                                   -----------
     PROSPECTUS ID
                                                   -----------     -----------      -----------
     Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
                                                   -----------     -----------      -----------

     Property Name
                                                   --------------------------------------------

     Property Type
                                                   --------------------------------------------

     Property Address, City, State
                                                   --------------------------------------------

     Net Rentable SF/Units/Pads,Beds                                          Use second box to specify sqft.,units...
                                                   -----------     -----------
     Year Built/Year Renovated
                                                   -----------     -----------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                              specify annual/per unit...
                                                                   -----------
     Year of Operations
                                                   -----------
     Occupancy Rate (physical)
                                                   -----------
     Occupancy Date
                                                   -----------
     Average Rental Rate
                                                   -----------

                                                   (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

====================================================================================================================================

  INCOME:                                             YYYY                                          Notes
                                                   -----------     -----------      -----------
                                                    Borrower        Adjustment      Normalized
     Statement Classification                        Actual
                                                   -----------     -----------      -----------
     Gross Potential Rent (2)
                                                   -----------     -----------      -----------
       Less: Vacancy/collection loss
                                                   -----------     -----------      -----------
                        OR
                                                   -----------     -----------      -----------
     Base Rent (2)
                                                   -----------     -----------      -----------
     Expense Reimbursement
                                                   -----------     -----------      -----------
     Percentage Rent
                                                   -----------     -----------      -----------
     Other Income/Parking Income
                                                   -----------     -----------      -----------
   EFFECTIVE GROSS INCOME
                                                   -----------     -----------      -----------
                                                   (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents;
                                                       use negative $amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                   -----------     -----------      -----------
     Real Estate Taxes
                                                   -----------     -----------      -----------
     Property Insurance
                                                   -----------     -----------      -----------
     Utilities
                                                   -----------     -----------      -----------
     Repairs and Maintenance
                                                   -----------     -----------      -----------
     Janitorial
                                                   -----------     -----------      -----------
     Management Fees
                                                   -----------     -----------      -----------
     Payroll & Benefits Expense
                                                   -----------     -----------      -----------
     Advertising & Marketing
                                                   -----------     -----------      -----------
     Professional Fees
                                                   -----------     -----------      -----------
     General and Administrative
                                                   -----------     -----------      -----------
     Other Expenses                                                                                 For self-storage include
                                                                                                      franchise fees
                                                   -----------     -----------      -----------
     Ground Rent
                                                   -----------     -----------      -----------
   TOTAL OPERATING EXPENSES
                                                   -----------                      -----------
   OPERATING EXPENSE RATIO
                                                   -----------                      -----------

                                                   -----------                      -----------
   NET OPERATING INCOME
                                                   -----------                      -----------
     Leasing Commissions (3)
                                                   -----------     -----------      -----------
     Tenant Improvements (3)
                                                   -----------     -----------      -----------
     Capital Expenditures
                                                   -----------     -----------      -----------
     Extraordinary Capital Expenditures

                                                   -----------     -----------      -----------
   TOTAL CAPITAL ITEMS
                                                   -----------     -----------      -----------

                                                   (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data

                                                   -----------                      -----------
   NET CASH FLOW
                                                   -----------                      -----------

                                                   -----------                      -----------
   DEBT SERVICE (PER SERVICER)
                                                   -----------                      -----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                   -----------                      -----------

                                                   -----------                      -----------
   DSCR: (NOI/DEBT SERVICE)
                                                   -----------                      -----------

   DSCR: (NCF/DEBT SERVICE)
                                                   --------------------------------------------

   SOURCE OF FINANCIAL DATA:
                                                   --------------------------------------------
                                                    (i.e.. operating statements, financial statements,
                                                     tax return, other)

-------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:
--------------------------------------------------------------------------------

                      MULTIFAMILY NOI ADJUSTMENT WORKSHEET
                           (inclds.Mobile Home Parks)
                                 as of MM/DD/YY

===================================================================================================================================
 PROPERTY OVERVIEW
                                                   -----------
     PROSPECTUS ID
                                                   -----------     -----------      -----------
     Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
                                                   -----------     -----------      -----------
                                                   --------------------------------------------
     Property Name
                                                   --------------------------------------------
     Property Type
                                                   --------------------------------------------
     Property Address, City, State
                                                   --------------------------------------------
     Net Rentable SF/Units/Pads,Beds                                          Use second box to specify sqft.,units...
                                                   -----------     -----------
     Year Built/Year Renovated
                                                   -----------     -----------
     Cap Ex Reserve (annually)/per Unit.etc. (1)                              specify annual/per unit...
                                                                   -----------

     Year of Operations
                                                   -----------
     Occupancy Rate (physical)
                                                   -----------
     Occupancy Date
                                                   -----------
     Average Rental Rate
                                                   -----------

                                                   (1) Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

  INCOME:                                             YYYY                                          NOTES
                                                   -----------     -----------      -----------
                                                    BORROWER        ADJUSTMENT      NORMALIZED
     Statement Classification                        ACTUAL
                                                   -----------     -----------      -----------
     Gross Potential Rent (2)
                                                   -----------     -----------      -----------
       Less: Vacancy/collection loss
                                                   -----------     -----------      -----------
                        OR
                                                   -----------     -----------      -----------
     Base Rent (2)
                                                   -----------     -----------      -----------
     Laundry/Vending Income
                                                   -----------     -----------      -----------
     Parking Income
                                                   -----------     -----------      -----------
     Other Income                                                                                   Include forfeited security
                                                                                                      / late fees / pet
                                                   -----------     -----------      -----------
   EFFECTIVE GROSS INCOME
                                                   -----------     -----------      -----------
                                                   (2) Use either gross potential (with Vacancy/Collection Loss) or Base Rents;
                                                       use negative $ amt for Vacancy/Collection Loss

  OPERATING EXPENSES:
                                                   -----------     -----------      -----------
     Real Estate Taxes
                                                   -----------     -----------      -----------
     Property Insurance
                                                   -----------     -----------      -----------
     Utilities
                                                   -----------     -----------      -----------
     Repairs and Maintenance
                                                   -----------     -----------      -----------
     Management Fees
                                                   -----------     -----------      -----------
     Payroll & Benefits Expense
                                                   -----------     -----------      -----------
     Advertising & Marketing
                                                   -----------     -----------      -----------
     Professional Fees
                                                   -----------     -----------      -----------
     General and Administrative
                                                   -----------     -----------      -----------
     Other Expenses                                                                                 For self-storage include
                                                                                                      franchise fees
                                                   -----------     -----------      -----------
     Ground Rent
                                                   -----------     -----------      -----------
   TOTAL OPERATING EXPENSES
                                                   -----------                      -----------
   OPERATING EXPENSE RATIO
                                                   -----------                      -----------

                                                   -----------                      -----------
   NET OPERATING INCOME
                                                   -----------                      -----------
     Capital Expenditures
                                                   -----------     -----------      -----------
     Extraordinary Capital Expenditures
                                                   -----------     -----------      -----------

   NET CASH FLOW
                                                   -----------                      -----------

                                                   -----------                      -----------
   DEBT SERVICE (PER SERVICER)
                                                   -----------                      -----------
   NET CASH FLOW AFTER DEBT SERVICE
                                                   -----------                      -----------

                                                   -----------                      -----------
   DSCR: (NOI/DEBT SERVICE)
                                                   -----------                      -----------

   DSCR: (NCF/DEBT SERVICE)
                                                   --------------------------------------------

   SOURCE OF FINANCIAL DATA:
                                                   --------------------------------------------
                                                    (i.e.. operating statements, financial statements,
                                                     tax return, other)

-------------------------------------------------------------------------------
NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating statement Analysis Report

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:
--------------------------------------------------------------------------------

                                    EXHIBIT L
                           FORM OF REQUEST FOR REVIEW


[Date]


Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth & Marquette
Minneapolis, MN 55497
Attn: Corporate Trust Services (CMBS) - Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3
MAC # N9303-121

            Re: Pooling and Servicing Agreement dated as of November 11, 2001 (the "Agreement") among Banc of America Commercial Mortgage Inc., as Depositor, Capstone Realty Advisors, LLC, as Master Servicer, First Union National Bank, as Back-up Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator for the Certificateholders of the Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3

Ladies and Gentlemen:

            Pursuant to Section 2.03(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:
            Property Name:    ________________________________________
            Property Address: ________________________________________
            Loan Number :     ________________________________________

            The results of such review should be returned to [___________________] at the following address:



                              ____________________________________
                              ____________________________________
                              ____________________________________
                              Phone:______________________________
                              Fax:________________________________

                                    EXHIBIT M
                         FORM OF PURCHASE OPTION NOTICE

                         [Letterhead of Master Servicer]

                                                [Date]


[Option Holder]


                Bank of America, N.A. - First Union National Bank
                            Commercial Mortgage Trust
          Commercial Mortgage Pass-Through Certificates, Series 2001-3


Ladies and Gentlemen:

      You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of November 11, 2001, by and among Banc of America Commercial Mortgage Inc., as depositor, Capstone Realty Advisors, LLC, as master servicer, First Union National Bank, as back-up master servicer and special servicer and Wells Fargo Bank Minnesota, N.A., as trustee and REMIC administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

      This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to
Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

      [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

      Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________'s] direction.

      Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

      [Provide Master Servicer contact information.]

      Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                    Sincerely,


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________




Option Holder's Acknowledgment

By:____________________________
Name:__________________________
Title:_________________________
Date:__________________________

                                    EXHIBIT N
                       COMPANION HOLDER NOTICE INFORMATION



Loan Number / Name                  Information
-----------------------------------------------
825999527 / Rite Aid Oscoda         Lead Lender:
                                          Wells Fargo Bank Minnesota, N.A.
                                          11000 Broken Land Parkway
                                          Columbia, Maryland 21044-3562
                                          Attention: Corporate Trust Services
                                          (CMBS) Bank of America, N.A. - First
                                          Union National Bank Commercial
                                          Mortgage Trust, Commercial Mortgage
                                          Pass-Through Certificates,
                                          Series 2001-3
                                    Co-Lender:
                                          Lincoln Trust
                                          As Custodian for Daniel Elstein, M.D.
                                          6312 S. Fiddler's Green, #400E
                                          Englewood, Colorado 80111
                                          Attention: Ms. Angela Bowman - Team J
                                          Phone: (303) 771-1000
                                          Fax: (303) 771-6042
                                    With Notice to:
                                          Daniel Elstein, M.D.
                                          325 University Avenue
                                          Syracuse, New York 13210
                                          Phone: (315) 478-3159
                                          Fax: (315) 478-7529
                                    Wiring Instructions:
                                          WELLS FARGO BANK
                                          DENVER CO
                                          ABA #102 000 076
                                          W/credit to: Lincoln Trust Company
                                          Account #101 8040787
                                          FBO Daniel Elstein
                                    Co-Lender Tax ID Number: 84-6069393

825999525 / Rite Aid Grayling       Lead Lender:
                                          Wells Fargo Bank Minnesota, N.A.
                                          11000 Broken Land Parkway
                                          Columbia, Maryland 21044-3562
                                          Attention: Corporate Trust Services
                                          (CMBS) Bank of America, N.A. - First
                                          Union National Bank Commercial
                                          Mortgage Trust, Commercial Mortgage
                                          Pass-Through Certificates,
                                          Series 2001-3
                                    Co-Lender:
                                          First Union National Bank
                                          One First Union Center
                                          201 South Tryon Street, Suite 130
                                          PMB Box #14
                                          Charlotte, North Carolina 2820
                                          Attention: Director of Securitization,
                                          Commercial Real Estate Finance
                                    Wiring Instructions:
                                          FIRST UNION - CHARLOTTE, NC
                                          ABA#: 053000219
                                          Account: 0465936
                                          Account Name: CAPITAL MARKETS
                                          Attention: Bobby Jones - (704)383-8176
                                          Re: BOA-FUNB 2001-3
                                    Co-Lender Tax ID Number: 22-1147033

825999528 / Rite Aid St. John Whittemore
                                    Lead Lender:
                                          Wells Fargo Bank Minnesota, N.A.
                                          11000 Broken Land Parkway
                                          Columbia, Maryland 21044-3562
                                          Attention: Corporate Trust Services
                                          (CMBS) Bank of America, N.A. - First
                                          Union National Bank Commercial
                                          Mortgage Trust, Commercial Mortgage
                                          Pass-Through Certificates,
                                          Series 2001-3
                                    Co-Lender:
                                          Lincoln Trust
                                          As Custodian for Daniel Elstein, M.D.
                                          6312 S. Fiddler's Green, #400E
                                          Englewood, Colorado 80111
                                          Attention: Ms. Angela Bowman - Team J
                                          Phone: (303) 771-1000
                                          Fax: (303) 771-6042
                                    With Notice to:
                                          Daniel Elstein, M.D.
                                          325 University Avenue
                                          Syracuse, New York 13210
                                          Phone: (315) 478-3159
                                          Fax: (315) 478-7529
                                    Wiring Instructions:
                                          WELLS FARGO BANK
                                          DENVER CO
                                          ABA #102 000 076
                                          W/credit to: Lincoln Trust Company
                                          Account #101 8040787
                                          FBO Daniel Elstein
                                    Co-Lender Tax ID Number: 84-6069393

                                    EXHIBIT O
                       FORM OF S&P DEFEASANCE CERTIFICATE



To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance

From: Capstone Realty Advisors, LLC, in its capacity as Master Servicer (the
      "Master Servicer") under the Pooling and Servicing Agreement dated as of November 11, 2001 (the "Pooling and Servicing Agreement") among the Master Servicer, Banc of America Commercial Mortgage Inc., as Depositor, First Union National Bank, as Back-up Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee and REMIC Administrator

Date: _________, 20___

Re: Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________
                                           ____________________

      Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                        ____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                        ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire principal balance;

            2. Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  a. The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b.    The defeasance was consummated on __________, 20__.

                  c.    The defeasance collateral consists of securities that
                        (i) constitute "government securities" as defined in
                        Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

                           CUSIP    RATE   MAT   PAY   DATES   ISSUED
                           ------------------------------------------


                  d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                        ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                        ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                  h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and
                        (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $___________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the
                        Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            3. Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan Documents, as are consistent with the Servicing Standard.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard, set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed in Exhibit B to you upon request.

      IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                    MASTER SERVICER:_____________________ _


                                    By:_______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT P
                  DIRECTING CERTIFICATEHOLDER REPORT CHECKLIST



--------------------------------------------------------------------------------
         INFORMATION                          FORMAT           FREQUENCY

--------------------------------------------------------------------------------
Property Operating Statement     Actual       PDF/TIF         As received
--------------------------------------------------------------------------------
     Property Rent Roll          Actual       PDF/TIF         As received
--------------------------------------------------------------------------------
Other Financials as required     Actual       PDF/TIF         As received
      by loan documents
--------------------------------------------------------------------------------
     Property Inspection         Actual       PDF/TIF         As received
--------------------------------------------------------------------------------
   Payments Received After      Monthly        Excel        Master Servicer
Determination Date Report (1)                               Remittance Date
--------------------------------------------------------------------------------
  Mortgage Loans Delinquent     Monthly        Excel       30th of each month
         Report (2)
--------------------------------------------------------------------------------
     Interest on Advance        Monthly        Excel       Distribution Date
       Reconciliation
--------------------------------------------------------------------------------
       CMSA Setup File          CMSA IRP   Access/Excel   Monthly/Distribution
  (Issuer/Trustee/Servicer)                                       Date
--------------------------------------------------------------------------------
     CMSA Property File         CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  CMSA Loan Periodic Update     CMSA IRP   Access/Excel   Monthly/Distribution
            File                                                  Date
--------------------------------------------------------------------------------
     CMSA Financial File        CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
   Distribution Statement       Monthly      Excel/PDF    Monthly/Distribution
          (Trustee)                                               Date
--------------------------------------------------------------------------------
  CMSA Bond File (Trustee)      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
    CMSA Collateral File        CMSA IRP   Access/Excel   Monthly/Distribution
          (Trustee)                                               Date
--------------------------------------------------------------------------------
  CMSA Supplemental Reports     CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
Operating Statement Analysis    CMSA IRP   Access/Excel   Monthly/Distribution
           Report                                                 Date
--------------------------------------------------------------------------------
  NOI Adjustment Worksheet      CMSA IRP   Access/Excel   Monthly/Distribution
                                                                  Date
--------------------------------------------------------------------------------
  Documentation Exceptions     Quarterly   Access/Excel   Monthly/Distribution
      Report (Trustee)                                            Date
--------------------------------------------------------------------------------


Footnotes:

1) On the Master Servicer Remittance Date following the Determination Date for the related Distribution Date, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Master Servicer Remittance Date. This list should represent all delinquent loans that required a P&I Advance be made.

2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

3) ARCap requests that the above information be organized in ascending Trust Mortgage Loan Identification Number. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Master Servicer's or Trustee's Website.

Ricka Moore                            Larry Duggins
Director Bond/Mortgage Surveillance    President
ARCap REIT, Inc.                       ARCap REIT, Inc.
rmoore@arcap.com                       lduggins@arcap.com
(972) 580-1688 ext. 29                 (972) 580-1688 ext. 11

                                   SCHEDULE I
                             MORTGAGE LOAN SCHEDULE


 Trust ID   Sequence Number     Loan Number           Property Name
 --------   ---------------     -----------      -------------------------------
     1            A1             265950680       Paces Cove Apartments
     2            A2             265950685       Tradewinds Apartments
     3            A3             265950683       Deerfield Apartments
     4            A4             265950684       Meadow Creek Apartments
     5            A5             265950679       Main Park Apartments
     6            A6             265950678       Cottonwood Crossing Apartments
     7            A7             265950682       Pinnacle Ridge Apartments
     8            A8             265950681       Wildwood Apartments
     9            B1               52231         Savannah Apartments
    10            B2               54811         RCA - Fountains at Smoke Ranch
    11            A9             502694004       The Colleges at LaRue Apartments
    12            B3               55090         Boulder Springs Apartments
   13.1          B4.1              55312         G&K Portfolio 1 Group A - Primrose Villa
   13.2          B4.2              55312         G&K Portfolio 1 Group A - Santa Teresa
    13            B4               55312         G&K Portfolio 1 Group A (Roll-Up)
    14            A10            265950669       Old Buckingham Station Apartments
   15.1          B5.1              55503         G&K Portfolio 1 Group C - Clayton Gardens
   15.2          B5.2              55503         G&K Portfolio 1 Group C - San Jose Greens
    15            B5               55503         G&K Portfolio 1 Group C (Roll-Up)
    16            A11            502692702       Waterview Apartments
    17            A12            265950691       The Regent Apartments
    18            B6               53074         Willows Apartments
    19            B7               54819         RCA - Waters at Champions Apartments
    20            A13            502684101       Woods on La Monte Apartments
    21            A14            265330822       Longfellow Court Apartments
    22            B8               54990         RCA - Villa Cordova Apartments
    23            B9               55637         Warren Place Apartments
    24            B10              53418         Hyde Park Apartments
    25            A15            265950667       Amberwood Apartments
    26            A16            502700404       The Madison
    27            B11              53415         Fox Ridge Apartments
    28            B12              54818         RCA - Waters at Kirkwood Apartments
    29            A17            265950618       Sterling University Terrace
    30            B13              53419         Iroquois Apartments
    31            B14              53442         Woodacres Apartments
    32            B15            100000212       Wren's Crossing Apartments
    33            A18            265950688       Terrace View Apartments Phase 1,2,3 & 9
    34            A19            265950689       Terrace View Apartments Phases 5 & 7
    35            B16              55016         Players Club Apartments
    36            A20            265950690       North Arch Village Apartments
    37            A21            265950469       Caldwell Village Apartments
    38            B17              53437         Village Green
    39            A22            265950687       Terrace View Apartments Phase 4
    40            A23            265950664       Oaktown Apartments
    41            A24            265950686       Terrace View Apartments Phase 8
    42            A25            502685001       212-214 West 104th Street
    43            A26            502700902       Sunpointe Apartments
    44            A27            265950610       Woodlawn House Apartments
    45            A28            502700403       Belleair Towers
    46            A29            265950464       Floral Gardens Apartments
    47            B18            820010304       Clobertin Court Apartments
    48            B19              53328         The Commons at Temecula
    49            A30            265950638       Wilsontown Shopping Center
   50.1          B20.1             54833         BVT Retail Portfolio-Four Points Centre
   50.2          B20.2             54833         BVT Retail Portfolio-Goolsby Pointe
   50.3          B20.3             54833         BVT Retail Portfolio-Publix at Sawgrass Center
    50            B20              54833         BVT Retail Portfolio (Roll-Up)
    51            A31            265950539       Rio Hill Shopping Center
    52            A32            255999897       Monroe Mall
    53            B21              53656         Oaks Square Shopping Center
    54            A33            502694206       Fashion Crossing
    55            B22              55187         Sharon Corners Shopping Center
    56            A34            502704705       Aquidneck Shopping Centre
    57            A35            265950570       Stockdale Village Shopping Center
    58            B23              53489         Shops on the Circle
    59            A36            502695401       Sahara Town Center
    60            B24              54229         Chapel Hill Commons
    61            A37            265950426       South Bay Plaza
    62            B25              55186         Gravois Dillon Plaza
    63            A38            265950596       Eastern Marketplace - Retail Inline
    64            A39            265950509       Northchase Plaza Shopping Center
    65            A40            265950363       Dublin Plaza
    66            B26              52578         Gulfgate Court Shopping Center
    67            A41            502704602       Suntree Square
    68            A42            502694104       Sherman Oaks Town Center
    69            A43            502691106       Rancho Penasquitos Towne Centre II
    70            B27              54727         Stop & Shop/ TJ Maxx Plaza - Clinton, CT
    71            A44            265950598       Eastern Marketplace - Retail Pads
    72            B28              54013         Twelve Oaks Plaza Shopping Center
    73            A45            265950535       Rainbow Plaza
    74            A46            265950510       777 Connecticut Avenue
    75            A47            265950504       Club Haven Shopping Center
    76            A48            265330767       Shopko Plaza
    77            B29              51936         Chicopee Shopping Center
    78            B30              51940         Ware Shopping Center
    79            B31              51939         Shopping Center at Leominster
    80            B32            415000243       Valley Mack Plaza
    81            B33              54863         Walgreens - Saginaw & Coolidge
    82            B34              55000         Walgreens - Cheyenne (Store No.5838)
    83            B35              54858         Walgreens - Milwaukee Street
    84            B36            240010313       Best Buy - Crossroads
    85            B37              54836         Highland Crossing Shopping Center
    86            B38              54859         Walgreens - Liberty Road
    87            B39              53507         Atascocita Town Retail Center
    88            A49            502691906       El Monte Shopping Center
    89            A50            502705901       Sterling Jewelers
    90            B40              51976         Korea Town Plaza
    91            A51            265950447       Orchard Retail Center
    92            A52            825114191       Rite Aid Northporte Bay City
    93            A53            825999802       Rite Aid Aarmax Gratiot 15
    94            B41              54558         Walgreens - Tulsa, OK
    95            A54            835300003       Rite Aid Clinton Township
    96            A55            265950663       Fiesta Palms II Shopping Center
    97            A56            835300002       Rite Aid, Cotton Venture
    98            A57            825999527       Rite Aid Oscoda
    99            A58            825999525       Rite Aid Grayling
    100           A59            265950485       Flamingo Decatur Plaza
    101           A60            265950418       Kickapoo Pointe Shopping Center
    102           A61            825999528       Rite Aid St John Whittemore
    103           A62            825999655       Rite Aid Imlay City M53
    104           A63            265950529       Hartselle Shopping Center
    105           B42            400010282       Kinko's Retail Center
    106           B43            415990043       Hollywood Video,  Mesa
    107           A64            502697601       635 Madison Ave
    108           A65            502700203       Crossroads Technology Park
    109           A66            265950484       One Peachtree Pointe
    110           B44              54238         625 Massachusetts Avenue
    111           B45              55122         3000 Corporate Exchange Drive
    112           B46              52021         C.W. Moore Plaza
    113           B47            240010298       Fillmore Street Office
    114           B48              54198         Mirror Ridge Office Building
    115           B49              54743         Northwest-Commerce South
    116           B50              54153         3445 North Causeway Office Building
    117           A67            265950605       Summit Medical Center
    118           B51              54639         Cedar Medical Center
   119.1         A68.1           265950558       Murdock Professional Park -  Phase II
   119.2         A68.2           265950558       Murdock Professional Park -  Phase I
    119           A68            265950558       Murdock Professional Park (Roll-Up)
    120           A69            502694904       The Landmark Building
    121           A70            502698806       Park Oaks Village
    122           A71            265950630       Locust Court
    123           B52              55469         First San Diego Portfolio-7301 Girard Street
    124           A72            265950427       Tampa Medical Arts Building
    125           A73            265950580       Homewood Suites - Boulder
    126           A74            265330971       Marriott Courtyard - Maitland
    127           B53              52403         Hampton Inn - Pembroke Pines
    128           B54              54235         Federal Express-Oakland Airport
   129.1         A75.1           502708102       WOW - Oshkosh
   129.2         A75.2           502708102       WOW - Janesville
   129.3         A75.3           502708102       WOW - Ashwaubenon
    129           A75            502708102       WOW Logistics (Roll-Up)
    130           B55              54584         1505 E. Warner Avenue
    131           B56              54318         West Park Building One
    132           B57              54774         West Park Building Three
    133           B58              55587         First San Diego Portfolio-2727 Kurtz Street
    134           B59              54207         Westfield Industrial Center
    135           B60              54800         7625 East Redfield Road
    136           A76            265950405       One Murray Road
    137           B61              55585         First San Diego Portfolio-2719 Kurtz Street
    138           A77            265950573       Metro Storage
    139           A78            265950404       Romeo Plank Plaza
    140           A79            265950652       DKS Associates Office Building


 Trust ID       Street Address                                       City                State     Zip Code        Mortgage Rate
 --------    --------------------                                  --------              -----     --------        -------------
     1       13100 Pandora Drive                                   Dallas                 TX        75238             7.160%
     2       2 Tradewinds Quay                                     Hampton                VA        23666             7.160%
     3       910 Constitution Drive                                Durham                 NC        27705             7.160%
     4       12821 Meadow Creek Lane                               Pineville              NC        28134             7.160%
     5       1303 South Main Street                                Duncanville            TX        75137             7.160%
     6       2105 Cottonwood Club Drive                            Arlington              TX        76010             7.160%
     7       600 Merrimon Avenue                                   Asheville              NC        28804             7.160%
     8       200 Bear Creek Drive                                  Euless                 TX        76039             7.160%
     9       875 E. Silveraldo Ranch Blvd                          Las Vegas              NV        89123             7.180%
    10       2300 Rock Springs Dr.                                 Las Vegas              NV        89128             7.060%
    11       164 LaRue Road                                        Davis                  CA        95616             7.430%
    12       1895 Boulder Springs Drive                            Maryland Heights       MO        63146             6.950%
   13.1      150 West Colorado Boulevard                           Monrovia               CA        91016
   13.2      6254 Santa Teresa Boulevard                           San Jose               CA        95119
    13                                                                                                                6.600%
    14       1301 Buckingham Station Drive                         Midlothian             VA        23113             7.340%
   15.1      4220 Clayton Road                                     Concord                CA        94521
   15.2      2405 Woodard Road                                     San Jose               CA        95124
    15                                                                                                                6.600%
    16       Two Waterview Road                                    East Goshen Township   PA        19380             7.310%
    17       1640 Sixteenth Street, NW                             Washington             DC        20009             7.390%
    18       116 Warwickshire Lane                                 Glen Burnie            MD        21601             7.110%
    19       2431 FM 1960 West                                     Houston                TX        77068             7.060%
    20       4800 La Monte                                         Houston                TX        77092             7.375%
    21       1200 Massachusetts Avenue                             Cambridge              MA        02138             8.140%
    22       2800 S. Eastern Avenue                                Las Vegas              NV        89109             6.900%
    23       417-437 King Street                                   Charleston             SC        29403             7.130%
    24       430 West Browning Road                                Bellmawr               NJ        08031             8.327%
    25       301 Oak Rose Lane                                     Tampa                  FL        33612             7.620%
    26       18626 Spanish Garden Drive                            Sun City West          AZ        85375             7.170%
    27       220A Dobbs Drive                                      Hi Nella (Somerdale)   NJ        08083             8.327%
    28       11710 Briar Forest Drive                              Houston                TX        77077             7.060%
    29       900 Whirlpool Drive                                   Oxford                 MS        38655             7.440%
    30       2805 N. 47th Street                                   Philadelphia           PA        19131             8.327%
    31       915 Cedartree Lane                                    Claymont               DE        19703             8.327%
    32       501 Roberts Drive                                     Riverdale              GA        30274             8.120%
    33       301 Hunt Club Road                                    Blacksburg             VA        24060             7.400%
    34       301 Hunt Club Road, 6800-C                            Blacksburg             VA        24060             7.400%
    35       222 N. Ocala Road                                     Tallahassee            FL        32304             7.150%
    36       9111 North Arch Village Court                         Richmond               VA        23236             7.400%
    37       3320-3334 West Caldwell Avenue                        Visalia                CA        93277             7.710%
    38       156 Willett Ave.                                      South River            NJ        08882             8.327%
    39       301 Hunt Club Road                                    Blacksburg             VA        24060             7.400%
    40       13455 Woodforest                                      Houston                TX        77015             7.750%
    41       301 Hunt Club Road                                    Blacksburg             VA        24060             7.400%
    42       212-214 West 104th Street                             New York               NY        10025             7.180%
    43       2850 South Decatur Boulevard                          Las Vegas              NV        89102             7.250%
    44       1315 Woodlawn Road                                    Charlotte              NC        28211             7.000%
    45       1100 Ponce De Leon Blvd                               Clearwater             FL        34616             7.170%
    46       3959 Gardenia Place                                   Largo                  FL        33771             7.500%
    47       6A, 6B, 7A, 7B Clobertin Ct.                          Bloomington            IL        61701             7.275%
    48       40408-40468 Winchester Road                           Temecula               CA        92591             7.440%
    49       4830 Wilson Avenue                                    Wyoming                MI        49418             7.720%
   50.1      7301 North RR 620                                     Austin                 TX        78726
   50.2      11667 Boyette Rd                                      Riverview              FL        33569
   50.3      5906-5992 Coral Ridge Drive                           Coral Springs          FL        33076
    50                                                                                                                6.910%
    51       1940 Rio Hill Road                                    Charlottesville        VA        22901             7.380%
    52       2115-2133 Roosevelt Boulevard                         Monroe                 NC        28110             7.500%
    53       6901 Northeast 8th Ave (Newberrry Rd)                 Gainesville            FL        32605             7.630%
    54       1250 South Washington Street (Route 1)                North Attleboro        MA        02760             7.390%
    55       4700 Sharon Road                                      Charlotte              NC        28210             7.430%
    56       99 East Main Road                                     Middletown             RI        02842             7.080%
    57       5700 Stockdale Highway                                Bakersfield            CA        93309             7.390%
    58       3500 Ross Clark Circle                                Dothan                 AL        36303             7.920%
    59       2520-2650 Maryland Pkwy                               Las Vegas              NV        89109             7.600%
    60       4919 Flat Shoals Parkway                              Decatur                GA        30034             7.250%
    61       1021-1145 Highland Avenue                             National City          CA        91950             7.750%
    62       4 Dillon Plaza Drive #40                              High Ridge             MO        63049             7.590%
    63       10050-10100 S. Eastern Ave.                           Henderson              NV        89052             7.350%
    64       4415-4485 FM 1960 West                                Houston                TX        77068             7.080%
    65       SEC of Frantz Road & State Route 161                  Dublin                 OH        43016             7.650%
    66       6888 Gulf Freeway                                     Houston                TX        77087             8.550%
    67       7777 N. Wickham Rd.                                   Melbourne              FL        32940             7.450%
    68       14423-14455 Ventura Boulevard                         Sherman Oaks           CA        91423             7.600%
    69       13161-13185 Black Mountain Road                       San Diego              CA        92129             7.440%
    70       215 East Main St. (aka Boston Post Rd)                Clinton                CT        06413             7.280%
    71       10000-10160 S. Eastern Ave.                           Henderson              NV        89052             7.350%
    72       7004-7340 West Waters Avenue                          Tampa                  FL        33634             7.565%
    73       54728 - 54808 Shelby Road                             Shelby Township        MI        48315             7.300%
    74       777 Connecticut Avenue                                Norwalk                CT        06854             7.540%
    75       Country Club Road & Peace Haven Road                  Winston-Salem          NC        27104             7.000%
    76       1604-1774 Appleton Road                               Menasha                WI        54952             7.250%
    77       189-209 Exchange St.                                  Chicopee               MA        01013             8.600%
    78       124 West St.                                          Ware                   MA        01082             8.600%
    79       568 Main Street                                       Leominster             MA        01453             8.600%
    80       6320 - 6432 Mack Road/6667 Valley Hi Drive            Sacramento             CA        95823             7.550%
    81       3435 East Saginaw Street                              Lansing                MI        48912             7.660%
    82       2304 E. Lincolnway                                    Cheyenne               WY        82001             7.510%
    83       8100 West Fairview Avenue                             Boise                  ID        83704             7.660%
    84       2326 South Bradley Road                               Santa Maria            CA        93455             7.400%
    85       861 Piney Green Road                                  Jacksonville           NC        28546             7.250%
    86       8050 Liberty Road                                     Baltimore              MD        21244             7.660%
    87       7064-7068 FM 1960 Road, East                          Houston                TX        77069             8.320%
    88       11629 Lower Azusa Road                                El Monte               CA        91732             7.250%
    89       16010 Kensington Drive                                Sugar Land             TX        77478             8.030%
    90       2050 South Havana Street                              Aurora                 CO        80014             8.990%
    91       11717 NE 78th Way                                     Vancouver              WA        98682             8.000%
    92       Lafayette & Broadway                                  Bay City               MI        48708             7.501%
    93       15 Mile Road & Gratiot                                Clinton Township       MI        48035             6.875%
    94       4561 North Peoria Avenue                              Tulsa                  OK        74106             7.325%
    95       36485 Garfield Road                                   Clinton Township       MI        48035             7.375%
    96       2111 S. Alma School Road                              Mesa                   AZ        85210             7.860%
    97       50290 Gratiot Avenue                                  Chesterfield  Township MI        48051             6.875%
    98       SEC of US 23 and Fullerton Street                     Oscoda                 MI        48750             7.125%
    99       312-318 James Street                                  Grayling               MI        49738             7.125%
    100      4983 W. Flamingo Road                                 Las Vegas              NV        89103             7.500%
    101      2802 N. Kickapoo Street                               Shawnee                OK        74084             8.460%
    102      Whittemore St and State St.                           St. Johns              MI        48879             7.125%
    103      557 N. Cedar Street                                   Imlay City             MI        48444             7.000%
    104      1199 Highway 31, NW                                   Hartselle              AL        35640             7.300%
    105      6165 Stage Road                                       Bartlett               TN        38134             8.000%
    106      5950 East Brown Road                                  Mesa                   AZ        85205             8.750%
    107      635 Madison Ave                                       New York               NY        10022             7.700%
    108      3200-3280 Whipple Road                                Union City             CA        94587             7.250%
    109      1545 Peachtree Street                                 Atlanta                GA        30309             7.250%
    110      625 Massachusetts Avenue                              Cambridge              MA        02139             7.400%
    111      3000 Corporate Exchange Drive                         Columbus               OH        43231             7.327%
    112      250 South 5th Street                                  Boise                  ID        83702             7.620%
    113      1426 Fillmore Street                                  San Francisco          CA        94115             7.630%
    114      21335 Signal Hill Plaza                               Sterling               VA        20164             7.500%
    115      9120-9150 Southwest Pioneer Court                     Wilsonville            OR        97070             7.367%
    116      3445 North Causeway Boulevard                         Metairie               LA        70002             7.600%
    117      6932 & 6934 Williams Rd                               Wheatfield             NY        14304             7.375%
    118      1901 South Cedar Street                               Tacoma                 WA        98405             7.360%
   119.1     19521-19541Toledo Blade Blvd.                         Port Charlotte         FL        33952
   119.2     3155-3161 Harbor Blvd.                                Port Charlotte         FL        33952
    119                                                                                                               7.600%
    120      6601 Abercorn Street                                  Savannah               GA        31405             7.350%
    121      3820 & 3840 El Dorado Blvd.                           El Dorado Hills        CA        95762             7.650%
    122      1225-1233 Locust Street                               Philadelphia           PA        19107             7.125%
    123      7301 Girard Avenue                                    La Jolla               CA        92037             7.625%
    124      3010 East 138th Ave.                                  Tampa                  FL        33613             7.750%
    125      4950 Baseline Road                                    Boulder                CO        80303             8.150%
    126      1750 Pembrook Drive                                   Maitland               FL        32810             8.250%
    127      1900 NW 150th Ave.                                    Pembroke Pines         FL        33028             8.200%
    128      9190 Edes Avenue                                      Oakland                CA        94603             7.640%
   129.1     2690 Badger Avenue                                    Oshkosh                WI        54904
   129.2     2727 & 2727B Venture Drive                            Janesville             WI        53546
   129.3     1411-1471 Partnership Drive                           Ashwaubenon            WI        54303
    129                                                                                                               7.480%
    130      1505 E. Warner Avenue & 1590 East St. Gertrude Place  Santa Ana              CA        92705             7.500%
    131      500 West Park Lane                                    Hampton                VA        23666             7.130%
    132      301 West Park Lane                                    Hampton                VA        23666             7.130%
    133      2727 Kurtz Street                                     San Diego              CA        92110             7.375%
    134      13881 West Chicago Road                               Detroit                MI        48228             7.500%
    135      7625 East Redfield Road                               Scottsdale             AZ        85260             7.300%
    136      1 Murray Road                                         East Hanover           NJ        07936             8.125%
    137      2719 Kurtz Street                                     San Diego              CA        92110             7.375%
    138      23325 Van Born Rd                                     Taylor                 MI        48180             7.620%
    139      18501 Hall Rd                                         Macomb                 MI        48044             7.800%
    140      630 Trade Center Drive                                Las Vegas              NV        89119             7.630%


                                                                                               Remaining Term To          Stated
                                                                                                Stated Maturity/         Maturity
 Trust ID       Amortization Basis          Original Balance(i)        Cut-off Balance(i)         ARD (months)           Date/ARD
 --------       ------------------          -------------------        ------------------      -----------------         --------
     1               ACT/360                  11,165,000.00              11,135,936.78               116                 07/01/11
     2               ACT/360                  11,100,000.00              11,071,105.96               116                 07/01/11
     3               ACT/360                  10,220,000.00              10,193,396.68               116                 07/01/11
     4               ACT/360                   9,590,000.00               9,565,036.61               116                 07/01/11
     5               ACT/360                   8,465,000.00               8,442,965.02               116                 07/01/11
     6               ACT/360                   6,055,000.00               6,039,238.42               116                 07/01/11
     7               ACT/360                   5,005,000.00               4,991,971.65               116                 07/01/11
     8               ACT/360                   3,400,000.00               3,391,149.56               116                 07/01/11
     9               ACT/360                  35,400,000.00              35,207,177.00               112                 03/01/11
    10               ACT/360                  23,680,000.00              23,680,000.00               113                 04/01/11
    11               ACT/360                  19,100,000.00              19,064,535.85               117                 08/01/11
    12               ACT/360                  19,040,000.00              19,012,058.35               118                 09/01/11
   13.1
   13.2
    13               ACT/360                  18,590,000.00              18,590,000.00               119                 10/01/11
    14               ACT/360                  17,120,000.00              17,120,000.00               116                 07/01/11
   15.1
   15.2
    15               ACT/360                  15,535,000.00              15,535,000.00               119                 10/01/11
    16               ACT/360                  14,300,000.00              14,280,788.29               118                 09/01/11
    17               ACT/360                  13,000,000.00              12,968,266.49               116                 07/01/11
    18               ACT/360                  12,000,000.00              11,941,014.47               113                 04/01/11
    19               ACT/360                  11,600,000.00              11,600,000.00               113                 04/01/11
    20               ACT/360                  11,312,000.00              11,284,269.34               116                 07/01/11
    21               ACT/360                  10,000,000.00               9,984,853.27                95                 10/01/09
    22               ACT/360                   9,888,000.00               9,888,000.00               114                 05/01/11
    23               ACT/360                   9,420,000.00               9,406,768.32               118                 09/01/11
    24               ACT/360                   9,080,228.00               9,080,228.00               107                 10/01/10
    25               ACT/360                   9,040,000.00               9,012,627.02               115                 06/01/11
    26               ACT/360                   8,600,000.00               8,577,675.22               116                 07/01/11
    27               ACT/360                   8,536,765.00               8,536,765.00               107                 10/01/10
    28               ACT/360                   8,000,000.00               8,000,000.00               113                 04/01/11
    29               ACT/360                   7,500,000.00               7,500,000.00               114                 05/01/11
    30               ACT/360                   6,872,472.00               6,872,472.00               107                 10/01/10
    31               ACT/360                   6,797,922.00               6,797,922.00               107                 10/01/10
    32               ACT/360                   6,100,000.00               6,036,891.43               102                 05/01/10
    33               ACT/360                   6,000,000.00               5,985,395.28               116                 07/01/11
    34               ACT/360                   5,800,000.00               5,785,882.11               116                 07/01/11
    35               ACT/360                   4,900,000.00               4,880,198.73                54                 05/01/06
    36               ACT/360                   4,400,000.00               4,389,289.89               116                 07/01/11
    37               ACT/360                   4,300,000.00               4,279,663.32               112                 03/01/11
    38               ACT/360                   3,995,908.00               3,995,908.00               107                 10/01/10
    39               ACT/360                   4,000,000.00               3,990,263.54               116                 07/01/11
    40               ACT/360                   3,270,000.00               3,260,441.99               115                 06/01/11
    41               ACT/360                   3,000,000.00               2,994,383.88               117                 08/01/11
    42               ACT/360                   2,750,000.00               2,742,880.91               116                 07/01/11
    43               ACT/360                   2,625,000.00               2,619,882.52               117                 08/01/11
    44               ACT/360                   2,550,000.00               2,503,017.03               114                 05/01/11
    45               ACT/360                   2,380,000.00               2,373,821.76               116                 07/01/11
    46               ACT/360                   1,800,000.00               1,790,987.43               112                 03/01/11
    47               ACT/360                   1,375,000.00               1,370,438.68               115                 06/01/11
    48               ACT/360                  27,000,000.00              26,877,989.20               113                 04/01/11
    49               ACT/360                  21,300,000.00              21,252,756.38               116                 07/01/11
   50.1
   50.2
   50.3
    50               ACT/360                  18,480,000.00              18,480,000.00               116                 07/01/11
    51               ACT/360                  17,850,000.00              17,806,303.74               116                 07/01/11
    52               ACT/360                  16,957,944.75              16,842,779.31               107                 10/01/10
    53               ACT/360                  16,920,000.00              16,808,607.74               110                 01/01/11
    54               ACT/360                  15,600,000.00              15,570,716.37               117                 08/01/11
    55               ACT/360                  14,000,000.00              13,966,212.15               116                 07/01/11
    56               ACT/360                  13,000,000.00              12,981,514.90               118                 09/01/11
    57               ACT/360                  12,400,000.00              12,400,000.00               116                 07/01/11
    58               ACT/360                  12,400,000.00              12,308,703.42               108                 11/01/10
    59               ACT/360                  10,600,000.00              10,575,642.84               116                 07/01/11
    60               ACT/360                   9,880,000.00               9,827,152.52               112                 03/01/11
    61               ACT/360                   9,750,000.00               9,692,716.13               111                 02/01/11
    62               ACT/360                   9,200,000.00               9,178,798.00               116                 07/01/11
    63               ACT/360                   9,045,000.00               9,022,669.49               116                 07/01/11
    64               ACT/360                   8,737,500.00               8,694,227.57               113                 04/01/11
    65               ACT/360                   8,100,000.00               8,046,929.84               110                 01/01/11
    66               ACT/360                   7,565,999.00               7,510,616.41               106                 09/01/10
    67               ACT/360                   7,500,000.00               7,477,104.95               117                 08/01/11
    68               ACT/360                   7,400,000.00               7,386,891.27               117                 08/01/11
    69               ACT/360                   6,775,000.00               6,747,757.07               116                 07/01/11
    70               ACT/360                   6,600,000.00               6,574,233.88               114                 05/01/11
    71               ACT/360                   5,455,000.00               5,441,532.57               116                 07/01/11
    72               ACT/360                   5,280,000.00               5,263,774.22               115                 06/01/11
    73               ACT/360                   5,200,000.00               5,154,473.87               115                 06/01/11
    74               ACT/360                   5,150,000.00               5,137,957.74               116                 07/01/11
    75               ACT/360                   5,150,000.00               5,131,673.53               116                 07/01/11
    76               ACT/360                   4,800,000.00               4,768,361.07               111                 02/01/11
    77               ACT/360                   2,025,000.00               1,968,662.19                90                 05/01/09
    78               ACT/360                   1,400,000.00               1,361,049.89                90                 05/01/09
    79               ACT/360                   1,200,000.00               1,166,613.11                90                 05/01/09
    80               ACT/360                   4,168,000.00               4,142,346.05               111                 02/01/11
    81               ACT/360                   3,800,000.00               3,788,617.35               115                 06/01/11
    82               ACT/360                   3,760,000.00               3,748,274.36               115                 06/01/11
    83               ACT/360                   3,680,000.00               3,668,976.77               115                 06/01/11
    84               ACT/360                   3,450,000.00               3,443,541.46               117                 08/01/11
    85               ACT/360                   3,072,000.00               3,059,910.53               114                 05/01/11
    86               ACT/360                   2,860,000.00               2,851,433.02               115                 06/01/11
    87               ACT/360                   2,925,000.00               2,825,969.45               108                 11/01/10
    88               ACT/360                   2,400,000.00               2,393,906.38               116                 07/01/11
    89               ACT/360                   2,307,065.56               2,292,220.70               116                 07/11/11
    90               ACT/360                   2,325,000.00               2,273,168.47                94                 09/01/09
    91               ACT/360                   2,200,000.00               2,186,767.64               110                 01/01/11
    92               30/360                    2,840,914.00               2,615,158.04               143                 10/01/13
    93               30/360                    2,753,352.00               2,531,193.53               143                 10/01/13
    94               ACT/360                   2,040,000.00               2,029,300.19               112                 03/01/11
    95               30/360                    2,612,675.00               2,438,331.06               143                 10/01/13
    96               ACT/360                   1,950,000.00               1,945,852.99               116                 07/01/11
    97               30/360                    2,505,340.00               2,331,741.66               143                 10/01/13
    98               30/360                    1,787,193.36               1,779,306.80               143                 10/01/13
    99               30/360                    1,673,584.09               1,666,198.69               143                 10/01/13
    100              ACT/360                   1,650,000.00               1,641,738.46               112                 03/01/11
    101              ACT/360                   1,640,000.00               1,630,560.15               109                 12/01/10
    102              30/360                    1,509,606.56               1,502,944.25               143                 10/01/13
    103              30/360                    1,959,440.00               1,791,387.20               143                 10/01/13
    104              ACT/360                   1,200,000.00               1,194,378.32               113                 04/01/11
    105              ACT/360                   1,020,000.00               1,016,745.14               114                 05/01/11
    106              ACT/360                     820,000.00                 808,814.76                93                 08/01/09
    107              ACT/360                  32,000,000.00              31,942,897.41               117                 08/01/11
    108              ACT/360                  30,000,000.00              30,000,000.00                60                 11/01/06
    109              ACT/360                  27,000,000.00              27,000,000.00               115                 06/01/11
    110              ACT/360                  25,000,000.00              24,953,198.87               141                 08/01/13
    111              ACT/360                  13,750,000.00              13,723,744.01               117                 08/01/11
    112              ACT/360                  10,715,000.00              10,682,555.11               115                 06/01/11
    113              ACT/360                   9,300,000.00               9,283,663.40               117                 08/01/11
    114              ACT/360                   8,000,000.00               7,945,670.11               110                 01/01/11
    115              ACT/360                   7,390,000.00               7,355,969.41               113                 04/01/11
    116              ACT/360                   6,290,000.00               6,275,546.56                56                 07/01/06
    117              ACT/360                   5,100,000.00               5,080,592.39               114                 05/01/11
    118              ACT/360                   4,600,000.00               4,576,094.25               112                 03/01/11
   119.1
   119.2
    119              ACT/360                   4,075,000.00               4,060,421.60                54                 05/01/06
    120              ACT/360                   3,950,000.00               3,950,000.00               117                 08/01/11
    121              ACT/360                   3,400,000.00               3,394,060.95               117                 08/01/11
    122              ACT/360                   2,500,000.00               2,491,381.17               115                 06/01/11
    123              ACT/360                   1,901,568.00               1,898,222.96               117                 08/01/11
    124              ACT/360                   1,556,000.00               1,546,858.12               111                 02/01/11
    125              ACT/360                  10,700,000.00              10,651,685.31               115                 06/01/11
    126              ACT/360                   6,825,000.00               6,765,922.32               111                 02/01/11
    127              ACT/360                   6,330,000.00               6,233,538.28               104                 07/01/10
    128              ACT/360                  25,360,000.00              25,315,577.00               141                 08/01/13
   129.1
   129.2
   129.3
    129              ACT/360                  18,100,000.00              18,066,850.90               117                 08/01/11
    130              ACT/360                  13,200,000.00              13,117,812.97               111                 02/01/11
    131              ACT/360                  10,000,000.00               9,947,618.74               112                 03/01/11
    132              ACT/360                  10,000,000.00               9,947,618.74               112                 03/01/11
    133              ACT/360                   5,830,000.00               5,811,935.39                81                 08/01/08
    134              ACT/360                   4,528,823.00               4,510,835.19               116                 07/01/11
    135              ACT/360                   2,800,000.00               2,794,614.20               117                 08/01/11
    136              ACT/360                   2,250,000.00               2,232,473.94               115                 06/01/11
    137              ACT/360                   1,819,787.00               1,814,148.28                81                 08/01/08
    138              ACT/360                   2,700,000.00               2,693,831.99               116                 07/01/11
    139              ACT/360                   5,650,000.00               5,614,303.09               110                 01/01/11
    140              ACT/360                   4,400,000.00               4,386,712.74               115                 06/01/11
                             Total                                    1,138,860,127.99


                                                               Master                                                  Original
                                                             Servicing                                               Amortization
 Trust ID   Due Date    Monthly Payment      Admin. Fee         Fee           Ownership Interest       Crossed         (months)
 --------   --------    ---------------      ----------      ---------        ------------------   ----------------  ------------
     1        1st        $ 75,484.61         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     2        1st        $ 75,045.16         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     3        1st        $ 69,095.63         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     4        1st        $ 64,836.31         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     5        1st        $ 57,230.39         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     6        1st        $ 40,936.80         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     7        1st        $ 33,837.93         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     8        1st        $ 22,986.81         0.05200%         0.05000%            Fee Simple       Yes(BACM 01-3-I)      360
     9        1st       $ 239,811.93         0.07700%         0.07500%            Fee Simple              No             360
    10        1st       $ 158,498.99         0.05700%         0.05500%            Fee Simple              No             360
    11        1st       $ 132,635.66         0.05200%         0.05000%             Leasehold              No             360
    12        1st       $ 126,034.88         0.12700%         0.12500%            Fee Simple              No             360
   13.1
   13.2
    13        1st       $ 118,726.67         0.12700%         0.12500%            Fee Simple              No             360
    14        1st       $ 118,966.94         0.05200%         0.05000%            Fee Simple              No             348
   15.1
   15.2
    15        1st        $ 99,215.65         0.12700%         0.12500%            Fee Simple              No             360
    16        1st        $ 98,133.84         0.05200%         0.05000%            Fee Simple              No             360
    17        1st        $ 89,920.71         0.05200%         0.05000%            Fee Simple              No             360
    18        1st        $ 80,724.77         0.12700%         0.12500%            Fee Simple              No             360
    19        1st        $ 77,643.09         0.05700%         0.05500%            Fee Simple              No             360
    20        1st        $ 78,129.17         0.05200%         0.05000%            Fee Simple              No             360
    21        1st        $ 74,354.76         0.05200%         0.05000%            Fee Simple              No             360
    22        1st        $ 65,122.38         0.05700%         0.05500%            Fee Simple              No             360
    23        1st        $ 63,496.08         0.07700%         0.07500%            Fee Simple              No             360
    24        1st        $ 72,426.94         0.12700%         0.12500%            Fee Simple              No             295
    25        1st        $ 63,953.46         0.05200%         0.05000%            Fee Simple              No             360
    26        1st        $ 58,201.23         0.05200%         0.05000%            Fee Simple              No             360
    27        1st        $ 68,092.10         0.12700%         0.12500%            Fee Simple              No             295
    28        1st        $ 53,546.96         0.05700%         0.05500%            Fee Simple              No             360
    29        1st        $ 52,133.30         0.05200%         0.05000%            Fee Simple              No             360
    30        1st        $ 54,817.14         0.12700%         0.12500%            Fee Simple              No             295
    31        1st        $ 54,222.51         0.12700%         0.12500%            Fee Simple              No             295
    32        1st        $ 45,270.98         0.05700%         0.05500%            Fee Simple              No             360
    33        1st        $ 41,542.79         0.05200%         0.05000%            Fee Simple              No             360
    34        1st        $ 40,158.03         0.05200%         0.05000%            Fee Simple              No             360
    35        1st        $ 33,094.93         0.12700%         0.12500%            Fee Simple              No             360
    36        1st        $ 30,464.71         0.05200%         0.05000%            Fee Simple              No             360
    37        1st        $ 30,686.95         0.05200%         0.05000%            Fee Simple              No             360
    38        1st        $ 31,872.70         0.12700%         0.12500%            Fee Simple              No             295
    39        1st        $ 27,695.19         0.05200%         0.05000%            Fee Simple              No             360
    40        1st        $ 23,426.68         0.05200%         0.05000%            Fee Simple              No             360
    41        1st        $ 20,771.39         0.05200%         0.05000%            Fee Simple              No             360
    42        1st        $ 18,629.46         0.05200%         0.05000%            Fee Simple              No             360
    43        1st        $ 17,907.13         0.05200%         0.05000%            Fee Simple              No             360
    44        1st        $ 22,920.12         0.05200%         0.05000%            Fee Simple              No             180
    45        1st        $ 16,106.85         0.05200%         0.05000%            Fee Simple              No             360
    46        1st        $ 12,585.86         0.05200%         0.05000%            Fee Simple              No             360
    47        1st         $ 9,402.97         0.07700%         0.07500%            Fee Simple              No             360
    48        1st       $ 187,679.86         0.12700%         0.12500%            Fee Simple              No             360
    49        1st       $ 152,154.47         0.05200%         0.05000%            Fee Simple              No             360
   50.1
   50.2
   50.3
    50        1st            $ -             0.12700%         0.12500%            Fee Simple              No
    51        1st       $ 123,346.35         0.05200%         0.05000%            Fee Simple              No             360
    52        1st       $ 118,572.41         0.05200%         0.05000%            Fee Simple              No             360
    53        1st       $ 119,816.91         0.12700%         0.12500%            Fee Simple              No             360
    54        1st       $ 107,904.85         0.05200%         0.05000%            Fee Simple              No             360
    55        1st        $ 97,219.85         0.12700%         0.12500%            Fee Simple              No             360
    56        1st        $ 87,188.91         0.05200%         0.05000%            Fee Simple              No             360
    57        1st        $ 85,770.52         0.05200%         0.05000%            Fee Simple              No             360
    58        1st        $ 90,296.22         0.12700%         0.12500%            Fee Simple              No             360
    59        1st        $ 74,843.92         0.05200%         0.05000%            Fee Simple              No             360
    60        1st        $ 67,399.02         0.12700%         0.12500%            Fee Simple              No             360
    61        1st        $ 69,850.19         0.05200%         0.05000%            Fee Simple              No             360
    62        1st        $ 64,895.66         0.12700%         0.12500%            Fee Simple              No             360
    63        1st        $ 62,317.53         0.05200%         0.05000%            Fee Simple              No             360
    64        1st        $ 58,601.01         0.05200%         0.05000%            Fee Simple              No             360
    65        1st        $ 57,470.66         0.05200%         0.05000%            Fee Simple              No             360
    66        1st        $ 58,444.30         0.07700%         0.07500%            Fee Simple              No             360
    67        1st        $ 55,180.65         0.05200%         0.05000%            Fee Simple              No             300
    68        1st        $ 52,249.53         0.05200%         0.05000%            Fee Simple              No             360
    69        1st        $ 49,802.54         0.05200%         0.05000%            Fee Simple              No             300
    70        1st        $ 45,158.01         0.12700%         0.12500%            Fee Simple              No             360
    71        1st        $ 37,583.43         0.05200%         0.05000%            Fee Simple              No             360
    72        1st        $ 37,153.82         0.12700%         0.12500%            Fee Simple              No             360
    73        1st        $ 41,257.23         0.05200%         0.05000%            Fee Simple              No             240
    74        1st        $ 36,150.71         0.05200%         0.05000%            Fee Simple              No             360
    75        1st        $ 34,263.08         0.05200%         0.05000%            Fee Simple              No             360
    76        1st        $ 32,744.46         0.05200%         0.05000%            Fee Simple              No             360
    77        1st        $ 16,442.50         0.12700%         0.12500%            Fee Simple       Yes(BACM 01-3-R)      300
    78        1st        $ 11,367.67         0.12700%         0.12500%            Fee Simple       Yes(BACM 01-3-R)      300
    79        1st        $  9,743.75         0.12700%         0.12500%            Fee Simple       Yes(BACM 01-3-R)      300
    80        1st        $ 29,286.10         0.05700%         0.05500%            Fee Simple              No             360
    81        1st        $ 26,987.71         0.12700%         0.12500%            Fee Simple              No             360
    82        1th        $ 26,316.22         0.12700%         0.12500%            Fee Simple              No             360
    83        1st        $ 26,135.47         0.12700%         0.12500%            Fee Simple              No             360
    84        1st        $ 23,887.10         0.07700%         0.07500%            Fee Simple              No             360
    85        1st        $ 20,956.46         0.12700%         0.12500%            Fee Simple              No             360
    86        1st        $ 20,311.81         0.12700%         0.12500%            Fee Simple              No             360
    87        1st        $ 28,495.85         0.12700%         0.12500%            Fee Simple              No             180
    88        1st        $ 16,372.23         0.05200%         0.05000%            Fee Simple              No             360
    89        1st        $ 19,497.85         0.05200%         0.05000%            Fee Simple              No             235
    90        1st        $ 19,495.40         0.12700%         0.12500%            Fee Simple              No             300
    91        1st        $ 16,142.82         0.05200%         0.05000%            Fee Simple              No             360
    92        1st        $ 22,888.65         0.05200%         0.05000%            Fee Simple              No             144
    93        1st        $ 21,181.89         0.05200%         0.05000%            Fee Simple              No             144
    94        1st        $ 14,020.32         0.12700%         0.12500%            Fee Simple              No             360
    95        1st        $ 21,003.79         0.05200%         0.05000%            Fee Simple              No             144
    96        1st        $ 14,118.56         0.05200%         0.05000%            Fee Simple              No             360
    97        1st        $ 19,311.84         0.05200%         0.05000%            Fee Simple              No             144
    98        1st        $ 18,498.46         0.05200%         0.05000%            Fee Simple              No             144
    99        1st        $ 17,322.54         0.05200%         0.05000%            Fee Simple              No             144
    100       1st        $ 11,537.04         0.05200%         0.05000%            Fee Simple              No             360
    101       1st        $ 12,563.72         0.05200%         0.05000%            Fee Simple              No             360
    102       1st        $ 15,625.28         0.05200%         0.05000%            Fee Simple              No             144
    103       1st        $ 15,280.03         0.05200%         0.05000%            Fee Simple              No             144
    104       1st         $ 8,226.85         0.05200%         0.05000%            Fee Simple              No             360
    105       1st         $ 7,484.40         0.12700%         0.12500%            Fee Simple              No             360
    106       1st         $ 6,450.94         0.05700%         0.05500%            Fee Simple              No             360
    107       1st       $ 228,806.06         0.05200%         0.05000%             Leasehold              No             356
    108       1st       $ 204,652.88         0.05200%         0.05000%            Fee Simple              No             360
    109       1st       $ 184,187.60         0.05200%         0.05000%            Fee Simple              No             360
    110       1st       $ 173,094.95         0.12700%         0.12500%            Fee Simple              No             360
    111       1st        $ 94,518.43         0.12700%         0.12500%            Fee Simple              No             360
    112       1st        $ 75,803.25         0.12700%         0.12500%            Fee Simple              No             360
    113       1st        $ 65,856.81         0.07700%         0.07500%            Fee Simple              No             360
    114       1st        $ 55,937.16         0.12700%         0.12500%            Fee Simple              No             360
    115       1st        $ 51,000.61         0.12700%         0.12500%            Fee Simple              No             360
    116       1st        $ 44,412.10         0.12700%         0.12500%            Fee Simple              No             360
    117       1st        $ 35,224.43         0.05200%         0.05000%            Fee Simple              No             360
    118       1st        $ 31,724.04         0.12700%         0.12500%            Fee Simple              No             360
   119.1
   119.2
    119       1st        $ 28,772.54         0.05200%         0.05000%             Fee Simple             No             360
    120       1st        $ 27,214.40         0.05200%         0.05000%             Fee Simple             No             360
    121       1st        $ 24,123.49         0.05200%         0.05000%             Fee Simple             No             360
    122       1st        $ 16,842.96         0.05200%         0.05000%             Fee Simple             No             360
    123       1st        $ 13,459.18         0.09700%         0.09500%             Fee Simple             No             360
    124       1st        $ 11,147.37         0.05200%         0.05000%             Fee Simple             No             360
    125       1st        $ 83,650.38         0.05200%         0.05000%             Fee Simple             No             300
    126       1st        $ 53,811.72         0.05200%         0.05000%              Leasehold             No             300
    127       1st        $ 49,697.58         0.12700%         0.12500%              Leasehold             No             300
    128       1st       $ 179,758.25         0.12700%         0.12500%             Fee Simple             No             360
   129.1
   129.2
   129.3
    129       1st       $ 126,310.04         0.05200%         0.05000%             Fee Simple             No             360
    130       1st        $ 92,296.32         0.12700%         0.12500%             Fee Simple             No             360
    131       1st        $ 67,405.60         0.07700%         0.07500%             Fee Simple             No             360
    132       1st        $ 67,405.60         0.07700%         0.07500%             Fee Simple             No             360
    133       1st        $ 42,610.28         0.08700%         0.08500%             Fee Simple             No             300
    134       1st        $ 33,467.60         0.12700%         0.12500%             Fee Simple             No             300
    135       1st        $ 19,195.99         0.12700%         0.12500%             Fee Simple             No             360
    136       1st        $ 18,995.32         0.05200%         0.05000%             Fee Simple             No             240
    137       1st        $ 13,300.45         0.09700%         0.09500%             Fee Simple             No             300
    138       1st        $ 19,101.15         0.05200%         0.05000%             Fee Simple             No             360
    139       1st        $ 40,672.68         0.05200%         0.05000%             Fee Simple             No             360
    140       1st        $ 31,158.06         0.05200%         0.05000%             Fee Simple             No             360


 Trust ID      ARD Loan      Grace Period        Mortgage Loan Seller        Early Defeasance
 --------      --------      ------------        --------------------        ----------------
     1            No              7                  First Union                    No
     2            No              7                  First Union                    No
     3            No              7                  First Union                    No
     4            No              7                  First Union                    No
     5            No              7                  First Union                    No
     6            No              7                  First Union                    No
     7            No              7                  First Union                    No
     8            No              7                  First Union                    No
     9            No              10               Bank of America                  No
    10            No              10               Bank of America                  No
    11            Yes             7                  First Union                    No
    12            No              10               Bank of America                  No
   13.1
   13.2
    13            No              10                Bank of America                 No
    14            No              7                  First Union                    No
   15.1
   15.2
    15            No              10                Bank of America                 No
    16            No              7                  First Union                    No
    17            No              7                  First Union                    No
    18            No              10               Bank of America                  No
    19            No              10               Bank of America                  No
    20            No              7                  First Union                    No
    21            No              7                  First Union                    No
    22            No              10               Bank of America                  No
    23            No              10               Bank of America                  No
    24            Yes             10               Bank of America                  No
    25            No              7                  First Union                    No
    26            No              7                  First Union                    No
    27            Yes             10               Bank of America                  No
    28            No              10               Bank of America                  No
    29            No              7                  First Union                    No
    30            Yes             10               Bank of America                  No
    31            Yes             10               Bank of America                  No
    32            No              5                Bank of America                  No
    33            No              7                  First Union                    No
    34            No              7                  First Union                    No
    35            No              10               Bank of America                  No
    36            No              7                  First Union                    No
    37            No              7                  First Union                    No
    38            Yes             10               Bank of America                  No
    39            No              7                  First Union                    No
    40            No              7                  First Union                    No
    41            No              7                  First Union                    No
    42            No              7                  First Union                    No
    43            No              7                  First Union                    No
    44            No              7                  First Union                    No
    45            No              7                  First Union                    No
    46            No              7                  First Union                    No
    47            No              5                Bank of America                  No
    48            No              10               Bank of America                  No
    49            No              7                  First Union                    No
   50.1
   50.2
   50.3
    50            No              10                Bank of America                 No
    51            No              7                  First Union                    No
    52            No              7                  First Union                    No
    53            No              10               Bank of America                  No
    54            No              7                  First Union                    No
    55            No              10               Bank of America                  No
    56            No              7                  First Union                    No
    57            No              7                  First Union                    No
    58            No              10               Bank of America                  No
    59            No              7                  First Union                    No
    60            No              10               Bank of America                  No
    61            No              7                  First Union                    No
    62            No              10               Bank of America                  No
    63            No              7                  First Union                    No
    64            No              7                  First Union                    No
    65            No              7                  First Union                    No
    66            No              10               Bank of America                  No
    67            No              7                  First Union                    No
    68            No              7                  First Union                    No
    69            No              7                  First Union                    No
    70            No              10               Bank of America                  No
    71            No              7                  First Union                    No
    72            No              10               Bank of America                  No
    73            No              7                  First Union                    No
    74            No              7                  First Union                    No
    75            No              7                  First Union                    No
    76            No              7                  First Union                    No
    77            No              10               Bank of America                  No
    78            No              10               Bank of America                  No
    79            No              10               Bank of America                  No
    80            No              5                Bank of America                  No
    81            No              10               Bank of America                  No
    82            No              10               Bank of America                  No
    83            No              10               Bank of America                  No
    84            No              5                Bank of America                  No
    85            No              15               Bank of America                  No
    86            No              10               Bank of America                  No
    87            No              10               Bank of America                  No
    88            No              7                  First Union                    No
    89            No              0                  First Union                    No
    90            No              5                Bank of America                  Yes
    91            No              7                  First Union                    No
    92            No              7                  First Union                    No
    93            No              5                  First Union                    No
    94            No              10               Bank of America                  No
    95            No              7                  First Union                    No
    96            No              7                  First Union                    No
    97            No              7                  First Union                    No
    98            No              7                  First Union                    No
    99            No              7                  First Union                    No
    100           No              7                  First Union                    No
    101           No              7                  First Union                    No
    102           No              7                  First Union                    No
    103           No              7                  First Union                    No
    104           No              7                  First Union                    No
    105           No              5                Bank of America                  No
    106           No              5                Bank of America                  No
    107           No              7                  First Union                    No
    108           No              7                  First Union                    No
    109           No              7                  First Union                    No
    110           No              10               Bank of America                  No
    111           No              10               Bank of America                  No
    112           No              10               Bank of America                  No
    113           No              5                Bank of America                  No
    114           No              10               Bank of America                  No
    115           No              10               Bank of America                  No
    116           No              10               Bank of America                  No
    117           No              7                  First Union                    No
    118           No              10               Bank of America                  No
   119.1
   119.2
    119           No              7                  First Union                    No
    120           No              7                  First Union                    No
    121           No              7                  First Union                    No
    122           No              7                  First Union                    No
    123           No              10               Bank of America                  No
    124           No              7                  First Union                    No
    125           No              7                  First Union                    No
    126           No              7                  First Union                    No
    127           No              10               Bank of America                  No
    128           No              10               Bank of America                  No
   129.1
   129.2
   129.3
    129           No              7                  First Union                    No
    130           No              10               Bank of America                  No
    131           No              10               Bank of America                  No
    132           No              10               Bank of America                  No
    133           No              10               Bank of America                  No
    134           No              10               Bank of America                  No
    135           No              10               Bank of America                  No
    136           No              7                  First Union                    No
    137           No              10               Bank of America                  No
    138           No              7                  First Union                    No
    139           No              7                  First Union                    No
    140           No              7                  First Union                    No

(i) The original principal and cut-off balances for Rite Aid Aarmax Gratiot 15, Rite Aid Clinton Township, Rite Aid Northporte Bay City, Rite Aid Cotton Venture and Rite Aid Imlay City M53 are inclusive of the original amortization.

                                   SCHEDULE II
            SUB-SERVICING AGREEMENTS IN EFFECT AS OF THE CLOSING DATE




Sub-Servicing Agreements, dated as of November 11, 2001, by and among Capstone Realty Advisors, LLC, as Master Servicer, Bank of America, N.A., as Sub-Servicer, First Union National Bank, as Sub-Servicer, Collateral Mortgage Capital, LLC, as Sub-Servicer, and L.J. Melody & Company of Texas, L.P., as Sub-Servicer:

                                  SCHEDULE III
                  SCHEDULE OF EXCEPTIONS UNDER SECTION 2.04(A)
                                               ---------------



COLLATERAL ID       BORROWER NAME      INVESTOR ID    ALTERNATE LOAN ID        LOAN AMOUNT        DOCTYPE
-------------       -------------      -----------    -----------------        -----------        -------
9120013             Monroe Mall        FUNB           255999897                16,957,944.75      NOTE


TABLE (CONTINUED)

COLLATERAL ID   EXCEPTION   EXCEPTION DESCRIPTION       NOTATION
-------------   ---------   ---------------------       --------
9120013         14          LOAN AMOUNT DOES NOT        1ST AMEND TO NOTE;
                            AGREE WITH SCHEDULE         $17,457,944.75,
                                                        SCHED:$16,957,944.75

                                   SCHEDULE IV
                        CLASS XP REFERENCE RATE SCHEDULE


INTEREST                                              INTEREST
ACCRUAL           DISTRIBUTION      CLASS XP          ACCRUAL           DISTRIBUTION      CLASS XP
PERIOD            DATE              REFERENCE RATE    PERIOD            DATE              REFERENCE RATE

1                 12/11/01          7.3054%           43                6/11/05           7.5472%
2                 1/11/02           7.3053%           44                7/11/05           7.3048%
3                 2/11/02           7.3053%           45                8/11/05           7.5472%
4                 3/11/02           7.3057%           46                9/11/05           7.5472%
5                 4/11/02           7.5472%           47                10/11/05          7.3048%
6                 5/11/02           7.3053%           48                11/11/05          7.5472%
7                 6/11/02           7.5471%           49                12/11/05          7.3047%
8                 7/11/02           7.3052%           50                1/11/06           7.3047%
9                 8/11/02           7.5471%           51                2/11/06           7.3047%
10                9/11/02           7.5471%           52                3/11/06           7.3065%
11                10/11/02          7.3052%           53                4/11/06           7.5464%
12                11/11/02          7.5471%           54                5/11/06           7.3053%
13                12/11/02          7.3052%           55                6/11/06           7.5479%
14                1/11/03           7.3052%           56                7/11/06           7.3046%
15                2/11/03           7.3052%           57                8/11/06           7.5471%
16                3/11/03           7.3056%           58                9/11/06           7.5471%
17                4/11/03           7.5471%           59                10/11/06          7.3086%
18                5/11/03           7.3051%           60                11/11/06          7.5512%
19                6/11/03           7.5471%           61                12/11/06          7.3086%
20                7/11/03           7.3051%           62                1/11/07           7.3085%
21                8/11/03           7.5471%           63                2/11/07           7.3085%
22                9/11/03           7.5472%           64                3/11/07           7.3093%
23                10/11/03          7.3051%           65                4/11/07           7.5512%
24                11/11/03          7.5472%           66                5/11/07           7.3085%
25                12/11/03          7.3051%           67                6/11/07           7.5513%
26                1/11/04           7.5472%           68                7/11/07           7.3084%
27                2/11/04           7.3050%           69                8/11/07           7.5513%
28                3/11/04           7.3052%           70                9/11/07           7.5513%
29                4/11/04           7.5471%           71                10/11/07          7.3084%
30                5/11/04           7.3049%           72                11/11/07          7.5513%
31                6/11/04           7.5471%           73                12/11/07          7.3083%
32                7/11/04           7.3049%           74                1/11/08           7.5513%
33                8/11/04           7.5471%           75                2/11/08           7.3083%
34                9/11/04           7.5471%           76                3/11/08           7.3086%
35                10/11/04          7.3049%           77                4/11/08           7.5513%
36                11/11/04          7.5471%           78                5/11/08           7.3083%
37                12/11/04          7.3049%           79                6/11/08           7.5513%
38                1/11/05           7.3049%           80                7/11/08           7.3082%
39                2/11/05           7.3048%           81                8/11/08           7.5517%
40                3/11/05           7.3054%           82                9/11/08           7.5517%
41                4/11/05           7.5472%           83                10/11/08          7.3086%
42                5/11/05           7.3048%           84                11/11/08          7.5517%


                                   SCHEDULE V
                           PRIMARY SERVICING FEE RATES

              Sequence      Loan
Trust ID       Number       Number     Property Name                                      Street Address
--------      --------      ------     -------------                                      --------------
  1              A1        265950680   Paces Cove Apartments                              13100 Pandora Drive
  2              A2        265950685   Tradewinds Apartments                              2 Tradewinds Quay
  3              A3        265950683   Deerfield Apartments                               910 Constitution Drive
  4              A4        265950684   Meadow Creek Apartments                            12821 Meadow Creek Lane
  5              A5        265950679   Main Park Apartments                               1303 South Main Street
  6              A6        265950678   Cottonwood Crossing Apartments                     2105 Cottonwood Club Drive
  7              A7        265950682   Pinnacle Ridge Apartments                          600 Merrimon Avenue
  8              A8        265950681   Wildwood Apartments                                200 Bear Creek Drive
  9              B1        52231       Savannah Apartments                                875 E. Silveraldo Ranch Blvd
 10              B2        54811       RCA - Fountains at Smoke Ranch                     2300 Rock Springs Dr.
 11              A9        502694004   The Colleges at LaRue Apartments                   164 LaRue Road
 12              B3        55090       Boulder Springs Apartments                         1895 Boulder Springs Drive
13.1            B4.1       55312       G&K Portfolio 1 Group A - Primrose Villa           150 West Colorado Boulevard
13.2            B4.2       55312       G&K Portfolio 1 Group A - Santa Teresa             6254 Santa Teresa Boulevard
 13              B4        55312       G&K Portfolio 1 Group A (Roll-Up)
 14             A10        265950669   Old Buckingham Station Apartments                  1301 Buckingham Station Drive
15.1            B5.1       55503       G&K Portfolio 1 Group C - Clayton Gardens          4220 Clayton Road
15.2            B5.2       55503       G&K Portfolio 1 Group C - San Jose Greens          2405 Woodard Road
 15              B5        55503       G&K Portfolio 1 Group C (Roll-Up)
 16             A11        502692702   Waterview Apartments                               Two Waterview Road
 17             A12        265950691   The Regent Apartments                              1640 Sixteenth Street, NW
 18              B6        53074       Willows Apartments                                 116 Warwickshire Lane
 19              B7        54819       RCA - Waters at Champions Apartments               2431 FM 1960 West
 20             A13        502684101   Woods on La Monte Apartments                       4800 La Monte
 21             A14        265330822   Longfellow Court Apartments                        1200 Massachusetts Avenue
 22              B8        54990       RCA - Villa Cordova Apartments                     2800 S. Eastern Avenue
 23              B9        55637       Warren Place Apartments                            417-437 King Street
 24             B10        53418       Hyde Park Apartments                               430 West Browning Road
 25             A15        265950667   Amberwood Apartments                               301 Oak Rose Lane
 26             A16        502700404   The Madison                                        18626 Spanish Garden Drive
 27             B11        53415       Fox Ridge Apartments                               220A Dobbs Drive
 28             B12        54818       RCA - Waters at Kirkwood Apartments                11710 Briar Forest Drive
 29             A17        265950618   Sterling University Terrace                        900 Whirlpool Drive
 30             B13        53419       Iroquois Apartments                                2805 N. 47th Street
 31             B14        53442       Woodacres Apartments                               915 Cedartree Lane
 32             B15        100000212   Wren's Crossing Apartments                         501 Roberts Drive
 33             A18        265950688   Terrace View Apartments Phase 1,2,3 & 9            301 Hunt Club Road
 34             A19        265950689   Terrace View Apartments Phases 5 & 7               301 Hunt Club Road, 6800-C
 35             B16        55016       Players Club Apartments                            222 N. Ocala Road
 36             A20        265950690   North Arch Village Apartments                      9111 North Arch Village Court
 37             A21        265950469   Caldwell Village Apartments                        3320-3334 West Caldwell Avenue
 38             B17        53437       Village Green                                      156 Willett Ave.
 39             A22        265950687   Terrace View Apartments Phase 4                    301 Hunt Club Road
 40             A23        265950664   Oaktown Apartments                                 13455 Woodforest
 41             A24        265950686   Terrace View Apartments Phase 8                    301 Hunt Club Road
 42             A25        502685001   212-214 West 104th Street                          212-214 West 104th Street
 43             A26        502700902   Sunpointe Apartments                               2850 South Decatur Boulevard
 44             A27        265950610   Woodlawn House Apartments                          1315 Woodlawn Road
 45             A28        502700403   Belleair Towers                                    1100 Ponce De Leon Blvd
 46             A29        265950464   Floral Gardens Apartments                          3959 Gardenia Place
 47             B18        820010304   Clobertin Court Apartments                         6A, 6B, 7A, 7B Clobertin Ct.
 48             B19        53328       The Commons at Temecula                            40408-40468 Winchester Road
 49             A30        265950638   Wilsontown Shopping Center                         4830 Wilson Avenue
50.1           B20.1       54833       BVT Retail Portfolio-Four Points Centre            7301 North RR 620
50.2           B20.2       54833       BVT Retail Portfolio-Goolsby Pointe                11667 Boyette Rd
50.3           B20.3       54833       BVT Retail Portfolio-Publix at Sawgrass Center     5906-5992 Coral Ridge Drive
 50             B20        54833       BVT Retail Portfolio (Roll-Up)
 51             A31        265950539   Rio Hill Shopping Center                           1940 Rio Hill Road
 52             A32        255999897   Monroe Mall                                        2115-2133 Roosevelt Boulevard
 53             B21        53656       Oaks Square Shopping Center                        6901 Northeast 8th Ave (Newberrry Rd)
 54             A33        502694206   Fashion Crossing                                   1250 South Washington Street (Route 1)
 55             B22        55187       Sharon Corners Shopping Center                     4700 Sharon Road
 56             A34        502704705   Aquidneck Shopping Centre                          99 East Main Road
 57             A35        265950570   Stockdale Village Shopping Center                  5700 Stockdale Highway
 58             B23        53489       Shops on the Circle                                3500 Ross Clark Circle
 59             A36        502695401   Sahara Town Center                                 2520-2650 Maryland Pkwy
 60             B24        54229       Chapel Hill Commons                                4919 Flat Shoals Parkway
 61             A37        265950426   South Bay Plaza                                    1021-1145 Highland Avenue
 62             B25        55186       Gravois Dillon Plaza                               4 Dillon Plaza Drive #40
 63             A38        265950596   Eastern Marketplace - Retail Inline                10050-10100 S. Eastern Ave.
 64             A39        265950509   Northchase Plaza Shopping Center                   4415-4485 FM 1960 West
 65             A40        265950363   Dublin Plaza                                       SEC of Frantz Road & State Route 161
 66             B26        52578       Gulfgate Court Shopping Center                     6888 Gulf Freeway
 67             A41        502704602   Suntree Square                                     7777 N. Wickham Rd.
 68             A42        502694104   Sherman Oaks Town Center                           14423-14455 Ventura Boulevard
 69             A43        502691106   Rancho Penasquitos Towne Centre II                 13161-13185 Black Mountain Road
 70             B27        54727       Stop & Shop/ TJ Maxx Plaza - Clinton, CT           215 East Main St. (aka Boston Post Rd)
 71             A44        265950598   Eastern Marketplace - Retail Pads                  10000-10160 S. Eastern Ave.
 72             B28        54013       Twelve Oaks Plaza Shopping Center                  7004-7340 West Waters Avenue
 73             A45        265950535   Rainbow Plaza                                      54728 - 54808 Shelby Road
 74             A46        265950510   777 Connecticut Avenue                             777 Connecticut Avenue
 75             A47        265950504   Club Haven Shopping Center                         Country Club Road & Peace Haven Road
 76             A48        265330767   Shopko Plaza                                       1604-1774 Appleton Road
 77             B29        51936       Chicopee Shopping Center                           189-209 Exchange St.
 78             B30        51940       Ware Shopping Center                               124 West St.
 79             B31        51939       Shopping Center at Leominster                      568 Main Street
 80             B32        415000243   Valley Mack Plaza                                  6320 - 6432 Mack Road/6667 Valley Hi Drive
 81             B33        54863       Walgreens - Saginaw & Coolidge                     3435 East Saginaw Street
 82             B34        55000       Walgreens - Cheyenne (Store No.5838)               2304 E. Lincolnway
 83             B35        54858       Walgreens - Milwaukee Street                       8100 West Fairview Avenue
 84             B36        240010313   Best Buy - Crossroads                              2326 South Bradley Road
 85             B37        54836       Highland Crossing Shopping Center                  861 Piney Green Road
 86             B38        54859       Walgreens - Liberty Road                           8050 Liberty Road
 87             B39        53507       Atascocita Town Retail Center                      7064-7068 FM 1960 Road, East
 88             A49        502691906   El Monte Shopping Center                           11629 Lower Azusa Road
 89             A50        502705901   Sterling Jewelers                                  16010 Kensington Drive
 90             B40        51976       Korea Town Plaza                                   2050 South Havana Street
 91             A51        265950447   Orchard Retail Center                              11717 NE 78th Way
 92             A52        825114191   Rite Aid Northporte Bay City                       Lafayette & Broadway
 93             A53        825999802   Rite Aid Aarmax Gratiot 15                         15 Mile Road & Gratiot
 94             B41        54558       Walgreens - Tulsa, OK                              4561 North Peoria Avenue
 95             A54        835300003   Rite Aid Clinton Township                          36485 Garfield Road
 96             A55        265950663   Fiesta Palms II Shopping Center                    2111 S. Alma School Road
 97             A56        835300002   Rite Aid, Cotton Venture                           50290 Gratiot Avenue
 98             A57        825999527   Rite Aid Oscoda                                    SEC of US 23 and Fullerton Street
 99             A58        825999525   Rite Aid Grayling                                  312-318 James Street
 100            A59        265950485   Flamingo Decatur Plaza                             4983 W. Flamingo Road
 101            A60        265950418   Kickapoo Pointe Shopping Center                    2802 N. Kickapoo Street
 102            A61        825999528   Rite Aid St John Whittemore                        Whittemore St and State St.
 103            A62        825999655   Rite Aid Imlay City M53                            557 N. Cedar Street
 104            A63        265950529   Hartselle Shopping Center                          1199 Highway 31, NW
 105            B42        400010282   Kinko's Retail Center                              6165 Stage Road
 106            B43        415990043   Hollywood Video,  Mesa                             5950 East Brown Road
 107            A64        502697601   635 Madison Ave                                    635 Madison Ave
 108            A65        502700203   Crossroads Technology Park                         3200-3280 Whipple Road
 109            A66        265950484   One Peachtree Pointe                               1545 Peachtree Street
 110            B44        54238       625 Massachusetts Avenue                           625 Massachusetts Avenue
 111            B45        55122       3000 Corporate Exchange Drive                      3000 Corporate Exchange Drive
 112            B46        52021       C.W. Moore Plaza                                   250 South 5th Street
 113            B47        240010298   Fillmore Street Office                             1426 Fillmore Street
 114            B48        54198       Mirror Ridge Office Building                       21335 Signal Hill Plaza
 115            B49        54743       Northwest-Commerce South                           9120-9150 Southwest Pioneer Court
 116            B50        54153       3445 North Causeway Office Building                3445 North Causeway Boulevard
 117            A67        265950605   Summit Medical Center                              6932 & 6934 Williams Rd
 118            B51        54639       Cedar Medical Center                               1901 South Cedar Street
119.1          A68.1       265950558   Murdock Professional Park -  Phase II              19521-19541Toledo Blade Blvd.
119.2          A68.2       265950558   Murdock Professional Park -  Phase I               3155-3161 Harbor Blvd.
 119            A68        265950558   Murdock Professional Park (Roll-Up)
 120            A69        502694904   The Landmark Building                              6601 Abercorn Street
 121            A70        502698806   Park Oaks Village                                  3820 & 3840 El Dorado Blvd.
 122            A71        265950630   Locust Court                                       1225-1233 Locust Street
 123            B52        55469       First San Diego Portfolio-7301 Girard Street       7301 Girard Avenue
 124            A72        265950427   Tampa Medical Arts Building                        3010 East 138th Ave.
 125            A73        265950580   Homewood Suites - Boulder                          4950 Baseline Road
 126            A74        265330971   Marriott Courtyard - Maitland                      1750 Pembrook Drive
 127            B53        52403       Hampton Inn - Pembroke Pines                       1900 NW 150th Ave.
 128            B54        54235       Federal Express-Oakland Airport                    9190 Edes Avenue
129.1          A75.1       502708102   WOW - Oshkosh                                      2690 Badger Avenue
129.2          A75.2       502708102   WOW - Janesville                                   2727 & 2727B Venture Drive
129.3          A75.3       502708102   WOW - Ashwaubenon                                  1411-1471 Partnership Drive
 129            A75        502708102   WOW Logistics (Roll-Up)
 130            B55        54584       1505 E. Warner Avenue                              1505 E. Warner Avenue
                                                                                           & 1590 East St. Gertrude Place
 131            B56        54318       West Park Building One                             500 West Park Lane
 132            B57        54774       West Park Building Three                           301 West Park Lane
 133            B58        55587       First San Diego Portfolio-2727 Kurtz Street        2727 Kurtz Street
 134            B59        54207       Westfield Industrial Center                        13881 West Chicago Road
 135            B60        54800       7625 East Redfield Road                            7625 East Redfield Road
 136            A76        265950405   One Murray Road                                    1 Murray Road
 137            B61        55585       First San Diego Portfolio-2719 Kurtz Street        2719 Kurtz Street
 138            A77        265950573   Metro Storage                                      23325 Van Born Rd
 139            A78        265950404   Romeo Plank Plaza                                  18501 Hall Rd
 140            A79        265950652   DKS Associates Office Building                     630 Trade Center Drive


                                   SCHEDULE V
                     PRIMARY SERVICING FEE RATES (Continued)

                                                                                      Primary
Trust ID      City                                 State           Zip Code           Servicing Fee
--------      ----                                 -----           --------           -------------
  1           Dallas                                TX              75238               0.025%
  2           Hampton                               VA              23666               0.025%
  3           Durham                                NC              27705               0.025%
  4           Pineville                             NC              28134               0.025%
  5           Duncanville                           TX              75137               0.025%
  6           Arlington                             TX              76010               0.025%
  7           Asheville                             NC              28804               0.025%
  8           Euless                                TX              76039               0.025%
  9           Las Vegas                             NV              89123               0.050%
 10           Las Vegas                             NV              89128               0.030%
 11           Davis                                 CA              95616               0.025%
 12           Maryland Heights                      MO              63146               0.100%
13.1          Monrovia                              CA              91016
13.2          San Jose                              CA              95119
 13                                                                                     0.100%
 14           Midlothian                            VA              23113               0.025%
15.1          Concord                               CA              94521
15.2          San Jose                              CA              95124
 15                                                                                     0.100%
 16           East Goshen Township                  PA              19380               0.025%
 17           Washington                            DC              20009               0.025%
 18           Glen Burnie                           MD              21601               0.100%
 19           Houston                               TX              77068               0.030%
 20           Houston                               TX              77092               0.025%
 21           Cambridge                             MA              02138               0.025%
 22           Las Vegas                             NV              89109               0.030%
 23           Charleston                            SC              29403               0.050%
 24           Bellmawr                              NJ              08031               0.100%
 25           Tampa                                 FL              33612               0.025%
 26           Sun City West                         AZ              85375               0.025%
 27           Hi Nella (Somerdale)                  NJ              08083               0.100%
 28           Houston                               TX              77077               0.030%
 29           Oxford                                MS              38655               0.025%
 30           Philadelphia                          PA              19131               0.100%
 31           Claymont                              DE              19703               0.100%
 32           Riverdale                             GA              30274               0.030%
 33           Blacksburg                            VA              24060               0.025%
 34           Blacksburg                            VA              24060               0.025%
 35           Tallahassee                           FL              32304               0.100%
 36           Richmond                              VA              23236               0.025%
 37           Visalia                               CA              93277               0.025%
 38           South River                           NJ              08882               0.100%
 39           Blacksburg                            VA              24060               0.025%
 40           Houston                               TX              77015               0.025%
 41           Blacksburg                            VA              24060               0.025%
 42           New York                              NY              10025               0.025%
 43           Las Vegas                             NV              89102               0.025%
 44           Charlotte                             NC              28211               0.025%
 45           Clearwater                            FL              34616               0.025%
 46           Largo                                 FL              33771               0.025%
 47           Bloomington                           IL              61701               0.050%
 48           Temecula                              CA              92591               0.100%
 49           Wyoming                               MI              49418               0.025%
50.1          Austin                                TX              78726
50.2          Riverview                             FL              33569
50.3          Coral Springs                         FL              33076
 50                                                                                     0.100%
 51           Charlottesville                       VA              22901               0.025%
 52           Monroe                                NC              28110               0.025%
 53           Gainesville                           FL              32605               0.100%
 54           North Attleboro                       MA              02760               0.025%
 55           Charlotte                             NC              28210               0.100%
 56           Middletown                            RI              02842               0.025%
 57           Bakersfield                           CA              93309               0.025%
 58           Dothan                                AL              36303               0.100%
 59           Las Vegas                             NV              89109               0.025%
 60           Decatur                               GA              30034               0.100%
 61           National City                         CA              91950               0.025%
 62           High Ridge                            MO              63049               0.100%
 63           Henderson                             NV              89052               0.025%
 64           Houston                               TX              77068               0.025%
 65           Dublin                                OH              43016               0.025%
 66           Houston                               TX              77087               0.050%
 67           Melbourne                             FL              32940               0.025%
 68           Sherman Oaks                          CA              91423               0.025%
 69           San Diego                             CA              92129               0.025%
 70           Clinton                               CT              06413               0.100%
 71           Henderson                             NV              89052               0.025%
 72           Tampa                                 FL              33634               0.100%
 73           Shelby Township                       MI              48315               0.025%
 74           Norwalk                               CT              06854               0.025%
 75           Winston-Salem                         NC              27104               0.025%
 76           Menasha                               WI              54952               0.025%
 77           Chicopee                              MA              01013               0.100%
 78           Ware                                  MA              01082               0.100%
 79           Leominster                            MA              01453               0.100%
 80           Sacramento                            CA              95823               0.030%
 81           Lansing                               MI              48912               0.100%
 82           Cheyenne                              WY              82001               0.100%
 83           Boise                                 ID              83704               0.100%
 84           Santa Maria                           CA              93455               0.050%
 85           Jacksonville                          NC              28546               0.100%
 86           Baltimore                             MD              21244               0.100%
 87           Houston                               TX              77069               0.100%
 88           El Monte                              CA              91732               0.025%
 89           Sugar Land                            TX              77478               0.025%
 90           Aurora                                CO              80014               0.100%
 91           Vancouver                             WA              98682               0.025%
 92           Bay City                              MI              48708               0.025%
 93           Clinton Township                      MI              48035               0.025%
 94           Tulsa                                 OK              74106               0.100%
 95           Clinton Township                      MI              48035               0.025%
 96           Mesa                                  AZ              85210               0.025%
 97           Chesterfield  Township                MI              48051               0.025%
 98           Oscoda                                MI              48750               0.025%
 99           Grayling                              MI              49738               0.025%
 100          Las Vegas                             NV              89103               0.025%
 101          Shawnee                               OK              74084               0.025%
 102          St. Johns                             MI              48879               0.025%
 103          Imlay City                            MI              48444               0.025%
 104          Hartselle                             AL              35640               0.025%
 105          Bartlett                              TN              38134               0.100%
 106          Mesa                                  AZ              85205               0.030%
 107          New York                              NY              10022               0.025%
 108          Union City                            CA              94587               0.025%
 109          Atlanta                               GA              30309               0.025%
 110          Cambridge                             MA              02139               0.100%
 111          Columbus                              OH              43231               0.100%
 112          Boise                                 ID              83702               0.100%
 113          San Francisco                         CA              94115               0.050%
 114          Sterling                              VA              20164               0.100%
 115          Wilsonville                           OR              97070               0.100%
 116          Metairie                              LA              70002               0.100%
 117          Wheatfield                            NY              14304               0.025%
 118          Tacoma                                WA              98405               0.100%
119.1         Port Charlotte                        FL              33952
119.2         Port Charlotte                        FL              33952
 119                                                                                    0.025%
 120          Savannah                              GA              31405               0.025%
 121          El Dorado Hills                       CA              95762               0.025%
 122          Philadelphia                          PA              19107               0.025%
 123          La Jolla                              CA              92037               0.070%
 124          Tampa                                 FL              33613               0.025%
 125          Boulder                               CO              80303               0.025%
 126          Maitland                              FL              32810               0.025%
 127          Pembroke Pines                        FL              33028               0.100%
 128          Oakland                               CA              94603               0.100%
129.1         Oshkosh                               WI              54904
129.2         Janesville                            WI              53546
129.3         Ashwaubenon                           WI              54303
 129                                                                                    0.025%
 130          Santa Ana                             CA              92705               0.100%
 131          Hampton                               VA              23666               0.050%
 132          Hampton                               VA              23666               0.050%
 133          San Diego                             CA              92110               0.060%
 134          Detroit                               MI              48228               0.100%
 135          Scottsdale                            AZ              85260               0.100%
 136          East Hanover                          NJ              07936               0.025%
 137          San Diego                             CA              92110               0.070%
 138          Taylor                                MI              48180               0.025%
 139          Macomb                                MI              48044               0.025%
 140          Las Vegas                             NV              89119               0.025%
